UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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ARCHER-DANIELS-MIDLAND COMPANY

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A Letter from the CEO

Juan R. Luciano B O A R D C H A I R A N D C E O

Dear Shareholders,

ADM’s focused efforts in 2024 enabled us to manage through external headwinds and deliver across our global network. In a highly dynamic environment, with trade and policy uncertainty around the world, our focus was on balancing both short and long-term opportunities.

We know millions are positively impacted by ADM’s health and wellness innovations, a broad range of industries continue to count on our sustainability-centered solutions within their supply chains, and that billions of people around the world count on us for food security.

This is why ADM continues to drive opportunity in areas where our portfolio aligns to current trends – leveraging our R&D expertise to introduce solutions for sugar and sodium reduction, expanding our decarbonization offerings, and finding new opportunities to serve customers through destination marketing.

Despite the challenges posed in 2024, our teams found ways to drive strong outcomes across key areas of the business – from solid crush volumes in our Latin America region, to improved production volumes in starches and sweeteners across the business, to increased operating profits in several product lines for North America.

Our collective efforts delivered $4.2 billion in total segment operating profit, solid cash flow, and supported a full-year adjusted earnings per share of $4.74 in 2024.* Enabled also by a strong balance sheet, ADM returned capital to stockholders, with more than $3.3 billion in share repurchases and dividends, all while maintaining our leverage ratio at our desired target and our track record of more than 50 consecutive years of annual dividend increases.

Over the last year, we made significant progress to strengthen our internal controls, strengthening our finance team and bolstering our work to prioritize accuracy, integrity and transparency in the enhancement of our reporting processes.

We also continued our focus on safety excellence across our operations, delivering a more than 35% year-over-year reduction in tier 1 and 2 process safety incidents. Our people remain our top priority in everything we do, with our leadership team prioritizing the engagement and development of our more than 44,000 employees.

Looking ahead to 2025, our priority focus areas include:

•   Continuing to focus on execution and cost management to drive savings to the bottom line while ensuring that we’re managing our assets and overall network as effectively as possible.

•   Identifying strategic simplification opportunities across the portfolio to maximize efficiency and focus across our business.

•   Continuing our progress in strengthening our internal controls to further enhance the accuracy, integrity and transparency in our reporting processes.

•   Focusing on organic investment in proven winners across our global portfolio, focused on segments where we can maximize growth and differentiation.

•   Maintaining a disciplined approach to capital allocation to deliver return of cash to shareholders through dividends and selective share repurchases.

Thank you for your continued support of ADM. We look forward to building on our 120-plus years of history to deliver a solid year in 2025.

Sincerely yours,

Juan R. Luciano

Board Chair, CEO and President

*

2024 total segment operating profit and adjusted earnings per share are non-GAAP financial measures that exclude certain items from the comparable GAAP measure. For a reconciliation of these non-GAAP items to GAAP, please refer to Annex A to this proxy statement.

A Letter from the Lead Director

Terrell K. Crews L E A D D I R E C T O R

Dear Fellow Shareholders,

As we turn from 2024 to 2025, I’d like to thank you, on behalf of ADM’s Board, for your continued trust in our company. We know that trust must be earned, particularly following a year that posed both internal and external challenges, and the full Board is committed to doing so.

ADM has a strong legacy of value creation and innovation which deliver a better future for millions of lives every day. We remain committed to unlocking the power of nature and the possibilities that solutions from nature provide to many industries, and we continue to focus our oversight on ensuring ADM is positioned to create sustainable value for our stockholders and other critical stakeholders.

Throughout last year the Board worked closely with the management team to ensure integrity of ADM’s internal controls and financial reporting. We are confident in ADM’s strengthened and refreshed corporate finance team to ensure our growth strategy is underpinned by our strong financial governance foundation, grounded in transparency and accountability.

In November 2024, we welcomed AT&T SVP and General Counsel David McAtee as our new independent director. David brings extensive expertise in strategic planning, governance, risk management, data security and shareholder engagement. He has already provided significant contributions to the Board’s oversight of ADM’s growth strategy and compliance initiatives, and we look forward to his continued contributions.

As a part of the Board’s priority to maintain leading corporate governance practices, we continued a practice of ongoing director refreshment, evidenced by the five new independent directors appointed to the Board since 2019.

In line with best-in-class governance practices, we offered engagement opportunities in 2024 to stockholders that cumulatively represent more than 50% of outstanding shares to provide updates on our key initiatives and better understand their stewardship priorities. We value our ongoing conversations with investors, as their perspectives and feedback continue to inform the Board’s priorities.

The full Board is confident in the current leadership team’s execution of our growth strategy and on behalf of ADM, we thank you for your continued confidence in the business.

Sincerely yours,

Terrell K. Crews

Lead Director

ARCHER-DANIELS-MIDLAND COMPANY

77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601

Notice of Annual Meeting

To All Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Archer-Daniels-Midland Company, a Delaware corporation, will be held on Thursday, May 8, 2025, commencing at 8:00 A.M. Central Time. The annual meeting will be a completely virtual meeting of stockholders. You may attend the online meeting, submit questions, and vote your shares electronically during the meeting via the internet by visiting www.virtualshareholdermeeting.com/ADM2025. To enter the annual meeting, you will need the 16-digit control number that is printed on your Notice of Internet Availability of Proxy Materials. We recommend that you log in at least 15 minutes before the meeting to ensure that you are logged in when the meeting starts. Online check-in will start shortly before the meeting on May 8, 2025.

Date and Time	Location	Record Date

Thursday, May 8, 2025 8:00 A.M. CT	Virtual Meeting www.virtualshareholdermeeting.com/ADM2025	Friday, March 14, 2025

Items to Be Voted On

At the annual meeting, you will be asked to consider and vote on the following matters:

ITEM		PAGE REFERENCE	VOTING RECOMMENDATION

1.	To elect directors to hold office until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified;	8	FOR

2.	To consider an advisory vote on the compensation of our named executive officers;	38	FOR

3.	To ratify the appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2025;	86	FOR

4.	To consider and act upon a stockholder proposal to remove the one-year holding period requirement to call a special stockholder meeting; and	90	AGAINST

5.	To transact such other business as may properly come before the meeting.

How to Vote

Internet	Call	Mail	Virtual Meeting
Vote using your smartphone or computer	Call the toll-free number listed on your proxy card	Complete, sign and return your proxy card	Vote online during the meeting

By Order of the Board of Directors REGINA B. JONES, CORPORATE SECRETARY March 25, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 8, 2025: THE 2025 PROXY STATEMENT AND 2024 ANNUAL REPORT ON FORM 10-K ARE AVAILABLE AT www.proxyvote.com

We encourage our stockholders to enroll in voluntary e-delivery for future proxy materials. Electronic delivery is convenient and provides immediate access to these materials. This will help us save printing and mailing expenses and reduce our impact on the environment. Follow the simple instructions at www.proxyvote.com.

Proxy Highlights

Our Company Overview

ADM unlocks the power of nature to enrich the quality of life

ADM is an essential global agricultural supply chain manager and processor, a premier human and animal nutrition provider, a trailblazer in groundbreaking solutions to support healthier living, an industry-leading innovator in bio-based consumer and industrial solutions, and a leader in business-driven sustainability efforts that support a strong agricultural sector, resilient supply chains, and a vast and growing bioeconomy.

ADM powers industries ranging from sports drinks to biofuels, home care to home insulation, probiotics to pet treats. We partner with growers in the world’s most productive agricultural regions to purchase crops, utilize our unparalleled transportation and logistics network to move those crops from areas of supply to areas of demand, and wield cutting edge technologies to transform them into an unmatched array of innovative food, feed, fuel and consumer and industrial products for customers around the globe.

Three Reportable Segments

Ag Services and Oilseeds	Carbohydrate Solutions	Nutrition

This Proxy Highlights section is a summary of certain key disclosures in this proxy statement. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review this proxy statement in its entirety as well as our 2024 Annual Report on Form 10-K. As used in this proxy statement, “ADM” or the “Company” refers to Archer-Daniels-Midland Company. The information contained on adm.com or any other website referred to in this proxy statement is provided for reference only and is not incorporated by reference into this proxy statement. Our corporate headquarters and principal executive office address is 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. This proxy statement and accompanying materials were first provided to stockholders on or about March 25, 2025.

Forward-Looking Statements

This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact included in this proxy statement, are forward-looking statements. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “outlook,” “will,” “should,” “can have,” “likely,” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements the Company makes relating to its future results and operations, growth opportunities, pending litigation and investigations, and timing of the remediation of the Company’s material weakness in the Company’s internal control over financial reporting are forward-looking statements. All forward-looking statements are subject to significant risks, uncertainties, and changes in circumstances that could cause actual results and outcomes to differ materially from the forward-looking statements. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, without limitation, those that are described in Item 1A, “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as may be updated in subsequent Quarterly Reports on Form 10-Q. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements. Except to the extent required by law, Archer-Daniels-Midland Company does not undertake, and expressly disclaims, any duty or obligation to update publicly any forward-looking statement whether as a result of new information, future events, changes in assumptions, or otherwise.

ADM Proxy Statement 2025 | 1

Our Strategy

Our path to sustainable long-term growth and earnings is powered by our work spanning productivity and innovation, underpinned by a culture grounded in our values of integrity, respect, excellence, resourcefulness, teamwork and responsibility.

Productivity	Innovation	Culture

2024 Financial and Operational Highlights*

2024 Revenue $85.5B	Adjusted Earnings Per Share $4.74	Total Segment Operating Profit $4.2B	Trailing 4Q Adjusted ROIC 8.3%

CREATING VALUE FOR CUSTOMERS AND STOCKHOLDERS

Raised quarterly dividend by 11%; 52 consecutive years of dividend increases	$3.3B returned to stockholders via dividends & share repurchases	Extended existing share repurchase program by 100 million shares

FY 2024 HIGHLIGHTS

•	Announced regenerative agriculture partnerships with Mars, Ooni Pizza Ovens

•	Recognized as a Top Employer 2024 in Europe, China, Singapore and Brazil

•	Advanced Innovafeed partnership with opening of a pilot plant in Decatur

•	Regenerative agriculture program named to Fast Company’s 2024 World Changing Ideas

•	Launched Gradable joint venture

•	Launched partnership for electric vehicle deliveries in UK

•	Unveiled portfolio of GLP-1 supportive solutions

*

The 2024 Financial and Operational Highlights above refer to non-GAAP, or “adjusted,” financial measures that exclude certain items from the comparable GAAP measure. For a reconciliation of these non-GAAP items to GAAP, please refer to Annex A to this proxy statement.

2 | ADM Proxy Statement 2025

PROXY HIGHLIGHTS — Executive Compensation Highlights

Executive Compensation Highlights

COMPENSATION OBJECTIVES

Reinforce Performance	Emphasize the Long-Term	Focus on Results	Remain Market Competitive	Maintain Internal Equity

Link short- and long-term compensation with individual and Company performance	Structure executive compensation to include a significant percentage of long-term equity awards	Reward executives for long-term stockholder value creation, excellence in leadership, and implementing our business strategy	Provide compensation that is consistent with the scope of responsibilities of the role with other comparable organizations to attract and retain high quality executive talent	Structure compensation and benefit programs with consistent features for employees and executives across the organization

PREDOMINANTLY AT-RISK TARGET COMPENSATION MIX

CEO PAY MIX

Long-Term Incentive
Performance-Based Pay
6.7%
13.5%
31.9%
47.9%
Base
Annual Incentive Bonus
PSUs
Time-Vested RSUs
61.4%
Performance-Based Pay

FY 2024 COMPENSATION HIGHLIGHTS

•   Earned incentives reflected Company performance — The Company performance component of the annual incentive for 2024 was 30.4% out of 75% target.

•   LTI based on long-term results — Performance share units (“PSUs”) for 2022 – 2024 were 112% of target.

•   Exercise of Negative Discretion — Although no named executive officer (“NEO”) of the Company has been found to have engaged in improper conduct, to ensure accountability and clarity of our priorities, the Board determined that it was appropriate for the Compensation and Succession Committee to exercise negative discretion to reduce the payout percentage under the Company performance component of the 2024 annual cash incentive program and the shares earned for the 2022 PSUs for select participants. This negative discretion was applied to certain NEOs who were in relevant leadership positions during the applicable period.

Annual Incentive Payouts 35%—65% ________________ Long-Term Incentive Payouts 56%—112% The above reflect payouts to our current employees who are NEOs

ADM Proxy Statement 2025 | 3

PROXY HIGHLIGHTS — Corporate Governance Highlights

Corporate Governance Highlights

The Board of Directors plays a critical role as a long-term steward of ADM. The Board is committed to enhancing the success and value of our Company for its stockholders, as well as for other stakeholders such as employees, business partners, and communities. The Board recognizes the importance of good corporate governance and understands that transparent disclosure of its governance practices helps stockholders assess the quality of our Company and its management and the value of their investment decisions.

ADM’s corporate governance practices are intended to ensure independence, transparency, management accountability, effective decision making, and appropriate monitoring of compliance and performance. We believe that these strong corporate governance practices, together with our enduring corporate values and ethics, are critical to providing lasting value to the stockholders of our Company.

Board Compensation	Independent Board Leadership	We have an independent Lead Director who is selected by the independent directors. The Lead Director has broad authority as described on page 24.
	Independent Directors	11 of 12 of our director nominees (all except CEO) are independent, and only independent directors serve on the Audit, Compensation and Succession, Nominating and Corporate Governance, and Sustainability and Technology Committees.
	Regular Executive Sessions	Our independent directors meet in executive session at each regular board meeting.
	Age and Public Board Limits	Individuals cannot stand for election as a director once they reach age 75. Our Corporate Governance Guidelines limit our directors to serving on no more than four public company boards, or three if a director is a sitting CEO.

Governance Practices	Annual Board Evaluations	The Board and each standing committee annually conduct evaluations of their performance. Directors annually evaluate the performance of their Board peers. Outcomes of the evaluations enhance the Board oversight process and are considered as part of the director nomination process.
	Oversight of Key Issues	Our Board committees provide Board-level oversight of a wide range of critical issues, including corporate strategy, financial reporting, sustainability strategy and risks, health and safety, talent strategy, executive succession planning, cybersecurity, and political activities.
	Stockholder Engagement Program	Independent directors lead bi-annual stockholder engagement outreach to provide updates on our key initiatives and better understand stockholders’ stewardship priorities. For more details, see page 35.

Alignment with Stockholders	Majority Vote Standard for Director Election	We use a majority vote standard for uncontested director elections, with a plurality carve-out for contested elections.
	Proxy Access Rights	Our bylaws include a proxy access provision under which a stockholder or group of up to 20 stockholders that has owned at least 3% of our common stock for at least 3 years may submit nominees for up to 20% of the board seats for inclusion in our proxy statement.
	Special Meeting Rights	Holders of 10% or more of our common stock have the ability to call a special meeting of stockholders.
	Stock Ownership Guidelines	Robust stock ownership requirements are in place for directors (5x maximum annual cash retainer) and executive officers (10x base salary for the CEO and 4x base salary for other NEOs).
	No Hedging or Pledging	We have policies prohibiting directors and officers from trading in derivative securities of our Company and from pledging any Company stock.

Board of Directors Highlights

Our Board is comprised of directors with a broad diversity of perspectives who have a variety of skills and experience for effective oversight of the Company’s strategy. The following tables provide information about our director nominees’ personal characteristics, including gender, age, and tenure, as well as the key skills each brings to the Board. More detailed information is provided in each director nominee’s biography beginning on page 10.

Board Structure and Composition

Chairman Classification	Combined

Independent Lead Director	Yes

Director Term	One Year

Number of Directors	12

% Independent	92%

% Overall Diversity	58%

% Racial / Ethnic Diversity	42%

% Women	33%

Average Director Tenure (Years)	8

Average Director Age	63

4 | ADM Proxy Statement 2025

PROXY HIGHLIGHTS — Board of Directors Highlights

DIRECTOR OVERVIEW

Director	Director Since	Age	Gender	Committees	Brings to the Board

Michael S. Burke	2018	61	M	A (C), NCG	Successful track record of driving the evolution of global businesses, strategic planning, international market dynamics, and overseeing risk management

Theodore Colbert III	2021	51	M	CS, ST	Expertise in information technology, cybersecurity, automation, data and analytics, corporate leadership, and international business experience

James C. Collins, Jr.	2022	62	M	A, CS	Executive leadership background in global agriculture and food science innovation, extensive sales and marketing expertise and an understanding of agricultural sustainability and M&A

Terrell K. Crews Lead Independent Director	2011	69	M		Expertise with the international agricultural industry, business transformation, and agri-business operations, as well as with corporate finance and M&A activity

Ellen de Brabander	2023	62	F	A, ST	Broad scientific background, R&D expertise and a strong track record of innovation in several consumer industries including human nutrition, life sciences and animal health

Suzan F. Harrison	2017	67	F	ST (C), A	Executive experience in operational management and a deep understanding of consumer trends, sales and marketing and developing customer-driven innovation

Juan R. Luciano Board Chair, CEO, and President	2014	63	M		Experience with ADM’s major growth drivers, sales and marketing efforts, strategy development, and the accelerated deployment of technological innovation to meet customer needs

David R. McAtee II	2024	56	M	NCG, CS	Experience with strategic planning, governance, risk management, and data security, and a successful track record of engaging key government and institutional stakeholders

Patrick J. Moore	2003	70	M	NCG (C), A	Financial expertise and substantial executive leadership experience in international banking and finance, strategy development, commodity management, and operations management

Debra A. Sandler	2016	65	F	A, NCG	Marketing and operating experience, understanding of consumer behavior, and a proven record of creating, building, enhancing, and leading well-known consumer brands

Lei Schlitz	2019	58	F	CS, ST	Experience in strategy development, M&A, growth initiatives, and operational excellence at an international scale, as well as R&D expertise within the food science sector

Kelvin R. Westbrook	2003	69	M	CS (C), NCG	Valuable insights on consumer trends and preferences, extensive information technology and cybersecurity experience, and significant legal expertise in M&A and risk management

Committee Key:

A = Audit, CS = Compensation and Succession, NCG = Nominating and Corporate Governance, ST = Sustainability and Technology, C = Chair

ADM Proxy Statement 2025 | 5

PROXY HIGHLIGHTS — Corporate Social Responsibility Program Highlights

Corporate Social Responsibility Program Highlights

At ADM, corporate social responsibility is foundational to the Company’s purpose and culture, and integral to the work we do every day to serve customers and create value for stockholders.

ADM’s Board of Directors actively oversees the Company’s sustainability strategy through a Board-level Sustainability and Technology Committee that receives quarterly updates from our management team on all priority sustainability topics.

Our Corporate Sustainability Report contains specific data and disclosures and is available on our website at http://www.adm.com/sustainability-report. Data for 2024 is expected to be provided in an updated Corporate Sustainability Report after the date of this proxy statement.

OUR PRIORITIES		SELECT HIGHLIGHTS

FEED THE WORLD	Food Quality and Safety	• Increased the number of Global Food Safety Initiative (GFSI) certified sites
	Food Security	• Maintain Food Safety and Quality Program built around three pillars: achieving best in class food safety, maintaining a culture of quality, and leveraging innovation and technology
	Food Access	• Renewed partnership with the Food Fortification Initiative to combat hidden hunger for one billion people globally

PROTECT NATURE	Climate Impact	• As part of our Strive 35 strategy, reduced our combined Scope 1 + 2 GHG emissions over our 2019 baseline
	Energy Usage	• Reduced energy intensity over our 2019 baseline • Implemented several capital projects and operations improvements that, combined, are expected to yield over 600,000 MWh in energy savings
Biodiversity / Habitat

•  Conducted a deforestation risk assessment for globally purchased commodities to support our efforts to achieve a deforestation-free supply chain by end of 2025

•  Continued to make progress to meet our commitment to be 100% conversion-free in defined high-risk areas: direct sourcing by 2025 and indirect sourcing by 2027

	Regenerative Agriculture	• Expanded regenerative agriculture program, increasing acreage and downstream partnerships
	Water Usage	• Reduced absolute water withdrawal for 2024 over our 2019 baseline • Completed two large scale projects that, combined, are expected to yield approximately 1,000,000 m3 in water savings

ENRICH LIVES	Employee Safety	• Continued to advance our safety record with more than 35% year-over-year reduction in Tier 1 and 2 process safety incidents across our global network
	Human Rights	• Hosted 32 third-party responsible sourcing audits across nine countries and expanded the program to our supply chain, monitoring the performance of over 900 suppliers
	Communities	• ADM Cares, our social investment program, contributed $15.6M in 2024 to projects and organizations driving meaningful progress on our business impact initiatives

6 | ADM Proxy Statement 2025

PROXY SUMMARY — Voting Matters and Board Recommendations

Voting Matters and Board Recommendations

Proposal	Board Voting Recommendation	Page Reference

Proposal No. 1—Election of Directors for a One-Year Term	FOR	8

Proposal No. 2—Advisory Vote on Executive Compensation	FOR	38

Proposal No. 3—Ratification of Appointment of Independent Registered Public Accounting Firm (Ernst & Young LLP)	FOR	86

Proposal No. 4—Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting	AGAINST	90

ADM Proxy Statement 2025 | 7

PROPOSAL NO. 1

Proposal No. 1 — Election of Directors for a One-Year Term

The Board of Directors currently consists of twelve members. The Board, acting on the recommendation of the Nominating and Corporate Governance Committee, has nominated each of the current directors for re-election at the annual meeting. One of our current directors, David R. McAtee II, is standing for election to serve as a director of the Company for the first time at this year’s annual meeting. Mr. McAtee was identified as a director candidate through a recommendation from Korn Ferry, a talent search and consulting firm. After an evaluation and recommendation by the Nominating and Corporate Governance Committee, the Board elected Mr. McAtee to the Board in November 2024. Please note:

•	Proxies cannot be voted for a greater number of persons than twelve, which is the number of nominees.

•	Unless you provide different directions, we intend for Board-solicited proxies (like this one) to be voted for the nominees named below.

•

If any nominee for director becomes unable to serve as a director, the persons named as proxies may vote for a substitute who will be designated by the Board. Alternatively, the Board could reduce the size of the Board.

•

This year’s election was determined to be an uncontested election, and the majority vote standard will apply. For more details on the voting standard, see below under “Commonly Asked Questions and Answers about the Annual Meeting.”

•	If elected, the nominees would hold office until the next annual stockholders’ meeting and until their successors are elected and qualified.

If a nominee who is serving as a director is not elected at the annual meeting, Delaware law provides that the director would continue to serve on the Board as a “holdover director.” However, under our Corporate Governance Guidelines, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote in an uncontested election. In that situation, the Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation. The Board will act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days after the date that the election results are certified. The Board will nominate for election or re-election as director, and will elect as directors to fill vacancies and new directorships, only candidates who agree to tender the form of resignation described above. If a nominee who was not already serving as a director fails to receive a majority of votes cast at the annual meeting, Delaware law provides that the nominee does not serve on the Board as a “holdover director.”

The information below describes, as applicable, the nominees, their ages, positions with our Company, principal occupations, current directorships of other publicly owned companies, directorships of other publicly owned companies held within the past five years, the year in which each first was elected as a director, and the number of shares of common stock beneficially owned as of March 21, 2025, directly or indirectly. Unless otherwise indicated, and subject to community property laws where applicable, we believe that each nominee named in the table below has sole voting and investment power with respect to the shares indicated as beneficially owned. The Board has no reason to believe that any nominee will be unable to serve as a director.

The Board of Directors recommends a vote FOR the election of the twelve nominees named below as directors. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

8 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Director Nominee Qualifications, Skills, and Experience

Director Nominee Qualifications, Skills, and Experience

The following chart provides summary information about each of our director nominees’ qualifications, skills, and experience. More detailed information is provided in each director nominee’s biography beginning on the next page.

CEO Leadership CEO experience at a large public company.	•		•				•		•

Finance / Accounting

Experience in positions requiring financial knowledge and analysis or overseeing internal controls and reporting of public company financial and operating results, including as chief financial officer and/or in accounting, corporate finance, or treasury functions.

	•			•					•

International Business Experience working outside the U.S. or overseeing a global business.	•	•	•	•	•	•	•	•	•		•

Agriculture / Food / Retail Consumer Experience in agriculture, food, or retail consumer businesses or industries.			•	•	•	•	•	•		•		•

M&A

Experience implementing growth strategies, establishing partnerships, identifying opportunities, and analyzing cultural and strategic fit in connection with mergers, acquisitions, divestitures, and other strategic transactions.

	•	•	•	•	•	•	•	•	•		•	•

Risk Management

Experience assessing and reviewing material risk exposures and the measures to manage and mitigate material risks, including in the areas of operations, health and safety, climate change, cybersecurity, government, regulatory, and public policies.

	•	•		•	•		•	•	•			•

Sustainability / Environmental / Social Experience overseeing environmental impact, corporate social responsibility, or sustainability strategies or initiatives.	•		•	•	•	•	•	•	•	•	•

Sales / Marketing Experience involving branding, marketing, and sales at a global scale and in key markets.		•	•			•	•			•	•

Project Management Experience overseeing or managing large or complex projects, including in the areas of manufacturing, supply chain, logistics, engineering, construction, and M&A integration.	•	•	•		•		•	•	•		•

Food Science / R&D Experience in scientific, research, or product development roles, particularly in agricultural, nutrition, health and wellness, and food and life sciences.			•		•		•			•	•

Information Technology / Cybersecurity Experience in positions requiring information technology knowledge or overseeing information technology functions, including data management and cybersecurity.		•			•							•

Four of our director nominees (Messrs. Crews, Moore, and Westbrook and Ms. Harrison) have earned recognition as part of the NACD Directorship 100™ from the National Association of Corporate Directors (NACD), a leading independent not-for-profit organization dedicated to enhancing corporate governance to drive economic opportunity and positive change in business and the communities they serve. The annual NACD Directorship 100™ celebrates and recognizes the most influential directors and leaders in the corporate governance community who have demonstrated excellence in the boardroom through innovation, courage, and integrity.

ADM Proxy Statement 2025 | 9

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Director Nominees

Michael S. Burke

Age: 61

Director since: 2018

Board Committees: Audit (Chair); Nominating and Corporate Governance

Common stock owned: 17,940 (1)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

Finance / Accounting

International Business

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

Mr. Burke brings deep expertise in driving the evolution of global businesses, strategic planning, international market dynamics, and overseeing risk management from his tenure as Chair and CEO of AECOM, a Fortune 500 company that designs, builds, finances and operates infrastructure assets in more than 150 countries. He also contributes his significant experience leading companies through transformation, developed through his roles at AECOM, where he played a key role in preparing the company for its IPO in 2007, and spearheaded international business development and M&A strategy. At AECOM, Mr. Burke also transformed one of the firm’s subsidiaries into a leading environmental engineering firm, developing significant sustainability expertise, which he has further developed through serving on the boards of CarbonCure and Nexii Building Solutions, companies focused on reducing harmful emissions in the construction process. He also brings expertise in finance, accounting, and tax matters drawing on his experience as a Chief Financial Officer and his 15-year career at KPMG advising public companies.

Public Boards

•  PRIOR (within past 5 years): AECOM (Chairman)

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Universal Engineering Sciences (Chair); Stratus (Chair); SitelogIQ (board member); CarbonCure (board member); American Institute of Certified Public Accountants (member); California Bar Association (member); Eldridge ACRE Partners (Chairman)

•  PRIOR: Business Roundtable (board member; Chair, Infrastructure Committee); Children’s Bureau (Vice Chair); World Economic Forum (Co-Chair, Steering Committee, Infrastructure and Urban Development); Nexii Building Solutions (board member)

Career Highlights

•  AECOM (a global infrastructure firm)

- Chairman and Chief Executive Officer (2015-2020)

- Chief Executive Officer (2014-2015)

- President (2011-2014)

- Other leadership roles (2005-2011), including Chief Financial Officer (2006-2011)

•  KPMG LLP

- Member of Board of Directors (2000-2005)

- Partner (1995-2005)

- Various roles (1990-1995)

10 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Theodore Colbert

Age: 51

Director since: 2021

Board Committees: Compensation and Succession; Sustainability and Technology

Common stock owned: 12,515 (2)

Percent of class: *

Qualifications, Skills, and Experience

International Business

M&A

Risk Management

Sales / Marketing

Project Management

Information Technology / Cybersecurity

Mr. Colbert brings extensive corporate leadership experience to the Board, along with his deep expertise in information technology, cybersecurity, data and analytics, and automation, which he acquired over his nearly three-decade career overseeing information technology, data security and architecture at several global market-leading companies. His most recent positions at Boeing further developed his sales and marketing capabilities, M&A experience, government regulation experience, and expertise in international business dynamics, including while serving in his role as President and CEO of its Global Services business that provided services to global customers across all OEMs and in his role as President and CEO of its Defense, Space & Security business that provided solutions across defense, government, space, intelligence, and security to customers worldwide. Leading global businesses focused on serving security and national defense companies distinguishes Mr. Colbert as an expert in world-class information security systems and risk management. This expertise has been honored with numerous prestigious awards throughout his career, including most recently the 2022 Black Engineer of the Year Award and the 2022 ORBIE Award for Leadership, being named the 2021 Capital CIO of the Year and one of the Most Influential Black Executives in Corporate America by Savoy magazine in 2020 and 2021, as well as being the first recipient of the Fisher Center prize for Excellence in Driving Transformation from the Fisher Center For Business Analytics at Berkeley.

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: New Leaders (Chair); The Executive Leadership Council (member); Thurgood Marshall College Fund (Co-Vice Chair); Virginia Tech Innovation Campus Advisory Board (board member); National Academy of Engineering (member); Yellow (member); Georgia Tech Foundation (Trustee)

•  PRIOR: Georgia Tech President’s Advisory Board (two terms); National Space Council Users Advisory Group; DC College Access Program; Aeorspace Industries Association

Career Highlights

•  Boeing (a global aerospace company)

- Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Defense, Space & Security (2022-2024)

- Executive Vice President of The Boeing Company and President and Chief Executive Officer of Boeing Global Services (2019-2022)

- Chief Information Officer and Senior Vice President of Information Technology & Data Analytics (2016-2019)

- Chief Information Officer and Vice President of Information Technology Infrastructure (2013-2016)

- Other leadership roles (2009-2013)

•  Citigroup

- Senior Vice President of Enterprise Architecture (2007-2009)

•  Ford Motor Company

- Various roles in the Information Technology organization (1996-2007)

ADM Proxy Statement 2025 | 11

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

James C. Collins, Jr.

Age: 62

Director since: 2022

Board Committees: Audit; Compensation and Succession

Common stock owned: 7,398 (1)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

International Business

Agriculture / Food / Retail Consumer

M&A

Sustainability / Environmental / Social

Sales / Marketing

Project Management

Food Science / R&D

Mr. Collins contributes to the Board deep expertise in global agriculture and food science innovation developed over his extensive executive leadership experience in the food and agriculture industry. During his tenure leading agriculture business lines at DuPont and Dow DuPont, and most recently as the CEO of Corteva – the public spin-off of Dow DuPont’s crop protection and agrisciences divisions with a global scale – he oversaw the launch of numerous new products and drove strong growth in their R&D and innovation pipelines. His experience leading the integration of legacy DuPont and Dow agricultural businesses to drive preparation for Corteva’s spin also enhances the Board’s M&A and corporate governance expertise. He also brings extensive sales and marketing experience, beginning as a sales representative early in his career and later taking on leadership roles with responsibility for implementing multi-channel, multi-brand growth strategies. Through his work in agriculture supply chains, Mr. Collins has also developed a keen understanding of how to support and partner with global farmers to improve the sustainability of the agriculture and nutrition value chains. During his time at Corteva, he led a comprehensive array of initiatives to enhance sustainability, with a strong focus on helping farmers lead with new practices and innovations. He currently serves on the boards of Vestaron Corporation and Pivot Bio, private companies dedicated to improving the safety, efficacy and sustainability of crop protection through migration from synthetic pesticides to peptide-based biopesticides.

Public Boards

•  PRIOR (within past 5 years): Corteva, Inc.; Cibus, Inc.

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Vestaron Corporation (board member); Pivot Bio (board member); University of Delaware College of Agriculture and Natural Resources (Advisory Committee member)

•  PRIOR: CropLife International (board member); University of Delaware’s Alfred Lerner College of Business & Economics (advisory board member); US China Business Council (member); Business Roundtable (Special Committee on Equity and Racial Justice; Climate Policy Committee; Trade Committee); National 4-H Council (board member); Hagley Museum and Library (board of trustees member); University of Tennessee Loan Oaks Farm (advisory council member); Longwood Botanical Gardens (board of trustees member)

Career Highlights

•  Corteva, Inc. (a global agricultural and seed company)

- Chief Executive Officer (2019-2021)

•  DowDuPont

- Chief Operating Officer (2017-2019)

•  DuPont

- Executive Vice President (2014-2017)

- Senior Vice President (2013-2014)

- President Industrial Biosciences (2011-2013)

- VP Acquisitions and Integration – Danisco (2011)

- President Crop Protection (2003-2010)

12 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Terrell K. Crews

Lead Director

Age: 69

Director since: 2011

Common stock owned: 59,783 (3)

Percent of class: *

Qualifications, Skills, and Experience

Finance / Accounting

International Business

Agriculture / Food / Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Mr. Crews, who has served as our independent Lead Director since May 2023, contributes to the Board deep expertise in the international agricultural industry, business transformation, and agri-business operations gained over his 32-year career at Monsanto, a global agrochemical and agricultural biotechnology company. Serving in his role as Chief Financial Officer at Monsanto for nearly a decade, Mr. Crews oversaw corporate finance and reporting in addition to capital allocation strategies. His other roles with the company included helming the global vegetable business, assignments in Latin America, and leading financial operations for its Asia-Pacific business, which gave him significant expertise in risk management and strategic planning. Mr. Crews also has experience leading financing for M&A activity and other corporate transactions, including overseeing the financial integration of 11 acquired seed companies as head of finance for Monsanto’s Global Seed Group. His long tenure in agricultural industry executive leadership led him to develop a keen understanding of evolving views of broad stakeholder groups on sustainability and contributed to his experience developing capital allocation strategies aligned with corporate sustainability priorities. Recognized by the NACD Directorship 100™ for his leadership, excellence, and integrity in corporate governance, Mr. Crews is well-qualified to serve in the role of Lead Director. Additionally, having served on the Board since 2011, his tenure enables him to have a deep understanding of the Company’s strategy, business, products, and goals, allowing him to more effectively provide independent strategic leadership to the Company.

Public Boards

•  CURRENT: Smurfit WestRock plc (f/k/a WestRock Company)

•  PRIOR (within past 5 years): Hormel Foods Corporation

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Freed-Hardeman University (board member); Teay’s River Investments (board member)

Career Highlights

•  Monsanto Company (a global agricultural and seed company)

- Executive Vice President, Chief Financial Officer and Vegetable Business CEO (2007-2009)

- Executive Vice President and Chief Financial Officer (2000-2007)

- Various other roles (1977-2000)

ADM Proxy Statement 2025 | 13

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Ellen de Brabander

Age: 62

Director since: 2023

Board Committees: Audit; Sustainability and Technology

Common stock owned: 5,470 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

Agriculture / Food / Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

Food Science / R&D

Information Technology / Cybersecurity

Dr. de Brabander brings to the Board a broad scientific background and a strong track record of innovation in several consumer industries including human nutrition, life sciences and animal health. In her current role as Executive Vice President of Innovation and Regulatory Affairs at Elanco, Dr. de Brabander utilizes her R&D expertise driving early and late-stage pipeline execution across pet health and farm animals, including nutritional health solutions. This deep research and innovation expertise was fostered in her previous role as senior vice president for R&D at PepsiCo, with company-wide responsibility for food safety, quality, regulatory and digital transformation. She also led R&D operations for global businesses, including Merial (now Boehringer Ingelheim), Intervet (now Merck Animal Health) and DSM, and brings extensive experience with information technology, having served as the Chief Technology Officer for Merial. In addition to her corporate success, she has been a founding board member of EIT (European Institute of Technology) and founding CEO of EIT Food, the largest public-private partnership in the food sector. Dr. de Brabander earned her Ph.D. cum laude in bio-organic chemistry from Leiden University in the Netherlands and completed her post-doctoral work in molecular biology at the Massachusetts Institute of Technology (MIT) in the group of Prof. Dr. H.G. Khorana, a Nobel laureate. She is the co-author of over 60 publications in scientific journals, holds 18 patents, and has received multiple awards for her research.

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: PeakBridge (scientific advisory board member and investment committee member); Brabantse Ontwikkel Maatschappij (a regional development organization in The Netherlands) (board member); Sanquin Health Solutions (board member); Brightlands Venlo (food/ agro innovation campus and ecosystem in The Netherlands) (board president); Lohmann Therapy Systems (vice-chair)

•  PRIOR: New York Academy of Sciences (board member); Open University, The Netherlands (board member)

Career Highlights

•  Elanco (a global leader in animal health)

- Executive Vice President, Innovation and Regulatory Affairs (2021-present)

•  PepsiCo

- Senior Vice President, R&D Technical Insights, Digital Solutions, and Compliance (2014-2021)

•  EIT Food (food innovation community supported by the EU)

- Interim Chief Executive Officer (2016-2018)

•  Merial (now part of Boehringer Ingelheim Animal Health)

- Chief Technology Officer (2008-2014)

14 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Suzan F. Harrison

Age: 67

Director since: 2017

Board Committees: Audit; Sustainability and Technology (Chair)

Common stock owned: 18,055 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

Agriculture / Food / Retail Consumer

M&A

Sustainability / Environmental / Social

Sales / Marketing

In her four decades of executive leadership positions at Colgate-Palmolive, a global consumer products company focused on the production, distribution and provision of household, healthcare and personal care, Ms. Harrison has gained extensive experience in operational management and M&A. She acquired deep understanding of evolving consumer trends, sales and marketing and development of customer-driven innovation as Vice President of Marketing for Colgate U.S. She also built her research and development experience overseeing the new products development process for retail customers in oral care, pet nutrition and oral pharmaceuticals. Ms. Harrison has extensive sustainability experience acquired through her oversight of global brands and their evolution in alignment with stakeholder sustainability expectations. Ms. Harrison has been recognized by the NACD Directorship 100™ for her leadership, excellence, and integrity in corporate governance.
Public Boards • CURRENT: Smurfit WestRock plc (f/k/a WestRock Company); Ashland Inc.

Career Highlights

•  Colgate-Palmolive Company (a global household and consumer products company)

- President of Global Oral Care (2011-2019)

- President Hill’s Pet Nutrition Inc. North America (2009-2011)

- Vice President, Marketing (2006-2009)

- Vice President and General Manager of Colgate Oral Pharmaceuticals, North America, and Europe (2005-2006)

- Various other roles (1983-2005)

ADM Proxy Statement 2025 | 15

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Juan R. Luciano

Chair of the Board

Age: 63

Director since: 2014

Common stock owned: 2,206,125 (4)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

International Business

Agriculture / Food / Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Sales / Marketing

Project Management

Food Science / R&D

Since joining ADM in 2011, Mr. Luciano has spent more than a decade in various senior executive leadership roles working to drive our Company’s evolution. During his time with ADM he has spearheaded our major growth drivers and sales and marketing efforts, including the commercial and production activities of ADM’s corn, oilseeds, and agricultural services businesses, development of sustainability strategy, and the increased use of research and technological innovation to meet customer needs. He most recently led a strategic growth campaign that has expanded ADM’s footprint in global markets, including through select M&A activity, building capabilities and adding talent and expertise that have allowed our Company to create value at every part of the global value chain. Under his leadership, ADM has undergone a remarkable transformation, building on more than a century of heritage to create a global nutrition business, with an industry-leading array of ingredients and solutions that are opening the door to growth opportunities in key global macro trend areas. He also has overseen the Company’s operational excellence initiatives and risk management functions. Prior to joining ADM, he had a successful 25-year tenure at The Dow Chemical Company, where he last served as executive vice president and president of the Performance division.

Public Boards

•  CURRENT: Eli Lilly and Company (Lead Director)

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Rush University Medical Center (Director); Intersect Illinois (board member); Economic Club of Chicago (member); Commercial Club of Chicago (member); The Business Roundtable (member)

•  PRIOR: Kellogg School of Management, Northwestern University (board member); US-China Business Council (member)

Career Highlights

•  ADM

- Chair of the Board, Chief Executive Officer and President (2016-present)

- Chief Executive Officer and President (2015-2016)

- President and Chief Operating Officer (2014)

- Executive Vice President and Chief Operating Officer (2011-2014)

•  The Dow Chemical Company (a multinational chemical company)

- Executive Vice President and President, Performance Division (2010-2011)

- Various other roles (1985-2010)

16 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

David R. McAtee II

Age: 56

Director since: 2024

Board Committees: Nominating and Corporate Governance, Compensation and Succession

Common stock owned: 683 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

Retail Consumer

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

Mr. McAtee brings an extensive background in strategic planning, governance, risk management, data security, and stockholder engagement. Over the last decade, he has overseen AT&T’s global legal matters, including corporate governance, mergers & acquisitions (M&A), finance, supply chain, compliance and stockholder engagement. Mr. McAtee has developed deep expertise in managing legal and regulatory challenges across multiple global jurisdictions and engaging key government and institutional stakeholders to navigate complex legal matters. He also contributes to the Board his strong understanding of information technology, having guided AT&T through the rapidly evolving technological landscape, supporting its growth, innovation initiatives and effective risk management. Before joining AT&T, Mr. McAtee was a partner at a law firm, specializing in litigation matters, antitrust and government investigations, which provided him with deep expertise in risk management and regulatory affairs. His comprehensive background allows him to bring valuable insights to enhance our Board’s oversight of the Company’s strategic growth initiatives.

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Methodist Health System; St. Marks School of Texas; Texas School of Law Foundation; Dallas Citizens Council; Texas Access to Justice Commission; M.D. Anderson Cancer Center; Wilson Center for Science and Justice at Duke Law School

•  PRIOR: State Bar of Texas (Executive Committee Member); The Dallas Assembly (President); Texas Bar Journal (Chair, Board of Editors); Texas Bar Foundation (Chair of the Fellows)

Career Highlights

•  AT&T (a global telecommunications company)

- Senior EVP, General Counsel (2015-present)

- SVP, Assistant General Counsel (2012-2015)

•  Haynes and Boone, LLP (an international law firm)

- Partner (1995-2012)

•  U.S. District Court, Northern District of Texas

- Law Clerk to Chief Judge (1994-1995)

ADM Proxy Statement 2025 | 17

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Patrick J. Moore

Age: 70

Director since: 2003

Board Committees: Audit; Nominating and Corporate Governance (Chair)

Common stock owned: 92,000 (1)

Percent of class: *

Qualifications, Skills, and Experience

CEO Leadership

Finance / Accounting

International Business

M&A

Risk Management

Sustainability / Environmental / Social

Project Management

With over two decades of experience in the financial sector, including in his early career at Continental Bank, as CFO at Smurfit-Stone and in his current position as founder, President and CEO of a private equity investment and advisory firm, Mr. Moore contributes to the Board his financial expertise and substantial executive leadership experience in international banking and finance, strategy development, commodity management, and operations management. Throughout his carrier, Mr. Moore developed significant experience in risk management and M&A. Mr. Moore also brings extensive experience in environmental and sustainable practices from his time at Smurfit-Stone, a producer of containerboard and corrugated packaging and one of the world’s largest paper recyclers, and his service on the board of the Sustainable Forestry Initiative, with particular focus on recycling, carbon sequestration, reduction of energy and water usage, and sustainable forestry. Mr. Moore has been recognized by the NACD Directorship 100™ for his leadership, excellence, and integrity in corporate governance.

Public Boards

•  CURRENT: Energizer Holdings, Inc. (Chairman)

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: St. Louis Zoological Association (board member); Hoverfly Holdings (board member); Engineered Corrosion Solutions (board member)

•  PRIOR: North American Review Board of American Air Liquide Holdings, Inc.

Career Highlights

•  PJM Advisors, LLC (a private equity investment and advisory firm founded by Mr. Moore)

- President and Chief Executive Officer (2011-present)

•  Smurfit-Stone Container Corporation (a leader in integrated containerboard and corrugated package products and paper recycling) (5)

- Chairman and Chief Executive Officer (2002-2011)

- Other roles including Chief Financial Officer, Vice President-Treasurer and General Manager, Industrial Packaging division (1987-2002)

•  Continental Bank

- Various roles in corporate lending, international banking, and administration (1975-1987)

18 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Debra A. Sandler

Age: 65

Director since: 2016

Board Committees: Audit; Nominating and Corporate Governance

Common stock owned: 26,396 (1)

Percent of class: *

Qualifications, Skills, and Experience

Agriculture / Food / Retail Consumer

Sustainability / Environmental / Social

Sales / Marketing

Food Science / R&D

Ms. Sandler contributes to the Board her strong marketing and operating experience, and extensive understanding of consumer behavior within the evolving retail environment (specifically in the food industry), and a proven record of creating, building, enhancing, and leading well-known consumer brands through her leadership positions at Mars, Johnson & Johnson, and PepsiCo. She developed these skills as a founder, President and Chief Executive Officer of La Grenade Group, LLC, a consulting firm that advises a wide range of clients on marketing innovation and overall business development. She also enhances the Board’s expertise in financial and strategic planning, research and development in the food science industry acquired in her prior role as founder and CEO of Mavis Foods. The Board also benefits from Ms. Sandler’s expertise in corporate social responsibility and health and wellbeing in the consumer packaged goods industry.

Public Boards

•  CURRENT: Gannett Co., Inc.; Dollar General Corporation; Keurig Dr Pepper Inc.

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Hofstra University (board member); The Executive Leadership Council (member); Pharmavite, LLC (board member); Trewstar Corporate Board Services (Partner); Latino Corporate Directors Association (board member)

Career Highlights

•  LaGrenade Group, LLC (a marketing consulting firm Ms. Sandler founded to advise consumer packaged goods companies operating in the Health and Wellness space)

- President (2015-present)

•  Mavis Foods, LLC (a startup Ms. Sandler founded that makes and sells Caribbean sauces and marinades)

- Chief Executive Officer (2018-2024)

•  Mars, Inc.

- Chief Health and Wellbeing Officer (2014-2015)

- President, Chocolate, North America (2012-2014)

- Chief Consumer Officer of Mars Chocolate North America (2009-2012)

•  Johnson & Johnson

- Various roles, including Worldwide President, McNeil Nutritionals division (1999-2009)

•  PepsiCo

- Various roles, including Marketing Vice President (1985-1999)

ADM Proxy Statement 2025 | 19

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Lei Z. Schlitz

Age: 58

Director since: 2019

Board Committees: Compensation and Succession; Sustainability and Technology

Common stock owned: 16,950 (1)

Percent of class: *

Qualifications, Skills, and Experience

International Business

M&A

Sustainability / Environmental / Social

Sales / Marketing

Project Management

Food Science / R&D

Dr. Schlitz is an accomplished leader, with experience in strategy development, M&A and growth initiatives, and operational excellence at an international scale, including several global manufacturing companies. She has extensive expertise in research and development, having served in product development roles at Johnson Controls, Illinois Tool Works (ITW) and Siemens Energy and Automation. She has also built research and development expertise specifically within the food science sector, including during her tenure as executive vice president of ITW’s $22B Food Equipment segment, which services commercial food service and food retail customers around the globe. She also oversaw product portfolio growth by building strong market-driven strategy at Siemens, developing important strategic planning, sales and marketing expertise. Dr. Schlitz contributes to the Board her strong sustainability expertise, including her first-hand experience driving product innovations in energy-efficient electrical distribution products and equipment at GE Global Research and GE Industrial Systems. Dr. Schlitz holds a doctorate in mechanical engineering from the University of Wisconsin-Milwaukee, and a bachelor’s degree in engineering mechanics from Tsinghua University, China.
Non-Public & Non-Profit Boards; Memberships • CURRENT: Society of Women Engineers (member)

Career Highlights

•  Johnson Controls (a global building products company)

- Vice President and President, Global Products (2022-present)

•  Illinois Tool Works Inc. (a global multi-industrial manufacturer)

- Executive Vice President, Automotive OEM (2020-2022)

- Executive Vice President, Food Equipment (2015-2020)

- Group President, Worldwide Ware-Wash, Refrigeration, and Weigh/Wrap Businesses (2011-2015)

- Vice President, Research & Development, and Head of ITW Technology Center (2008-2011)

•  Siemens Energy & Automation

- Business Manager for Emerging Businesses, Residential Product Division (2006-2008)

- Director of Engineering (2001-2006)

20 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Kelvin R. Westbrook

Age: 69

Director since: 2003

Board Committees: Compensation and Succession (Chair); Nominating and Corporate Governance

Common stock owned: 35,701 (1)

Percent of class: *

Qualifications, Skills, and Experience

Agriculture / Food / Retail Consumer

M&A

Risk Management

Information Technology / Cybersecurity

Mr. Westbrook brings valuable insights on consumer trends and preferences, as well as extensive information technology and cybersecurity, acquired through decades serving as President, Chief Executive Officer, and co-founder of two large cable television and broadband companies. As a former partner in the corporate law and mergers and acquisitions practice of a national law firm, he also brings significant legal expertise in M&A and risk management. His risk management and corporate governance expertise developed in this executive role is further enhanced by his service on the boards of directors and board committees of numerous public companies and not-for-profit entities, including experience in regulated industries. Mr. Westbrook has been recognized by the NACD Directorship 100™ for his leadership, excellence, and integrity in corporate governance.

Public Boards

•  CURRENT T-Mobile US, Inc.; Mosaic Company; Camden Property Trust (Lead Independent Trust Manager)

Non-Public & Non-Profit Boards; Memberships

•  CURRENT: Boys and Girls Clubs of Greater St. Louis (board member); BioSTL (board member); University of Washington Foster School of Business (Advisory Board Chair)

•  PRIOR: BJC Healthcare (board member); St. Louis Internship Program (board member)

Career Highlights

•  KRW Advisors, LLC (a consulting and advisory firm founded by Mr. Westbrook)

- President and Chief Executive Officer (2007-present)

•  Millennium Digital Media Systems, L.L.C. (a broadband services company)

- Chairman and Chief Strategic Officer (2006-2007)

- President and Chief Executive Officer (1997-2006)

•  LEB Communications, Inc. (an affiliate of Charter Communications)

- President and Chairman (1993-1996)

•  Paul Hastings Janofsky & Walker LLP

- Partner (1990-1993)

*	Less than 1% of outstanding shares

(1)

Consists of stock units allocated under our Stock Unit Plan for Non-Employee Directors (“Stock Unit Plan”) that are deemed to be the equivalent of outstanding shares of common stock for valuation purposes.

(2)	Includes 12,505 stock units allocated under our Stock Unit Plan.

(3)	Includes 59,023 stock units allocated under our Stock Unit Plan.

(4)

Includes 1,492,789 shares held in trust, 238 shares held by a family-owned limited liability company, and 581,099 shares that are unissued but are subject to stock options exercisable within 60 days. Does not include 260,093 unvested RSUs which do not vest within 60 days.

(5)

Smurfit-Stone Container Corporation and its U.S. and Canadian subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009 and emerged in 2010.

ADM Proxy Statement 2025 | 21

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

Board Refreshment and Director Nomination Process

The Nominating and Corporate Governance Committee is responsible for annually reviewing Board and committee composition for effectiveness in supporting robust oversight. The Committee strives to maintain an appropriate balance of tenure and diversity of skills and experience on the Board.

Review Board Composition	Director Qualifications and Priorities

The Nominating and Corporate Governance Committee annually evaluates the Board’s composition, reviewing its structure and diversity of skills and experiences to ensure ongoing support of the Company’s strategic business priorities and growth opportunities.

Qualifications

The Nominating and Corporate Governance Committee may consider various factors when evaluating the qualifications of potential directors, including:

•   Experience

•   Independence

•   Education

•   Integrity

•   Other professional commitments

ADM maintains director commitment guidelines to ensure each can dedicate sufficient time, energy, and attention to their duties. A director who is a sitting CEO may serve on the boards of no more than two other public companies in addition to the board of the company of which they are the CEO, while all other directors may serve on no more than four public company boards in total.

Priorities

The Board benefits from ensuring that the diverse skills, experiences, and perspectives of its members align with the Company’s strategic growth opportunities.

The Committee evaluates the skills and experiences of the current Board and candidates when considering potential nominees, seeking candidates that complement existing Board expertise to support the needs of the Company as our business evolves over time.

Identify Candidates
The Nominating and Corporate Governance Committee undertakes a search for potential director candidates. This process may include recommendations from stockholders, current directors, members of management, and independent third-party search firms.

Interview Candidates
Prospective candidates are interviewed by members of the Nominating and Corporate Governance Committee, the Lead Independent Director, the Board Chair and CEO, and candidates may speak with other directors and members of management throughout the process.

Nomination and Election
Once a final candidate has been selected, the Nominating and Corporate Governance Committee recommends the candidate to the Board for approval and appointment, to be voted on by stockholders at the next annual meeting.

Outcomes

Our Board refreshment process has resulted in four new independent directors nominated since 2021, with strong expertise in innovation and sustainability in the global food, agriculture and nutrition industries and in technology, cybersecurity, risk management, legal matters, government regulation, and engagement with key stakeholders, helping ensure effective oversight of our strategy.

22 | ADM Proxy Statement 2025

PROPOSAL NO. 1 — Election of Directors for a One-Year Term

As noted above, pursuant to our Corporate Governance Guidelines, each director is limited as to the number of other boards on which he or she may serve. In nominating directors for election at our annual stockholder meeting, the Board and the Nominating and Corporate Governance Committee have determined that each of our directors is currently compliant with our Corporate Governance Guidelines and has sufficient time, energy, and attention to serve on our Board.

The specific experience, qualifications, attributes, and skills that qualify each of our director nominees to serve on the Board are described in the biographies above and in Proposal No. 1 under “Director Nominee Qualifications, Skills, and Experience” on page 8.

Director Nominations from Stockholders

The Nominating and Corporate Governance Committee will consider candidates for director who are recommended by a stockholder. All candidates, regardless of the source of their recommendation, are evaluated using the same criteria.

If a stockholder desires to nominate an individual to stand for election as a director at an annual stockholders’ meeting, the stockholder must submit the nominee’s name in a written notice delivered to our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual stockholders’ meeting. However, if the annual meeting is called for a date that is not within 30 days before or after such anniversary date, the notice must be delivered to the Corporate Secretary at our principal executive offices not later than the close of business on the tenth day following the day on which notice of the date of the annual meeting was given or public disclosure of the date of the annual meeting was made (whichever first occurs). Different notice delivery requirements apply if the number of directors to be elected at an annual meeting is being increased, and we do not make a public announcement naming all of the nominees or specifying the size of the increased board at least 100 days prior to the first anniversary of the preceding year’s annual meeting.

Any notice of a stockholder nomination must set forth the information required by Section 1.4(c) of our bylaws and must be accompanied by a written consent from the proposed nominee to being named as a nominee and to serve as a director if elected, a written representation and agreement from the proposed nominee attesting to certain facts set forth in Section 1.4(c)(2) of our bylaws, and a written statement from the proposed nominee as to whether such person intends, if elected, to tender the advance, contingent, irrevocable resignation that would become effective should the individual fail to receive the required vote for re-election at the next meeting of stockholders and upon acceptance of such resignation by the Board. Stockholders may also have the opportunity to include nominees in our proxy statement by complying with the requirements set forth in Section 1.15 of our bylaws.

ADM Proxy Statement 2025 | 23

Corporate Governance

Board Leadership Structure

BOARD CHAIR

Our Company’s Board of Directors does not have a current requirement that the roles of Chief Executive Officer and Board Chair be either combined or separated, because the Board believes it is in the best interest of our Company to make this determination based on the position and direction of the Company and the constitution of the Board and management team. The Board regularly evaluates whether the roles of Chief Executive Officer and Board Chair should be combined or separated. The Board’s implementation of a careful and seamless succession plan over the past years demonstrates that the Board takes seriously its responsibilities under the Corporate Governance Guidelines to determine who should serve as Board Chair at any point in time in light of the specific circumstances facing our Company. After careful consideration, the Board has determined that having Mr. Luciano, our Company’s Chief Executive Officer, continue to serve as Board Chair is in the best interest of our stockholders at this time. The Chief Executive Officer is responsible for the day-to-day management of our Company and the development and implementation of our Company’s strategy, and has access to the people, information, and resources necessary to facilitate board function. Therefore, the Board believes at this time that combining the roles of Chief Executive Officer and Board Chair contributes to an efficient and effective board.

LEAD DIRECTOR AND INDEPENDENT OVERSIGHT

Each year, if the Board Chair is not independent, the independent directors elect a Lead Director. Mr. Crews has served as Lead Director since May 2023 and provides strong independent leadership and oversight. The Board believes that having an independent Lead Director provides the Board with independent leadership and facilitates the independence of the Board from management. The Nominating and Corporate Governance Committee regularly evaluates the responsibilities of the Lead Director and considers current trends regarding independent board leadership.

In prior years, the Board has enhanced the Lead Director’s responsibilities, as set forth in the Corporate Governance Guidelines, in connection with determining performance criteria for evaluating the Chief Executive Officer; evaluating the Board, committees, and individual directors; and planning for management succession. In accordance with our Corporate Governance Guidelines, the Lead Director:

(1)  presides at all meetings of the Board at which the Board Chair is not present, including executive sessions of the independent directors, and regularly meets with the Board Chair and Chief Executive Officer for discussion of appropriate matters arising from these sessions;

(6) advises the board committees on the selection of committee chairs;

(2) coordinates the activities of the other independent directors and serves as liaison between the Board Chair and the independent directors;	(7) works with the Board Chair and Chief Executive Officer to propose a schedule of major discussion items for the Board;

(3)  consults with the Board Chair and approves all meeting agendas, schedules, and information provided to the Board, and may, from time to time, invite corporate officers, other employees, and advisors to attend Board or committee meetings whenever deemed appropriate;

(8) guides the Board’s governance processes;

(4)  interviews, along with the Board Chair and the Chair and members of the Nominating and Corporate Governance Committee, all director candidates and makes recommendations to the Nominating and Corporate Governance Committee;

(9) provides leadership to the Board if circumstances arise in which the role of the Board Chair or Chief Executive Officer may be, or may be perceived to be, in conflict;

(5) advises the Nominating and Corporate Governance Committee on the selection of members of the board committees;	(10) has the authority to call, and set the agendas for, meetings of the independent directors;

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CORPORATE GOVERNANCE — Board Leadership Structure

(11) if requested by major stockholders, ensures that the Lead Director is available for consultation and direct communication;	(14) works with the Chair of the Nominating and Corporate Governance Committee to facilitate the evaluation of the performance of the Board, committees, and individual directors;

(12) leads the non-management directors in determining performance criteria for evaluating the Chief Executive Officer and coordinates the annual performance review of the Chief Executive Officer;	(15) works with the Chair of the Sustainability and Technology Committee to set sustainability, safety and technology objectives; and

(13) works with the Chair of the Compensation and Succession Committee to guide the Board’s discussion of management succession plans;	(16) performs such other duties and responsibilities as the Board may determine.

In addition to electing a Lead Director, our independent directors facilitate the Board’s independence by meeting frequently as a group, including meeting in executive session at each regular board meeting, and fostering a climate of transparent communication. The high level of contact and communication between our Lead Director and our Board Chair throughout the year and the specificity contained in the Lead Director’s responsibilities also serve to foster effective Board leadership. For more details on our independent directors, see below under “Independence of Directors” on page 30.

ADM Proxy Statement 2025 | 25

CORPORATE GOVERNANCE — Board Role in Risk Oversight

Board Role in Risk Oversight

Our Board of Directors is responsible for risk oversight, focusing on our Company’s overall risk management strategy, our Company’s degree of tolerance for risk, and the steps the management team is taking on a day-to-day basis to assess and mitigate our Company’s risks. While the Board as a whole maintains the ultimate oversight responsibility for risk management, Board committees can be assigned oversight responsibility for specific risk management areas.

Management has established an Enterprise Risk Management Committee that consists of a Chief Risk Officer and other management team members that represent multiple functional and regional areas within our Company, with broad oversight of the risk management process.

BOARD OF DIRECTORS
▼	▼	▼	▼

Audit

Committee

Supports Board oversight of the Company’s risk management, compliance and financial reporting processes

Risk Oversight:

•   ERM process

•   Integrity of the financial statements

•   Effectiveness of internal control over financial reporting

•   Qualifications and independence of independent public accounting firm

•   Compliance and ethics programs

•   Periodically report to Board regarding significant risk matters

•   Other key risk areas including trading, operations, workforce, and tax obligations

Nominating and Corporate Governance Committee

Manages risks relating to governance processes and Board effectiveness

Risk Oversight:

•   Identify and recommend qualified director nominees

•   Establish and update Corporate Governance Guidelines

•   Lead the evaluations of directors, Board, and Board committees

•   Designation of committee risk oversight areas

•   Identify potential conflicts of interest with respect to directors

Compensation and Succession Committee

Maintains oversight of risks concerning the Company’s executive compensation programs and executive retention

Risk Oversight:

•   Compensation program design for senior management

•   Senior management succession planning, recruiting, retention, talent development, and career progression

•   Review Compensation Discussion & Analysis and prepare report

•   Set performance criteria for management, including the Chief Executive Officer

•   Every other year, independent consultant’s review of compensation programs and potential risks

Sustainability and Technology Committee

Focuses on specific sustainability, safety and technology-related risks

Risk Oversight:

•   Sustainability strategy, performance, and compliance

•   Workplace safety

•   Technology-related opportunities and risks

•   Data privacy, information security, and cybersecurity

SENIOR MANAGEMENT
▼

Enterprise Risk Management Committee

Responsible for implementing risk assessment and mitigation programs

Responsibilities:

•   Ongoing evaluation and implementation of processes to identify, evaluate, and prioritize risks

•   Alignment of risk decisions with our Company’s values and policies

•   Integration of risk assessment and controls into business processes and planning

•   Clear roles and responsibilities related to risk assessment and control functions

•   Consistency and standardization in risk identification, reporting, and controls

•   Sufficient information capabilities and flow to support risk identification and controls and alignment of technology assets

•   Regular evaluation of the overall design and operation of the risk assessment and control process, including development of relevant metrics and indicators

•   Regular reports to senior management and the Board on risk management processes and the most significant enterprise risks

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CORPORATE GOVERNANCE — Board Role in Risk Oversight

CYBERSECURITY AND AI

The Board maintains dedicated oversight of cybersecurity risk, and is assisted by the Sustainability and Technology Committee, which reviews the cybersecurity program with management and reports to the full Board at least quarterly. Topics of committee and Board review include the evolving goals and strategies of the cybersecurity program, cybersecurity trainings, vulnerability monitoring, and incident response plans. In recent years, the Board added a director, Mr. Colbert, who had served as Chief Information Officer for a large public company with sensitive information, to assist the Board and the Sustainability and Technology Committee in overseeing cybersecurity risks. For additional details on cybersecurity risks and ADM’s cybersecurity program, please see Item 1C, “Cybersecurity” included in the Company’s 2024 Annual Report on Form 10-K. Given the breadth of AI applicability, oversight for AI resides with the Board, which regularly discusses the Company’s AI strategy and risk management.

ETHICS AND COMPLIANCE

ADM is committed to fair and ethical business practices, and strives to incorporate leading practices in integrity, ethics, and compliance into its operating standards. Our legal compliance and ethics programs have been established by management and are overseen by the Board with the support of the Audit Committee. Our program is supported by our Compliance and Legal functions, a robust Code of Conduct applicable to all officers and employees, an anonymous Helpline to raise potential concerns managed by an independent third party available to both internal and external stakeholders, and a suite of internal policies and programs designed to further compliance with applicable laws and regulations in the jurisdictions we operate in. For more details on our Code of Conduct, see below under “Code of Conduct” on page 29.

SUSTAINABILITY

Sustainable practices and a focus on environmental and social responsibility are foundational to the Company’s purpose and culture, and integral to the work the Company does every day to serve customers and create value for stockholders. Our sustainability efforts are overseen by our Board of Directors, including a dedicated Sustainability and Technology Committee, supported by our management sustainability team. The Sustainability and Technology Committee maintains detailed oversight of our sustainability strategies and initiatives, monitoring short, intermediate, and long-term objectives with regular management updates on key sustainability issues and progress. Sustainability risks are identified through several processes, including TCFD Scenario Analysis, and tracked and monitored in our ERM program.

ADM Proxy Statement 2025 | 27

CORPORATE GOVERNANCE — Board Role in Overseeing Political Activities

Board Role in Overseeing Political Activities

The Board of Directors believes that participation in the political process is important to our business and our communities. ADM and our political action committee (ADMPAC), funded by our employees’ voluntary contributions, support candidates in a bipartisan manner. These candidates and elected officials represent assets, areas with a large colleague presence, and/or have a role in advancing our policy priorities related to our business. Contributions are not an endorsement of every position taken by an official on every issue. Decisions by ADMPAC to support particular candidates and/or organizations are made consistent with the ADM PAC By-Laws and guided by our policies. ADMPAC submits to the Federal Election Commission (FEC) regular, detailed reports on all political contributions. Reports are publicly available on the FEC’s website. Similarly, contributions to state candidates are disclosed to relevant state authorities and typically disclosed on individual states’ websites.

In addition to our contributions to individual candidates for public office and candidate committees, we also have supported a small number of 527 tax exempt organizations, including organizations affiliated with both major U.S. political parties. We do not support independent political expenditures or 501(c)(4) organizations. Finally, we have memberships in several industry, trade, and business associations representing the agriculture and business community. If a trade association engages in federal lobbying activity, the amount of dues associated with such advocacy is reported in our quarterly LD2 filings.

We engage in a centralized, deliberative process when making decisions about the Company’s political participation to ensure that it complies with all applicable laws and makes appropriate disclosures. Contributions of greater than $1,000 require the approval of the ADMPAC board of directors. It is chaired by the vice president of state government relations and composed of employees who represent various business and functional segments of the Company. Contributions of less than $1,000 may be authorized by the Company’s vice president of government relations and vice president of state government relations. All contributions receive legal review by external counsel.

The Board provides oversight of ADMPAC’s and the Company’s political activities, political contributions, and compliance with relevant laws. At each quarterly board meeting, the Nominating and Corporate Governance Committee, on behalf of the Board, reviews and provides guidance on our political contributions in the previous quarter. Any member of the Board may obtain further detailed information concerning political contributions, trade associations, compliance with federal and state laws, or any other related topic from the Company’s Government Relations team.

For more information on ADM’s political policies and activities, please see https://www.adm.com/our-company/us-political-contributions.

28 | ADM Proxy Statement 2025

CORPORATE GOVERNANCE — Code of Conduct

Code of Conduct
In 2024, ADM completed a comprehensive review and update of its Code of Conduct, which has been adopted by the Board and sets forth standards regarding matters such as honest and ethical conduct, compliance with law, and full, fair, accurate, and timely disclosure in reports and documents that we file with the Securities and Exchange Commission (“SEC”) and in other public communications. The Code of Conduct applies to all of our directors, employees, and officers, including our principal executive officer, principal financial officer, and principal accounting officer. The Code of Conduct is available at our website,
https://www.adm.com/our-company/the-adm-way/code-of-conduct, and is available free of charge upon written request to ADM, Attention: Secretary, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. Any amendments to certain provisions of the Code of Conduct or waivers of such provisions granted to certain executive officers will be disclosed promptly on our website.
Insider Trading Policy
We have adopted an insider trading policy that governs the purchase, sale, and other dispositions and tra nsactio
ns in our securities by our directors, officers, and employees, which is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as NYSE listing standards, a copy of which was filed as an exhibit to our Annual Report on Form
10-K
for the fiscal year ended December 31, 2024. Further, it is ADM’s policy that any transactions by ADM in its own securities will comply with applicable laws with respect to insider trading.

ADM Proxy Statement 2025 | 29

CORPORATE GOVERNANCE — Board, Committee, and Director Evaluations

Board, Committee, and Director Evaluations

The Board of Directors believes that a robust annual evaluation process is a critical part of its governance practices. Accordingly, the Nominating and Corporate Governance Committee oversees an annual evaluation of the performance of the Board, each committee of the Board, and each individual director. In 2024, the Nominating and Corporate Governance Committee engaged a leading third party provider of board and governance expertise to conduct an online assessment with each of the directors. The Board Chair, the Lead Director, and the Chair of the Nominating and Corporate Governance Committee reviewed the results of the self-assessments, including a benchmark against industry results, for recommendations of subsequent interview questions for each director on the performance of the Board, committees, and individual directors. The third-party provider conducted an in-depth interview of each director and provided reports on each committee to the chair of the committee, and reports on individual directors to the Board Chair, the Lead Director, and the Chair of the Nominating and Corporate Governance Committee. The Lead Director then delivered to and discussed with each individual director the evaluation of such director. Results of the performance evaluations of the committees and the Board were discussed at appropriate committee meetings and with the full Board.

The Board utilizes the results of these evaluations in making decisions on board agendas, board structure, committee responsibilities and agendas, and continued service of individual directors on the Board.

Online assessment with results benchmarked against industry results	Results reviewed by Board Chair, Lead Director, and Chair of the Nominating and Governance Committee for recommendations of interview questions	In-depth interviews	Results delivered to Board Chair, Lead Director, and Chair of the Nominating and Governance Committee	Individual evaluations are discussed with each director	Committee and Board evaluations are discussed at committee meetings and with the full Board

Independence of Directors

The Board of Directors has reviewed business, familial, and charitable relationships between our Company and each non-employee director and director nominee to determine compliance with applicable NYSE independence standards and our bylaw independence standards, and to evaluate whether there are any other facts or circumstances that might impair a director’s or nominee’s independence. Based on that review, the Board has determined that eleven of its twelve current members, Messrs. Burke, Colbert, Collins, Crews, McAtee, Moore, and Westbrook, Mses. Harrison and Sandler, and Drs. de Brabander and Schlitz are independent. Mr. Luciano is not independent under the NYSE or bylaw standards because of his employment with us.

In determining that each director and nominee is independent (other than Mr. Luciano), the Board reviewed the following transactions, relationships, or arrangements where the director is an officer of the third party. The Board determined that the amounts or relationships involved in each of the following matters fall below applicable thresholds or outside the NYSE or bylaw independence standards, that none of the directors had a direct or indirect material interest in the matters described below, and that such matters do not impair the independence of any director or nominee.

Name	Matters Considered

E. M. M. de Brabander	Ordinary course business with Elanco, where she serves as Executive Vice President of Innovation and Regulatory Affairs (purchases from ADM of various products and sales to ADM of various products, all on an arm’s length basis).

D. R. McAtee II	Ordinary course business with AT&T Inc., where he serves as Senior Executive Vice President and General Counsel (sales to ADM of various products and services on an arm’s length basis).

L. Z. Schlitz	Ordinary course business with Johnson Controls, where she serves as Vice President and President, Global Products (purchases from ADM of certain equipment products and services on an arm’s length basis).

In addition, the Board noted that the following directors are, or were during 2024, a member of the board of the following organizations that ADM had purchases from, or sales to, during 2024: Mr. Collins, Pivot Bio; Mr. Crews, Smurfit WestRock; Ms. Harrison, Smurfit WestRock and Ashland Global Holdings; Ms. Sandler, Keurig Dr. Pepper Inc., Pharmavite and Gannett; and Mr. Westbrook, Mosaic Company and T-Mobile US, Inc. Because in each case such transactions were on an arm’s length basis, the director served only as a board member of such organization, and none of the directors had a direct or indirect material interest in the matters described above, the Board determined that such matters do not impair the independence of any director.

30 | ADM Proxy Statement 2025

CORPORATE GOVERNANCE — Corporate Governance Guidelines

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that govern the structure and functioning of the Board and set forth the Board’s policies on governance issues. The guidelines, along with the written charters of each of the committees of the Board and our bylaws, are posted on our website, https://investors.adm.com/governance/corporate-governance/, and are available free of charge upon written request to ADM, Attention: Secretary, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601.

Independent Executive Sessions

In accordance with our Corporate Governance Guidelines, the non-management directors meet in executive session at least quarterly. If the non-management directors include any directors who are not independent pursuant to the Board’s determination of independence, at least one executive session each year includes only independent directors. The Lead Director, or in his or her absence, the chair of the Nominating and Corporate Governance Committee, presides at such meetings of independent directors. The non-management directors met in independent executive session seven times during fiscal year 2024.

Information Concerning Committees and Meetings

BOARD OF DIRECTORS

Meetings in 2024: 11

All of our incumbent Directors attended at least 75% of Board and applicable Committee meetings.

Our Corporate Governance Guidelines provide that all directors standing for election are expected to attend the annual meeting of stockholders, which was the case for our 2024 annual meeting, except for Mr. Moore and Ms. Schlitz who were unable to attend.

The Board’s standing committees for the year ended December 31, 2024, consisted of the Audit, Compensation and Succession, Nominating and Corporate Governance, and Sustainability and Technology Committees. Each committee operates pursuant to a written charter adopted by the Board, available on our website, www.adm.com. In 2024 until August 2024, the Board also had a standing Executive Committee, which the Board dissolved upon the recommendation of the Nominating and Corporate Governance Committee after considering a review of the use of, and trends regarding, board executive committees, which showed that a minority of large-cap companies have standing executive committees, and the percentage of companies that have an executive committee has been declining in recent years.

AUDIT COMMITTEE

Meetings in 2024: 17

The Audit Committee helps the Board provide independent oversight of the Company’s financial reporting and internal controls, internal audit function and independent registered public accounting firms, risk management, and compliance with laws and regulatory requirements.

Independence: All of the members of the Audit Committee were determined by the Board to be independent, as that term is defined in our bylaws, in the NYSE listing standards, and in Section 10A of the Exchange Act

Outside Service Limits: No director may serve on the Audit Committee if such director serves on more than two other public company audit committees unless the Board determines that such commitments would not impair such director’s ability to serve effectively

Financial Expert: All Audit Committee members are financially literate and Michael Burke, the Chair, has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the SEC

Michael S. Burke (Chair)	James C. Collins, Jr.	Ellen De Brabander

Suzan F. Harrison	Patrick J. Moore	Debra A. Sandler

ADM Proxy Statement 2025 | 31

CORPORATE GOVERNANCE — Information Concerning Committees and Meetings

The Audit Committee oversees:

•	Risk and ERM programs

•	The overall plan of the annual independent audit

•	Financial statements

•	The scope of audit procedures

•	The performance of our independent auditors and internal auditors

•	The auditors’ evaluation of internal controls
•	Matters of legal and regulatory compliance

•	The performance of our Company’s tax, compliance, and insurance functions

•	Business and charitable relationships and transactions between us and each non-employee director, director nominee, and executive officer to assess potential conflicts of interest and impairment of independence

•	The Company’s earnings press releases and information provided to analysts and investors

Key Focus Areas for 2024

•	Oversaw remediation efforts and controls testing as part of the material weakness remediation

•	Reviewed internal financial controls in conjunction with risk, finance, audit and compliance teams and our independent auditor

•	Assessed enterprise risk management structure, including oversight of responsibilities

•	Discussed the Company’s financial and compliance risks and risk management practices with management

•	Reviewed the Company’s legal compliance and ethics programs and information from ethics-related reporting channels such as the Company’s anonymous helpline

•	Reviewed the Code of Conduct and related internal governance documentation

COMPENSATION AND SUCCESSION COMMITTEE

Meetings in 2024: 7

The Compensation and Succession Committee oversees the Company’s executive compensation program to support the retention and motivation of top executive talent in alignment with stockholder interests.

Independence: All of the members of the Compensation Committee were determined by the Board to be independent, as that term is defined in our bylaws and in the NYSE listing standards, including those applicable to compensation committee members
Kelvin R. Westbrook (Chair)	Theodore Colbert	James C. Collins, Jr.

D.R. McAtee II	Lei Z. Schlitz

The Compensation Committee:

•	Establishes and administers a compensation policy for senior management

•	Reviews and approves the compensation policy for all of our employees and our subsidiaries other than senior management

•	Approves all compensation elements with respect to our executive officers and all employees with a base salary of $500,000 or more

•	Reviews and monitors our financial performance as it affects our compensation policies or the administration of those policies

•	Develops, reviews, and recommends to the Board the compensation of non-employee directors

•	Reviews and monitors our succession plans

•	Approves awards to employees pursuant to our incentive compensation plans

•	Approves major modifications in the employee benefit plans with respect to the benefits that salaried employees receive under such plans

•	Oversees and administers policies, plans, and agreements concerning the recoupment of incentive compensation, or “clawback policies”

32 | ADM Proxy Statement 2025

CORPORATE GOVERNANCE — Information Concerning Committees and Meetings

Key Focus Areas for 2024

•	Assessed executive compensation metrics and design to ensure ongoing alignment with business strategy

•	Reviewed compensation-related feedback received from the Company’s stockholders

•	Developed a compensation package for the Company’s new CFO, in consultation with the Committee’s independent compensation consultant

•	Reviewed executive officer pay levels against those of similar roles within our peer group

•	Conducted annual review of the succession plan for key management leadership roles

•	Performed annual review of director compensation program

The Compensation and Succession Committee provides reports to the Board and, where appropriate, submits actions to the Board for ratification. Members of management attend meetings of the Committee and make recommendations to the committee regarding compensation for officers other than the Chief Executive Officer. In determining the Chief Executive Officer’s compensation, the Committee considers the evaluation prepared by the non-management directors.

To the extent consistent with the General Corporation Law of Delaware, the committee may delegate the authority to grant equity awards to individuals who are not directors or executive officers. The charter for the Compensation and Succession Committee also provides that the Committee may form subcommittees and delegate tasks to them.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Meetings in 2024: 4

The Nominating and Corporate Governance Committee is responsible for recommending qualified director candidates, supporting effective Board organization, and overseeing the Company’s governance policies and practices.

Independence: All of the members of the Nominating and Corporate Governance Committee were determined by the Board to be independent, as that term is defined in our bylaws and NYSE listing standards
Patrick J. Moore (Chair)	Michael S. Burke	D.R. McAtee II

Debra A. Sandler	Kelvin R. Westbrook

The Nominating and Corporate Governance Committee:

•	Identifies individuals qualified to become members of the Board, including evaluating individuals appropriately suggested by stockholders in accordance with our bylaws

•	Recommends individuals to the Board for nomination as members of the Board and board committees

•	Develops and recommends to the Board a set of corporate governance principles applicable to the Board and the Company

•	Assigns oversight of particular risk areas to other committees of the board

•	Leads the evaluation of the directors, the Board, and board committees

•	Has oversight responsibility for certain of the Company’s corporate objectives and policies

Key Focus Areas for 2024

•	Recommended changes to the responsibilities of the former Sustainability and Corporate Responsibility Committee to include oversight for technology and safety strategy

•	Conducted the annual Board evaluation and supporting Board process enhancement actions

ADM Proxy Statement 2025 | 33

CORPORATE GOVERNANCE — Information Concerning Committees and Meetings

•	Reviewed and assessed stockholder feedback and engagement

•	Oversaw search and appointment of a new independent director David R. McAtee II to the Board

SUSTAINABILITY AND TECHNOLOGY COMMITTEE

Meetings in 2024: 4

The Sustainability and Technology Committee is focused on oversight of the Company’s goals and strategies around sustainability, safety, technology, and cybersecurity.

Independence: All of the members of the Sustainability and Technology Committee were determined by the Board to be independent, as that term is defined in our bylaws and NYSE listing standards
Suzan F. Harrison (Chair)	Theodore Colbert	Ellen De Brabander	Lei Z. Schlitz

The Sustainability and Technology Committee:

•	Oversees objectives, goals, strategies, and activities relating to sustainability matters, including corporate giving and community relations

•	Oversees compliance with sustainability-related laws and regulations

•	Oversees goals, strategies and activities relating to safety, including workplace safety, process safety, and food safety

•	Reviews strategies, objectives, and activities relating to the Company’s information technology and digital assets

•	Leads oversight of the Company’s cybersecurity program, including compliance, policies, trainings, and incident response

Key Focus Areas for 2024

•   Committee’s responsibility expanded to include oversight of technology strategy and risks; oversight of AI remains with the full Board

•   Reviewed progress on key sustainability priorities, including Scope 1 + 2 emissions reductions and expansions in our global regenerative agriculture program

•   Reviewed safety metrics and updates to workplace safety program

•   Conducted regular reviews of cybersecurity KPIs, including on workforce trainings, ongoing security assessments, and results of incident response exercises

34 | ADM Proxy Statement 2025

CORPORATE GOVERNANCE — Stockholder Outreach and Engagement

Stockholder Outreach and Engagement

We maintain an ongoing dialogue with our stockholders and believe our proactive outreach efforts, which are in addition to other communication channels available to our stockholders and stakeholders, lead to enhanced governance, compensation, and sustainability practices. We use our engagement program to learn the perspectives of our stockholders and other stakeholders, address questions and concerns, and provide perspectives on our policies and practices. We share insights from these engagements with the full Board and its committees as we work to ensure our programs and policies appropriately address our stockholders’ priority topics. We also review the voting results from our most recent annual meeting of stockholders, the governance practices of similar public companies, and current trends in corporate governance as we consider enhancements to our governance practices and disclosures.

In late 2024 and early 2025, we reached out to many of our largest institutional stockholders to hold formal discussions with them to provide updates on our key priority initiatives and to better understand their views on key governance topics. Our directors, supported by our management team, participated in these meetings to discuss our business strategy, corporate governance, risk oversight, sustainability, compensation, and other related issues important to our stockholders. A summary of the key topics raised by our stockholders is presented below.

CONTACTED	ENGAGED

Contacted stockholders representing 51.8% of outstanding shares	Met with stockholders representing 23.5% of outstanding shares

KEY TOPICS OF DISCUSSION

•   Board composition, skills, evaluation, and succession planning

•   Progress on material weakness remediation

•   The Board’s role in the ongoing investigations and related risk management

•   The broader ERM process and risk oversight

•   Executive compensation and succession planning

•   Human capital and talent management

•   ESG issues, including sustainability disclosures, regenerative agriculture programs, and progress on key goals

RECENT GOVERNANCE ENHANCEMENTS AND UPDATES

•   In November 2024, appointed Mr. McAtee to the Board, a highly qualified independent director with extensive experience in government regulation, strategic planning, compliance, data security, and shareholder engagement to support Board oversight of risk management and strategic growth initiatives

•   Over the past year, the Company has undertaken significant efforts to enhance accounting policies with respect to the measurement of intersegment sales and improve documentation of the pricing guidelines for intersegment sales, among other remediation activities. We continue to test our enhanced controls and did not identify additional material weaknesses in Q4 2024

•   Enhanced 2025 proxy disclosures on compensation and governance matters, including on the role of the Board in risk oversight, the director nomination process, and annual Board evaluations

COMMUNICATIONS WITH DIRECTORS

We have approved procedures for stockholders and other interested parties to send communications to individual directors or the non-employee directors as a group. You should send any such communications in writing addressed to the applicable director or directors in care of the Secretary, ADM, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601. All correspondence will be forwarded to the intended recipients.

ADM Proxy Statement 2025 | 35

CORPORATE GOVERNANCE — Director Compensation

Director Compensation

Our standard compensation for non-employee directors consists of an annual retainer of $330,000 (having increased from $325,000 effective as of the 2024 annual meeting of stockholders) and additional annual stipends for service as Lead Director ($50,000) (having increased from $40,000 effective as of the 2024 annual meeting of stockholders), Chair of the Audit Committee ($35,000), Chair of the Compensation and Succession Committee ($25,000), Chair of the Nominating and Corporate Governance Committee ($20,000), and Chair of the Sustainability and Technology Committee ($25,000) (having increased from $20,000 effective as of the 2024 annual meeting of stockholders).

Directors may elect to receive up to $125,000 of their annual retainer in cash or stock units, and the remaining portion of the annual retainer and any stipends are paid in stock units. Each stock unit is deemed for valuation and bookkeeping purposes to be the equivalent of a share of our common stock.

Stock units are credited to the account of each non-employee director on a quarterly basis in an amount determined by dividing the quarterly amount of the retainer or stipend to be paid in stock units by the fair market value of a share of our common stock on the last business day of that quarter, and are fully-vested at all times. As of any date on which cash dividends are paid on our common stock, each director’s stock unit account is also credited with stock units in an amount determined by dividing the dollar value of the dividends that would have been paid on the stock units in that director’s account had those units been actual shares by the fair market value of a share of our stock on the dividend payment date. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the NYSE on that date. Each stock unit is paid out in cash on the first business day following the earlier of (i) five years after the end of the calendar year that includes the quarter for which that stock unit was credited to the director’s account, and (ii) when the director ceases to be a member of the Board. The amount to be paid will equal the number of stock units credited to a director’s account multiplied by the fair market value of a share of our stock on the payout date. A director may elect to defer the date of these payments in accordance with the plan.

We do not pay fees for attendance at board and committee meetings. Directors are reimbursed for out-of-pocket traveling expenses incurred in attending board and committee meetings. Directors may also be provided with certain perquisites from time to time.

The following table summarizes compensation provided to each non-employee director for services provided during fiscal year 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Unit Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

M. S. BURKE	125,000	238,750	41,256	405,006

T. COLBERT	125,000	203,750	19,728	348,478

J. C. COLLINS, JR.	125,000	203,750	9,838	338,588

T. K. CREWS	125,000	251,250	108,728	484,978

E. M. M. DE BRABANDER	125,000	203,750	6,104	334,854

S. F. HARRISON	125,000	227,500	41,707	394,207

P. J. MOORE	125,000	223,750	173,223	521,973

D. R. MCATEE II(4)	20,720	33,981	—	54,701

D. A. SANDLER	125,000	203,750	46,625	375,375

L. Z. SCHLITZ	125,000	203,750	35,289	364,039

K. R. WESTBROOK	125,000	228,750	75,850	429,600

(1)

As described above, up to $125,000 of the annual retainer may be paid in cash or in stock units, or a combination of both, at the director’s election. The remainder of the retainer and any stipends are paid in stock units. All compensation paid in stock units is reported in the “Stock Awards” column.

(2)

The amounts set forth in this column represent the grant date fair value of stock units paid to each of the listed directors computed in accordance with the provisions of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). Each of the listed directors is a non-employee director and the fair value of services provided by each director has been used to calculate the number of stock units credited to each director by dividing the quarterly fair value of the services provided by the fair market value of a share of our Company’s common stock on the last business day of the quarter. For purposes of this plan, the “fair market value” of a share of our common stock on any date is the average of the high and low reported sales prices for our stock on the NYSE on that date. The aggregate number of stock units held by

36 | ADM Proxy Statement 2025

CORPORATE GOVERNANCE — Director Compensation

each non-employee director with respect to services provided through December 31, 2024 (including mandatory stock unit grants, voluntary elections to receive stock units, the deemed reinvestment of dividends and units in respect of services provided in the fourth quarter of 2024 which were recorded in the directors’ accounts as of January 1, 2025) was as follows:

Name	Number of Stock Units

M. S. Burke	23,775

T. Colbert	12,378

J. C. Collins, Jr.	7,322

T. K. Crews	58,424

E. M. M. de Brabander	5,414

S. F. Harrison	23,889

D. R. McAtee II	676

P. J. Moore	91,066

D. A. Sandler	26,127

L. Z. Schlitz	20,332

K. R. Westbrook	41,347

(3)

The amounts in this column consist of: (i) for all directors, the dividend equivalent amounts paid in stock units in 2024 on stock awards; and (ii) for Mr. Burke, $5,000 in charitable gifts pursuant to the Company’s matching charitable gift program which is available to substantially all employees and non-employee directors.

(4)	Mr. McAtee joined the Board on November 1, 2024.

Director Stock Ownership Guidelines

Our Company has guidelines regarding ownership of shares of our common stock by our non-employee directors. These guidelines call for non-employee directors to own shares of common stock (including stock units issued pursuant to the Stock Unit Plan for Non-Employee Directors) over time with a fair market value of not less than five times the amount of the maximum cash portion of the annual retainer. Application of these guidelines will consider the time each director has served on the Board of Directors, as well as stock price fluctuations that may impact the achievement of the five times cash retainer ownership guidelines.

We prohibit directors from hedging or pledging Company securities.

ADM Proxy Statement 2025 | 37

PROPOSAL NO. 2

Proposal No. 2—Advisory Vote on Executive Compensation

Pursuant to Section 14A of the Exchange Act, the following proposal provides our stockholders with an opportunity to vote to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement. In considering your vote, you may wish to review the “Compensation Discussion and Analysis” discussion herein, which provides details as to our compensation policies, procedures, and decisions regarding the named executive officers, as well as the Summary Compensation Table and other related compensation tables, notes, and narrative disclosures in this proxy statement. This vote is not intended to address any specific element of our executive compensation program, but rather the overall compensation program for our named executive officers.

The Compensation and Succession Committee, which is comprised entirely of independent directors, and the Board of Directors believe that the executive compensation policies, procedures, and decisions made with respect to our named executive officers are competitive, are based on our pay-for-performance philosophy, and are focused on achieving our Company’s goals and enhancing stockholder value.

Accordingly, for the reasons discussed above and in the “Compensation Discussion and Analysis” section of this proxy statement, the Board asks our stockholders to vote FOR the adoption of the following resolution to be presented at the Annual Meeting of Stockholders in 2025:

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Compensation Discussion and Analysis section, the compensation tables, and the related narrative disclosure in this Proxy Statement.

Although this advisory vote is not binding on the Board of Directors, the Board and the Compensation and Succession Committee will review and expect to take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote FOR the approval of the advisory resolution on the compensation of our Company’s named executive officers, as disclosed in this proxy statement. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

38 | ADM Proxy Statement 2025

Compensation Discussion and Analysis

Our NEOs

This Compensation Discussion and Analysis describes the compensation of the following named executive officers, or NEOs:

Juan R. Luciano

Board Chair, Chief Executive Officer

and President

Years with ADM: 13

Monish Patolawala

Executive Vice President and Chief Financial Officer*

Years with ADM: 1

Ismael Roig

Former Interim Chief Financial Officer**

Years with ADM: 20

Greg A. Morris

Senior Vice President and President,

Agricultural Services and Oilseeds

Years with ADM: 30

Christopher M. Cuddy

Senior Vice President and President, Carbohydrate Solutions

Years with ADM: 26

Ian Pinner

Senior Vice President and President, Nutrition, and Chief Sales and Marketing Officer

Years with ADM: 25

Vikram Luthar

Former Senior Vice President and Chief Financial Officer***

Years with ADM: 19

*	Mr. Patolawala joined the Company on August 1, 2024.

**

Mr. Roig served as Interim Chief Financial Officer from January 2024 until Mr. Patolawala joined the Company in August 2024. Mr. Roig served as President of EMEA and President of Animal Nutrition prior to and following the time he served as the Company’s Interim Chief Financial Officer.

***	Mr. Luthar was placed on administrative leave in January 2024, transitioned to a non-executive employee role in April 2024, and resigned from ADM effective September 30, 2024.

ADM Proxy Statement 2025 | 39

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

Executive Summary

OUR COMPENSATION PHILOSOPHY AND OBJECTIVES

ADM unlocks the power of nature to enrich the quality of life and provide access to nutrition worldwide. ADM is a global leader in human and animal nutrition and one of the world’s premier agricultural origination and processing companies. In order to achieve this, we must attract, engage, and retain highly talented individuals who are committed to our core values of integrity, excellence, teamwork, resourcefulness, responsibility, and respect for others. Our compensation programs are designed to reward for achieving our annual and long-term priorities. Our compensation and benefit programs are based on the following objectives:

•	Reinforce a high-performance culture—linking short- and long-term compensation with individual and Company performance;

•	Emphasize the long-term—structuring executive compensation to include a significant percentage of long-term equity awards;

•	Focus on results—rewarding executives for long-term stockholder value creation, excellence in leadership, and implementing our business strategy;

•

Remain market competitive—providing compensation that is consistent with the scope of responsibilities of the role with other comparable organizations to attract and retain high quality executive talent; and

•	Maintain internal equity—structuring compensation and benefit programs with consistent features for employees and executives across the organization.

2024 PERFORMANCE HIGHLIGHTS1

In 2024, ADM overcame multiple market and geopolitical challenges, and in the face of these challenges, we kept our focus on strong execution, continuous improvement efforts, and delivering winning solutions for our customers.

Here are some highlights ADM achieved in 2024.

Total Segment Operating Profit $4.2B Achieved $4.74 in adjusted earnings per share and $4.2 billion of total segment operating profit.[1]	Dividend Increase +11% Delivered strong cash flows and balance sheet, which supported a 11% dividend increase, marking the 52nd consecutive year of increases and 92 years of uninterrupted dividends.	Repurchases and Dividends $3.3B Maintained disciplined and balanced capital allocation, with $3.3 billion of cash returned to stockholders via repurchases and dividends.

KEY EXECUTIVE COMPENSATION ACTIONS FOR 2024:

•	Modest base salary changes—Only two NEOs’ salaries were increased (by 3% and 5.6%) to strengthen market competitiveness and maintain a focus on performance-based pay.

•

Earned incentives reflected Company performance—The Company performance component of the annual incentive for 2024 was 30.4% out of 75% target, reflecting results versus preestablished company-wide goals for earnings before interest, taxes, depreciation, and amortization (“EBITDA”) and return on invested capital (“ROIC”).

•

LTI based on long-term results—PSUs for 2022-2024 were based on results versus preestablished goals for ROIC (50%), earnings per share (“EPS”) (50%) and a two-goal ESG modifier. The above maximum performance on the ROIC metric was averaged with no payout on the EPS metric and then multiplied by a positive ESG modifier, resulting in 112% of target being attained.

•

Exercise of Negative Discretion—In connection with the 2024 compensation decisions, the Compensation and Succession Committee and the Board believed it was appropriate to consider the impact of the ongoing investigation regarding certain accounting practices and procedures with respect to ADM’s Nutrition reporting segment (the “Investigation”). Although no named executive officer of the Company has been found to have engaged in improper conduct, to ensure accountability and clarity of our priorities, the Board determined that it was appropriate for the Compensation and Succession Committee to exercise negative discretion to reduce the payout percentage under the Company performance component of the 2024 annual cash incentive program and the shares earned for the 2022 PSUs for select participants. This negative discretion was applied to certain NEOs who were in relevant leadership positions during the period covered by the Investigation. The reductions, described in more detail in the “2024 Annual Cash Incentive” and “Equity-Based Long-Term Incentives” below, are part of the Company’s broader efforts to demonstrate accountability at an institutional level.

[1]

Adjusted Earnings Per Share and total segment operating profit are financial measures that have not been calculated in accordance with generally accepted accounting principles (GAAP). Annex A to this proxy statement offers more detailed definitions of these terms, a reconciliation of each to the most directly comparable GAAP financial measure, and related disclosures about the use of these non-GAAP financial measures.

40 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

OVERVIEW OF OUR COMPENSATION PROGRAM

Total direct compensation for ADM executives is delivered through salary, annual cash incentives and long-term equity incentive (“LTI”) awards. The annual cash incentives and LTI comprise the majority of total direct compensation. This mix of cash and equity awards emphasizes multiple performance factors ultimately intended to facilitate stockholder value creation over the short- and long-term.

We believe salaries and performance-based annual cash incentive awards encourage and reward annual business results, while our LTI program balances performance against key long-term financial metrics with retention and continuity of leadership.

2024 PAY MIX

In 2024, the NEOs (excluding Mr. Luthar) received, on average, 59% of their total target direct compensation in performance-based pay, and 72% of their total target direct compensation in equity awards. For these purposes, we consider the base salary paid in 2024, the target annual cash incentive for 2024, and the target award value of equity (the dollar amount of such awards as approved by the Compensation and Succession Committee) granted in 2024 for the 2024-2026 performance period. For Mr. Patolawala, the “Average Other Named Executive Officers Pay Mix” chart reflects his 2024 base salary and target annual incentive bonus on an annualized basis, and excludes his one-time make-whole replacement cash incentive and equity award. For Mr. Roig, the “Average Other Named Executive Officers Pay Mix” chart excludes his one-time grant of RSUs in connection with service as Interim Chief Financial Officer but does include the cash stipend he received during the time he served as Interim Chief Financial Officer, which are described in more detail below.

CEO PAY MIX

Long-Term Incentive
Performance-Based Pay
6.7%
13.5%
31.9%
47.9%
Base
Annual Incentive Bonus
PSUs
Time-Vested RSUs

61.4%

Performance-Based Pay

AVERAGE OTHER NAMED EXECUTIVE OFFICERS PAY MIX

Long-Term Incentive
Performance-Based Pay
18.3%
17.5%
38.5%
25.7%
Base
Annual Incentive Bonus
PSUs
Time-Vested RSUs

56.0%

Performance-Based Pay

In 2024, the Compensation and Succession Committee granted annual equity awards in the form of 60% PSUs and 40% time-based RSUs to the NEOs. The PSUs will vest based on ADM’s performance against specific goals over a three-year performance period that will end on December 31, 2026. The RSUs will vest one-third each year over a three-year period. For details, see “2024 Executive Compensation Decisions—Equity-Based Long-Term Incentives.”

ADM Proxy Statement 2025 | 41

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

EXECUTIVE OFFICER TRANSITIONS IN 2024

Monish Patolawala joined ADM as Executive Vice President and Chief Financial Officer, effective August 1, 2024.

In connection with Mr. Patolawala’s appointment, the Compensation and Succession Committee approved the following elements of Mr. Patolawala’s compensation:

•	an initial annual base salary of $1,425,000;

•	one-time make-whole awards, intended to replace the cash incentives and unvested equity awards that Mr. Patolawala forfeited from his prior employer to join the Company:

•	cash incentive: $1,400,000 payable in January 2025 (to replace the portion of annual bonus forfeited upon departure),

•

equity award: RSUs with an approximate grant date value of $10,000,000 granted on August 1, 2024, vesting 25% at six months from grant date, 25% at 12 months from grant date, and 50% at 18 months from grant date (to replace the value of unvested equity awards forfeited upon departure, with the same vesting schedule as those forfeited awards);

•	participation in the Company’s 2024 annual cash incentive plan at a target opportunity of 135% of his base salary, prorated based upon his start date with the Company;

•

an annual equity award with an approximate grant date value of $6,950,000, granted on August 1, 2024 in the form of 60% PSUs with the same terms as the Company’s annual 2024 PSU awards for the other executive officers, and 40% RSUs, vesting one-third each year over a three-year period following August 1, 2024; and

•	relocation benefits under the Company’s relocation policy.

Prior to Mr. Patolawala’s appointment, Ismael Roig served as our Interim Chief Financial Officer, beginning in January 2024 when our previous Chief Financial Officer, Vikram Luthar, was placed on administrative leave. Prior to that, Mr. Roig served as President of EMEA and President of Animal Nutrition, and he continued to serve in those roles after Mr. Patolawala became Chief Financial Officer. In connection with Mr. Roig’s appointment as Interim Chief Financial Officer, the Compensation and Succession Committee approved the payment of a cash stipend in the amount of $35,000 to Mr. Roig, in addition to his base salary, for each calendar month during which he served as Interim Chief Financial Officer and a one-time grant of RSUs to Mr. Roig on March 18, 2024, in the amount of $1,000,000, which vest in full on the one-year anniversary of the date of grant.

Mr. Luthar was placed on administrative leave on January 19, 2024, and on April 19, 2024, the Company and Mr. Luthar entered into a Transition Agreement (the “Transition Agreement”). Pursuant to the Transition Agreement, Mr. Luthar remained a non-executive employee, available to assist the Company and provide transitional support as needed, until his resignation date of September 30, 2024. Under the Transition Agreement, Mr. Luthar received his annual cash performance incentive award for 2023 in the amount of $743,419 and the shares earned for his 2021 PSU award, consistent with the determinations of the Company performance metrics that applied to other executive officers. While employed during the transition period, Mr. Luthar continued to be paid his base salary, which was unchanged. Following his resignation date, consistent with the Company’s guidelines under the cash incentive plan and the terms of the equity award agreements applicable upon retirement (the age and service requirements of which Mr. Luthar had met), Mr. Luthar was eligible to receive a prorated 2024 annual cash performance incentive payment (based solely on Company performance metrics), and retirement treatment for purposes of his outstanding equity awards, subject to the terms of the applicable plans. Determinations related to Mr. Luthar’s 2024 annual cash performance incentive and his 2022 PSUs are described below under “2024 Executive Compensation Decisions – 2024 Annual Cash Incentive” and “2024 Executive Compensation Decisions – Equity-Based Long-Term Incentives.”

42 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

EXECUTIVE COMPENSATION BEST PRACTICES

We annually evaluate all elements of NEO pay to ensure alignment with performance objectives, market best practices, and stockholder interests. In addition, ADM’s Lead Director, our CEO, and our Chief People Officer (“CPO”) annually engage with the Company’s largest institutional stockholders to receive their feedback on the structure and performance focus of our executive compensation programs. The following table summarizes our current practices.

What We Do	What We Don’t Do

✓  Pay-for-performance: We tie compensation to performance by setting clear and challenging Company financial goals and individual goals, and having a majority of target total direct compensation consist of performance-based components.

X No guaranteed annual incentive payout: There is no minimum or guaranteed payout amount under the annual cash incentive program.

✓  Performance-based equity awards: 60% of the NEOs’ annual LTI award opportunity is delivered in PSUs that may be earned only if the Company achieves prescribed financial goals over a prospective three-year performance period.

X No hedging: We prohibit executives from engaging in hedging transactions with ADM securities.

✓  Multiple performance metrics: Payouts of our annual cash incentives and long-term incentives are determined based on the weighted results for several financial performance measures and structured to balance accountability for driving annual results with sustainable long-term performance.

X No gross up of excise tax payments: We do not assist executives with taxes owed as a result of their compensation.

✓  Aggressive stock ownership and retention requirements: Our NEOs and directors must comply with rigorous stock ownership requirements, and they may not sell any Company securities until these guidelines are satisfied.

X   No excessive executive perks: Executive perquisites are not excessive and are limited to executive physicals, certain insurance benefits, financial planning services, expatriate expenses, and (for the Board Chair and CEO) limited personal use of Company chartered aircraft.

✓  Compensation-related risk review: The Compensation and Succession Committee regularly reviews compensation-related risks, with the assistance of independent consultants, to confirm that any such risks are not likely to have a material adverse effect on the Company.

X No pledging: We prohibit executives from pledging ADM securities.

✓ Clawback policy: The Company has a policy that provides for the recovery of incentive-based compensation from executives in the event of a financial restatement.	X No employment contracts: We do not have an employment contract with any executive officer.

✓  Regular review of proxy advisor policies, stockholder feedback and corporate governance best practices: The Compensation and Succession Committee regularly considers the perspectives of outside authorities as they relate to our executive compensation programs.

✓ Double-trigger requirement: Equity awards do not automatically vest in the event of a change in control. Instead, we impose a “double-trigger” requirement to accelerate vesting.

ADM Proxy Statement 2025 | 43

COMPENSATION DISCUSSION AND ANALYSIS — Executive Summary

ADVISORY “SAY ON PAY” VOTE

At the 2024 Annual Meeting of Stockholders, approximately 87% of the shares voted in the advisory vote on executive compensation voted to approve our executive compensation. The Compensation and Succession Committee believes that this strong level of support, and the strong levels of support shown in prior years, affirms broad stockholder agreement with our pay-for-performance approach to executive compensation.

We routinely conduct extensive proactive outreach to our largest institutional stockholders to understand and address issues of interest and to foster long-term cooperative relationships. The Compensation and Succession Committee will continue to consider stockholder feedback and the results from advisory votes on executive compensation when approving compensation programs. For more information, see “Stockholder Outreach and Engagement.”

44 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — How Executive Compensation is Determined

How Executive Compensation is Determined

THE ROLE OF THE COMPENSATION AND SUCCESSION COMMITTEE

The Compensation and Succession Committee, which is composed solely of independent directors, is responsible for establishing ADM’s compensation philosophy and developing compensation policies and programs consistent with this philosophy. When making compensation decisions, the Compensation and Succession Committee considers the Company’s executive compensation objectives described below.

Align executive and stockholder interests. We believe that a substantial portion of total compensation should be equity-based in order to align leadership incentives and stockholder value.

We protect our stockholders’ interest by including clawback provisions in long-term incentive award agreements that provide for recovery or forfeiture of awards in certain events, including breaches of restrictive covenants, misconduct and certain terminations of employment. We also have a separate clawback policy that provides for recovery of certain incentive-based compensation in the case of an accounting restatement.

Attract and retain top executive talent. We maintain a competitive and fair compensation program to attract and retain talented executives in a dynamic, global market, with a balanced mix of salary, annual cash incentives, and long-term incentive awards targeted to be market competitive.

Pay-for-performance. Our executive compensation program emphasizes variable, performance-based pay tied to company and individual achievements. The Compensation and Succession Committee assesses executive pay holistically, with both annual cash incentives and long-term incentive awards reflecting measurable financial and strategic performance.

Internal equity. The Compensation and Succession Committee considers internal equity when determining the pay of NEOs by evaluating compensation in the context of broader employee compensation.

▼

THE ROLE OF THE BOARD

The Board reviews and approves the Company’s annual and long-term business plans, which include some of the factors used to set financial and business objectives for incentive compensation. The independent directors establish and approve all performance criteria for evaluating the Board Chair and CEO, annually evaluate the performance of the Board Chair and CEO based on these criteria, and ratify his compensation. The Board also may provide input and ratification on any additional compensation-related issues at the Compensation and Succession Committee’s request. The Board conducts an annual review of the Company’s performance, which informs the calculation of performance-based incentives and decisions regarding compensation packages generally.

▼

THE ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

For 2024, the Compensation and Succession Committee retained Meridian Compensation Partners, LLC (“Meridian”) as its independent executive compensation consultant. Meridian reports directly to the Compensation and Succession Committee and provides objective and expert analyses and independent advice on executive and director compensation and other matters in support of the Committee’s responsibilities.

Each Compensation and Succession Committee meeting includes an executive session where the Committee meets privately with the independent consultant, without Company management. Outside of these sessions, the independent consultant interacts with management solely on behalf of the Compensation and Succession Committee.

The Compensation and Succession Committee only retains consultants that it believes will provide independent advice. The Committee has assessed the independence of Meridian pursuant to SEC and NYSE rules and concluded that the work Meridian has performed and is expected to perform in the future does not raise any conflict of interest.

▼

THE ROLE OF EXECUTIVES

Our Board Chair and CEO assists the Compensation and Succession Committee in determining compensation for the NEOs other than himself, both in terms of individual performance and with respect to the functions or business units they oversee. The Board Chair and CEO also recommends to the Compensation and Succession Committee, but does not vote on, annual base salary adjustments, individual and group performance factors, and short- and long-term incentive award target levels for the other NEOs.

The Company’s CPO oversees all employee compensation with the oversight and direction of the Compensation and Succession Committee. The CPO prepares most of the materials for the Compensation and Succession Committee meetings and provides analyses that assist the Committee with its decisions, such as summaries of competitive market practices, summaries of the Company’s succession management, and reports regarding the Company’s performance. In addition, throughout the year, the CPO facilitates meetings with management to help the Compensation and Succession Committee gain a better understanding of Company performance, and ensures that the Committee receives a rigorous assessment of year-to-date performance at each of its meetings. The Company’s executives, including the Board Chair and CEO, leave meetings during discussions of individual compensation actions affecting them personally and during all executive sessions, unless requested to remain by the Compensation and Succession Committee.

ADM Proxy Statement 2025 | 45

COMPENSATION DISCUSSION AND ANALYSIS — Components of Executive Compensation

Components of Executive Compensation

The following chart summarizes the direct compensation components and associated objectives of our fixed and performance-based pay for executives in 2024. Although the Compensation and Succession Committee has not adopted a policy for allocating the various elements of total direct compensation, the Company places greater emphasis on variable pay for executives with more significant responsibilities because they have a greater capacity to affect the Company’s performance and results.

Components of 2024 Executive Compensation

	Element and Form		Link to Stockholder Value	Key Characteristics

FIXED	Annual	Base Salary	Recognize an individual’s role and responsibilities	Reviewed annually and set based on competitiveness versus the external market, individual performance, and internal equity

ANNUAL INCENTIVE AWARDS	Annual	Annual Cash Incentive	Achieve annual goals measured in terms of financial and individual performance linked to creation of stockholder value	Adjusted EBITDA, Adjusted ROIC, and Individual Performance Factor

LONG-TERM INCENTIVE AWARDS	Long-Term (3-Year Performance Period)	Performance Share Units (PSUs) 60%	Align long-term performance with interests of stockholders and retain executive talent

Achievement of key drivers of Company performance and stockholder value as evidenced by average Adjusted ROIC, cumulative Adjusted Earnings per Share, and a two-goal Strive 35 modifier that is focused on results in the ESG space

	Long-Term (Vest over 3-Year Period)	Restricted Stock Units (RSUs) 40%	Align NEOs’ interests with stockholders’ interests, retain executive talent, and promote stock ownership	RSUs are granted pursuant to the Company’s long-term equity plan and vest one-third each year beginning on the first anniversary of the grant date

46 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — 2024 Executive Compensation Decisions

2024 Executive Compensation Decisions

INDIVIDUAL COMPENSATION DECISIONS

The following tables summarize compensation decisions made by the Compensation and Succession Committee with respect to each of the NEOs for 2024. Details regarding the specific compensation elements and related payouts follow the individual summaries.

The award values shown below for LTI grants represent the dollar amount of such awards, at target, as approved by the Compensation and Succession Committee. These amounts differ from the grant date fair values of such awards as shown in the Grants of Plan-Based Awards Table and the Summary Compensation Table due to the valuation methodology the Compensation and Succession Committee uses in making its decisions differing from the valuation methodology required by the SEC for those compensation tables.

MR. LUCIANO Board Chair, CEO, and President

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Unchanged at $1,492,500 200% of base salary, or $2,985,000 $1,199,970, or approximately 40% of target $17,700,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•	Delivered adjusted earnings per share of $4.74; total segment operating profit of $4.2 billion; and 8.3% adjusted ROIC.[2]

•	Maintained strong balance sheet while returning $3.3 billion in cash to stockholders and increasing dividend by 11%.

•

Advanced strategic initiatives that are serving our customers’ evolving needs, from expanding regenerative agriculture globally, to launching a joint venture, Gradable, in partnership with the Farmers Business Network to accelerate adoption of regenerative and sustainable agricultural practices.

•

Effectively managed through external headwinds by delivering solid production volumes in our Latin America region, improving production volume in starches and sweeteners across the business, and increasing operating profits in several product lines for North America.

[2]

Adjusted earnings per share, Adjusted ROIC and total segment operating profit are financial measures that have not been calculated in accordance with GAAP. Annex A to this proxy statement offers more detailed definitions of these terms, a reconciliation of each to the most directly comparable GAAP financial measure, and related disclosures about the use of these non-GAAP financial measures.

ADM Proxy Statement 2025 | 47

COMPENSATION DISCUSSION AND ANALYSIS — 2024 Executive Compensation Decisions

MR. PATOLAWALA Executive Vice President and Chief Financial Officer

Base salary Target annual cash incentive Actual annual cash incentive Replacement cash incentive Long-term incentives

Hired at $1,425,000

135% of prorated base salary, or $801,563 (based on a base salary of $593,751 for portion of 2024 he was employed)

$524,222, or approximately 65% of target

One-time sign-on replacement cash incentive payment of $1,400,000, paid in January 2025

$6,950,000, granted in the form of 60% PSUs and 40% RSUs; one-time sign-on replacement award of $10,000,000 granted in the form of RSUs

Significant accomplishments:

•	Enhanced financial integrity by bolstering a strong “tone at the top,” strengthening internal controls, and enhancing quality of financial reporting.

•

Quickly partnered with the Board Chair and CEO and other senior leaders to help shape the Company’s long-term strategy, emphasizing operational excellence through cost management and portfolio optimization.

•	Drove continuous improvement by directing the team’s focus on the end-to-end value chain and enabling effective root cause analysis through data visualization and analytics.

•	Maintained a strong focus on driving cash generation and disciplined capital deployment to further both short-term financial strength and long-term value creation.

MR. ROIG Interim Chief Financial Officer (January – July 2024); President EMEA and President Animal Nutrition

Base salary Cash stipend Target annual cash incentive Actual annual cash incentive Long-term incentives

$550,008

$35,000 per month while serving as Interim CFO

100% of base salary, or $550,000

$193,600, or approximately 35% of target

$1,200,000, granted in the form of 60% PSUs and 40% RSUs; one-time award of $1,000,000 granted in the form of RSUs in connection with his appointment to Interim CFO role

Significant accomplishments:

•	Appointed Interim Chief Financial Officer and led the Company’s transition to a permanent Chief Financial Officer.

•	Managed accounting remediation efforts and control improvements.

•	Implemented a $2 billion stock repurchase program while working closely with external stakeholders, including rating agencies, to support the Company’s liquidity position and access to market.

•	Developed a cost reduction program to reduce costs across the global organization.

48 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — 2024 Executive Compensation Decisions

MR. MORRIS Senior Vice President and President, Agricultural Services and Oilseeds

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Increased from $714,000 to $735,504 100% of base salary, or $735,500 $258,896, or approximately 35% of target $3,300,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•

While the overall performance in Agricultural Services and Oilseeds fell short of the annual business plan, the business delivered record Global production volumes in canola/rapeseed crush and refined oils and biodiesel.

•	Expanded ADM’s Regenerative Ag program globally across 8 countries and 9 agricultural commodities, and exceeded goals for the year by 41%.

•	Delivered against growth goals in both farmer direct origination and destination marketing volumes.

MR. CUDDY Senior Vice President and President, Carbohydrate Solutions

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Increased from $663,000 to $700,008 100% of base salary, or $700,000 $351,400, or approximately 50% of target $3,100,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•	Achieved third-best performance year in North America Starches and Corn Syrups, as well as the second-best year ever in Global Wheat Milling.

•	Grew BioSolutions volume by 10% and successfully executed new sales volumes for starch capacity in Marshall, MN.

•	Realized improved plant run rates, with volumes up 4% compared to the prior year and unscheduled downtime reduced by 16%, alongside a 2% cost improvement versus the previous year.

•	Executed agreement with Vestaron to produce biologics in Decatur’s Bio II facility.

ADM Proxy Statement 2025 | 49

COMPENSATION DISCUSSION AND ANALYSIS — 2024 Executive Compensation Decisions

MR. PINNER Senior Vice President, President, Nutrition, and Chief Sales and Marketing Officer

Base salary Target annual cash incentive Actual annual cash incentive Long-term incentives	Unchanged at $700,008 100% of base salary, or $700,000 $352,800, or approximately 50% of target $3,000,000, granted in the form of 60% PSUs and 40% RSUs

Significant accomplishments:

•

While overall performance in Nutrition fell short of the annual business plan, achieved strong revenue growth in Flavors while resolving operational challenges from earlier Enterprise Resource Planning implementations, as well as record growth in sales and earnings from Bioactives business.

•	Mitigated customer and supply chain challenges in the protein business while the East Plant Crush asset remained under repair.

•	Continued improvements in Animal Nutrition turnaround.

BASE SALARY

The Compensation and Succession Committee sets base salaries based on an executive’s position, skills, performance, experience, tenure, and responsibilities. The Compensation and Succession Committee annually assesses the competitiveness of base salary levels relative to salaries within the marketplace for similar executive positions, typically using a range around the market median as a starting point. When assessing any salary adjustments for executives, the Compensation and Succession Committee also considers factors such as changes in responsibilities and corresponding changes in competitive marketplace levels.

In 2024, Mr. Morris received a base salary increase of 3% and Mr. Cuddy received a base salary increase of 5.6%, in each case to strengthen market competitiveness. None of the other NEOs received a base salary increase in 2024.

2024 ANNUAL CASH INCENTIVE

We pay an annual cash incentive only if ADM meets specified performance goals. The annual cash incentive program emphasizes company-wide performance objectives to encourage executives to focus on overall Company success and leadership to generate the most value across the organization. Our performance metrics are directly tied to driving stockholder value creation: we require meaningful results for annual metrics before any awards may be earned.

The annual cash incentive program aligns rewards with business results measured against specific goals. At the start of each fiscal year, the Compensation and Succession Committee approves target annual cash incentive levels, expressed as a percentage of salary, for each NEO. Actual awards paid are based on both Company performance (75% weight) and individual performance (25% weight). Payouts can range from 0% to a maximum of 200%, depending on both Company and individual performance.

The 2024 annual cash incentive program was based on two key measures of financial performance—adjusted EBITDA and adjusted ROIC—as well as individual performance. The Compensation and Succession Committee removed the strategic goals component that had been in the 2023 annual cash incentive program to simplify the program and focus participants on critical financial goals.

Company Performance Components

Company performance payout is determined by ADM’s adjusted EBITDA and adjusted ROIC.3

Adjusted EBITDA

Adjusted EBITDA has a weighting of 75% under our 2024 annual cash incentive program. The Company sets the EBITDA target based upon the Company plan for the year, which also considers the external environment.

[3]

Adjusted EBITDA and Adjusted ROIC are financial measures that have not been calculated in accordance with GAAP, and are referred to as non-GAAP financial measures. Annex A to this proxy statement provides more detailed definitions of these terms, a reconciliation of each to the most directly comparable GAAP financial measure, and related disclosures about the use of these non-GAAP financial measures.

50 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — 2024 Executive Compensation Decisions

The adjusted EBITDA goals and associated payout opportunity levels are shown below. Payout opportunity levels are interpolated for results that fall between specific goal amounts.

Adjusted EBITDA Achieved	Payout Opportunity

$6.602B & Above	200%

$6.319B	150%

$6.134B	125%

$5.438B (Plan Adjusted EBITDA)	100%

$4.954B	75%

$4.573B	50%

$4.182B	25%

Below $4.182B	0%

Adjusted ROIC Modifier

ROIC measures how effectively we generate returns on invested capital.

Once the adjusted EBITDA results are determined for the Company performance payout component of our 2024 annual cash incentive program, actual adjusted ROIC for 2024 is compared against the 9.8% adjusted ROIC target that was set for 2024. The result of that comparison leads to a modifier of +/- 10%. The modifier boosts the payout potential in years that our adjusted ROIC exceeds our target, and reduces the payout potential if adjusted ROIC falls below target expectations.

The adjusted ROIC modifier is determined as follows:

Adjusted ROIC Achieved	Multiplier	Effect of modifier on payout

11.8% or greater	1.1	10% increase

9.8% (Target)	1.0	No change

7.8% or less	0.9	10% decrease

For Adjusted ROIC results between specific goals, the multiplier will be determined by linear interpolation.

2024 Company Performance Payout Component Calculation

For 2024, ADM attained the results shown below, leading to an overall Company performance portion payout of 30.4% out of 75% target.

Our 2024 adjusted EBITDA of $4.476 billion represented 43.8% of our goal. Applying the weighting of adjusted EBITDA of 75% of the total annual cash incentive payout, this factor achieved a payout of 32.85%.

ADM Proxy Statement 2025 | 51

COMPENSATION DISCUSSION AND ANALYSIS — Individual Performance Components

Further, adjusted ROIC for 2024 was 8.3%, resulting in a multiplier of 0.925.

Applying this multiplier of 0.925 to the adjusted EBITDA payout of 32.85% resulted in an overall Company performance portion payout of 30.4% out of 75% target.

However, as discussed in “Key Executive Compensation Actions For 2024,” the Compensation and Succession Committee exercised negative discretion to reduce the 30.4% Company performance payout percentage by half for certain NEOs and to zero for one NEO, in each case who served in relevant leadership positions during the period covered by the Investigation, and as a result, the following Company performance percentages were applied to the NEOs:

Company Performance Percentages

J. R. Luciano	15.2%

M. Patolawala	30.4%

I. Roig	15.2%

G. A. Morris	15.2%

C. M. Cuddy	15.2%

I. Pinner	30.4%

V. Luthar	0%

Individual Performance Components

Individual performance determines 25% of the annual cash bonus.

Our leaders are responsible for driving performance company-wide; their respective individual performance ratings are a result of their performance against goals for the year, including goals for the business units they run. The target individual performance percentage is 25% of the overall cash incentive program. For each NEO, the Compensation and Succession Committee has discretion to adjust payout from 0% to 200% of the 25% target percentage based on the Committee’s assessment of the NEO’s performance and contribution to the Company’s success. As a result, the individual performance portion can range from a total payout of 0% to 50% (in 5 percentage point increments). Pursuant to the Transition Agreement, Mr. Luthar was not eligible for the individual performance component of the 2024 annual cash incentive program.

After consideration of these various factors, the Compensation and Succession Committee determined to award the following individual performance percentages to the NEOs:

Individual Performance Percentages

J. R. Luciano	25%

M. Patolawala	35%

I. Roig	20%

G. A. Morris	20%

C. M. Cuddy	35%

I. Pinner	20%

52 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Individual Performance Components

Calculation of Award Amounts

The formula used to calculate an annual cash incentive payout for the NEOs can be expressed as follows, utilizing the 30.4% out of 75% target for the Company performance component, prior to the exercise of negative discretion for certain NEOs as discussed above:

The Resulting Annual Cash Incentive for Each NEO

Based on the determination of the Company and individual performance factors as described above, the NEOs received the payouts set forth below.

Executive	Target Cash Incentive Opportunity (% of Salary)	Target Cash Incentive Opportunity	Cash Bonus Payout as a Percentage of Target	Actual FY2024 Cash Award

J. R. Luciano	200%	$2,985,000	40.2%	$1,199,970

M. Patolawala(1)	135%	$801,563	65.4%	$524,222

I. Roig	100%	$550,000	35.2%	$193,600

G. A. Morris	100%	$735,500	35.2%	$258,896

C. M. Cuddy	100%	$700,000	50.2%	$351,400

I. Pinner	100%	$700,000	50.4%	$352,800

V. Luthar(2)	75%	$435,938	0%	$0

(1)	Mr. Patolawala received a prorated cash incentive award based on his start date of August 1, 2024. His cash bonus payout percentage was applied to his prorated base salary for 2024.

(2)	Mr. Luthar’s target cash incentive opportunity was prorated based on his resignation date of September 30, 2024.

One-Time Bonus Approval

In addition, as described above, in connection with Mr. Patolawala’s appointment, the Compensation and Succession Committee approved a one-time sign-on bonus of $1,400,000, payable in January 2025, intended to replace the prorated annual cash incentive that Mr. Patolawala forfeited from his prior employer to join the Company.

ADM Proxy Statement 2025 | 53

COMPENSATION DISCUSSION AND ANALYSIS — Equity-Based Long-Term Incentives

EQUITY-BASED LONG-TERM INCENTIVES

ADM’s LTI program aligns the interests of executives with those of our stockholders by rewarding financial outcomes important to long-term stockholder value, supporting stock ownership, and motivating retention of our senior executives. Our performance-based LTI awards are based on the results of forward-looking metrics measured over a three-year performance period.

In 2024, we granted our annual LTI awards in March (or for Mr. Patolawala, in August) in the form of 60% PSUs with a three-year performance period, which PSUs will vest at the end of the three-year period only if certain performance goals are achieved, and 40% RSUs with a one-third ratable vesting schedule on each of the first three anniversaries of the date of grant. We believe this forward-looking LTI program aligns our equity compensation with market practice and strengthens our executives’ focus on growth and future value creation for stockholders.

The 2024 grants, including the sign-on equity award to Mr. Patolawala, in the target amounts approved by the Compensation and Succession Committee, are shown below. Mr. Luthar did not receive any LTI awards in 2024.

The listed values represent the dollar amount of such awards, at target, as approved by the Compensation and Succession Committee. These amounts differ from the grant date fair values of such awards as shown in the Grants of Plan-Based Awards Table and the Summary Compensation Table due to the valuation methodology the Compensation and Succession Committee uses in making its decisions differing from the valuation methodology required by the SEC for the compensation tables.

Executive	Target Equity Award

J. R. Luciano	$17,700,000

M. Patolawala	$16,950,000	(1)

I. Roig	$2,200,000	(2)

G. A. Morris	$3,300,000

C. M. Cuddy	$3,100,000

I. Pinner	$3,000,000

(1)

The target equity award value for Mr. Patolawala consists of (a) an equity award with an approximate grant date value of $6,950,000, granted in the form of 60% PSUs with the same terms as the Company’s annual 2024 PSU awards for the other executive officers, and 40% RSUs, vesting one-third each year over a three-year period following the August 1, 2024 grant date; and (b) a one-time sign-on equity award of RSUs granted on August 1, 2024 with an approximate grant date value of $10,000,000, vesting 25% at six months from the grant date, 25% at 12 months from the grant date, and 50% at 18 months from the grant date, intended to replace the value of unvested equity awards that Mr. Patolawala forfeited from his prior employer to join the Company.

(2)

In addition to his annual equity award, this amount for Mr. Roig includes the one-time grant of RSUs on March 18, 2024 with an approximate grant date value of $1,000,000 in connection with his service as Interim Chief Financial Officer, which vest in full on the one-year anniversary of the grant date.

The terms of these equity awards are described below.

PSU Vesting

Except in cases that trigger accelerated vesting (described below), the 2024 PSUs will vest in three years upon the Compensation and Succession Committee’s determination of the Company’s achievements, if any, against certain performance goals over a three-year performance period (2024–2026). Payouts can range from 0% to 200%, and the value of those payouts will depend upon the price of ADM’s common stock at the end of the performance period. During the performance period, dividend equivalents will be accrued and settled in cash at the end of the three-year performance period on the basis of the number of PSUs actually earned. Vested PSUs will be settled in shares of ADM common stock.

PSU Performance Metrics

The performance metrics for the 2024 PSU awards are:

•	Average adjusted ROIC over the three-year performance period[4] (50% weight),

•	Cumulative adjusted earnings per share (“adjusted EPS”) performance over the three-year performance period[5] (50% weight), and

[4]

Average adjusted ROIC for the performance period means the average of the annual percentage obtained by dividing the adjusted ROIC earnings for each fiscal year during the performance period by adjusted invested capital for the same fiscal year. Adjusted ROIC is a financial measure that has not been calculated in accordance with GAAP, and is referred to as a non-GAAP financial measure. Annex A to this proxy statement provides more detailed definitions of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP financial measure.

[5]

Cumulative adjusted EPS for the performance period means the diluted earnings per share of the Company over the three-year performance period, as adjusted for specified items. Adjusted EPS is a financial measure that has not been calculated in accordance with GAAP, and is referred to as a non-GAAP financial measure. Annex A to this proxy statement provides more detailed definitions of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP financial measure.

54 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Equity-Based Long-Term Incentives

•

A two-goal Strive 35 modifier that reflects (1) progress toward water savings through water reuse and reclamation across facilities, and (2) absolute reduction in greenhouse gas emissions over the three-year performance period (+/-10%).

ROIC appears as a metric in both our short- and long-term incentive compensation plans, but it serves different purposes and has different weights in the two plans. One-year adjusted ROIC in our annual cash incentive plan demonstrates our short-term performance, while three-year average adjusted ROIC in the PSU award better reflects long-term, sustainable results with an emphasis on growth and driving consistent returns of our capital investments over time.

The Committee continued to utilize adjusted EPS as one of the performance metrics for the 2024 PSU awards because adjusted EPS is one of the primary bases on which we set performance expectations for the year, it is consistent with how we report our operating results to the investment community, it is a widely-used measure of overall Company performance, and the Committee believes it is highly correlated to stockholder return.

The goals and associated payouts for these metrics are shown below. If results for average adjusted ROIC and adjusted EPS fall between specific goals, the associated payout will be determined by linear interpolation.

Performance metric	Weighting	No payout	50% payout	100% payout	150% payout	200% payout

Average Adjusted ROIC	50%	Below 7.0%	9.0%	10.0%	11.0%	12.0% or above

Cumulative Adjusted EPS	50%	Below $15.00	$17.00	$18.50	$19.00	$19.50

ESG Modifier	+/-10%	+/- 5.0% modifier based on level of achievement as it relates to completion of projects designed to deliver 1.2 million cubic meters of water savings through water reuse and reclamation across facilities

Adjustment factor will be made based on Committee discretion

+/- 5.0% modifier based on level of achievement as it relates to a goal of 2.0% absolute reduction in greenhouse gas emissions over the three-year period of 2024-2026

Adjustment factor will be made based on Committee discretion

In establishing and measuring achievements against the goals shown above, the Compensation and Succession Committee retains discretion to make changes to reflect “material portfolio adjustments,” which are events that are unusual and infrequent, like significant acquisitions and divestitures.

RSU Vesting

Except in cases that trigger accelerated vesting (described below), RSUs vest one-third each year over a three-year period beginning on the first anniversary of the grant date so long as the recipient is still employed by the Company on each vesting date. During the vesting period, participants are paid dividend equivalents on their unvested RSUs. Vested RSUs will be settled in shares of ADM common stock. RSUs and PSUs will continue to vest as scheduled if an executive leaves the Company because of disability or retirement (at age 55 or older with 10 or more years of service, or 65 years of age).

Conditions Leading to Accelerated Vesting

Upon the death of an executive, the executive’s RSUs will vest immediately and the executive’s PSUs will vest immediately at the target level. A detailed description of double-trigger change in control provisions that may lead to accelerated vesting appears under the header “Employment Agreements, Severance, and Change in Control Benefits.”

ADM Proxy Statement 2025 | 55

COMPENSATION DISCUSSION AND ANALYSIS — Equity-Based Long-Term Incentives

Equity Awards Granted in 2022 with a Performance Period that Ended in 2024

In 2022, ADM granted PSUs to our then-NEOs with a three-year performance period (2022-2024). The performance metrics for the 2022 PSU awards were:

•	Average adjusted ROIC[6] over the three-year performance period (50% weight),

•	Adjusted EPS[7] performance for 2024, the third year of the three-year performance period (50% weight), and

•	A two-goal ESG modifier that reflects (1) progress toward gender diversity in leadership, and (2) absolute reduction in greenhouse gas emissions over the three-year performance period (+/-15%).

Pursuant to their terms, the 2022 PSUs held by Mr. Luthar remained outstanding following his resignation due to Mr. Luthar having met the age and service requirements for retirement treatment, with the number of PSUs to be paid out to be determined based on the achievement of actual performance, and subject to the exercise of negative discretion based on such factors as the Committee determines.

The weighting, goals, and associated payout factors for these metrics are shown below. For average adjusted ROIC and adjusted EPS, if results fall between specific goals, the associated payout would be determined by linear interpolation.

Performance metric	Weighting	No payout	50% payout	100% payout	150% payout	200% payout

Average Adjusted ROIC	50%	Below 7.0%	7.5%	9.0%	10.0%	11.0% or above

Adjusted EPS	50%	Below $5.00	$5.25	$6.00	$6.32	$6.75

ESG Modifier	+/-15%	+/- 7.5% modifier based on percent of women in leadership roles (“gender diversity percentage”) at 12/31/24 (with linear interpolation applied)

-7.5% if gender diversity percentage is 22% or less

0% if gender diversity percentage is 25%

+7.5% if gender diversity percentage is 28% or more

+/- 7.5% modifier based on level of achievement as it relates to a goal of 2.0% absolute reduction in greenhouse gas emissions during 2024 against 2019

Adjustment factor will be made based on Committee discretion

On February 5, 2025, the Compensation and Succession Committee determined the degree to which the performance metrics under the 2022 PSUs were attained, and the resulting payout level relative to the target amount for each metric. For the performance period of 2022-2024:

•	Average adjusted ROIC was 11.37%, and therefore the resulting payout factor was 200%,

•	Adjusted EPS for 2024 was $4.74, and therefore the resulting payout factor was 0%, and

•	Progress toward gender diversity in leadership was 4.5%, and progress toward reduction in greenhouse gas emissions over the three-year performance period was 7.5%, yielding a total multiple of 1.12.

Based on the above results, the performance metrics for the 2022 PSUs were achieved at 112% of target. However, as discussed in “Key Executive Compensation Actions For 2024,” the Compensation and Succession Committee exercised negative discretion to reduce the number of shares earned by half for certain NEOs and to zero for one NEO, who in each case were in relevant leadership positions during the period covered by the Investigation.

[6]

Average adjusted ROIC for the performance period is a non-GAAP financial measure and means the average of the annual percentage obtained by dividing the adjusted ROIC earnings for each fiscal year during the performance period by adjusted invested capital for the same fiscal year. See Annex A to this proxy statement for reconciliations of adjusted ROIC for each of fiscal years 2022, 2023 and 2024 to the most directly comparable GAAP financial measure, as well as the calculation of the average adjusted ROIC for the performance period of 2022-2024.

[7]

Adjusted EPS for fiscal year 2024 is a non-GAAP financial measure and means the diluted earnings per share of the Company, as adjusted for specified items. See Annex A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

56 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Equity-Based Long-Term Incentives

Based on these determinations, the Compensation and Succession Committee approved the following number of PSUs earned for each NEO:

Executive	Target Number of 2022 PSUs	Actual Number of 2022 PSUs Earned

J. R. Luciano	137,634	77,076	**

M. Patolawala*	—	—

I. Roig	6,882	3,854	**

G. A. Morris	25,025	14,014	**

C. M. Cuddy	25,025	14,014	**

I. Pinner	14,431	16,163

V. Luthar	16,371	0	***

*	Mr. Patolawala was hired in 2024 and, therefore, did not receive a 2022 PSU award.

**	Reflects 50% reduction as determined by the Compensation and Succession Committee.

***	Reflects reduction to zero as determined by the Compensation and Succession Committee.

All of the earned PSUs shown in the table above vested on February 10, 2025.

FEATURES OF 2025 COMPENSATION PROGRAMS

The Compensation and Succession Committee made changes to the short-term and long-term incentive compensation plans for performance periods beginning in 2025. These changes are designed to better align with the strategic direction of the Company, to simplify certain design features and to strengthen market competitiveness.

Features of the 2025 Annual Cash Incentive Bonus

•	Retained the adjusted EBITDA metric and reduced its weight from 75% to 50%.

•	Introduced adjusted free cash flow at 20% weight and cash conversion cycle at 5% weight.

•	Removed the +/- 10% ROIC modifier.

Features of the 2025 PSU Awards

•	Retained the weightings of the average ROIC metric at 50% and the cumulative adjusted EPS metric at 50%.

•	Removed the +/- 10% Strive 35 modifier to simplify program design and maintain focus on long-term financial metrics that are critical to the success of the business.

ADM Proxy Statement 2025 | 57

COMPENSATION DISCUSSION AND ANALYSIS — Peer Group

Peer Group

The Compensation and Succession Committee utilizes the S&P 100 Index as a peer group to evaluate whether executive officer pay levels are aligned with performance on a relative basis. We believe the large peer group is relevant for ADM because we compete for talent and investments across a wide range of industries. Moreover, our diverse business encompasses aspects of several industries; we do not have a direct competitor—in terms of size, focus or business mix—in the public markets. As a result, the Compensation and Succession Committee believes it is appropriate to consider a broad spectrum of compensation levels and investment returns to arrive at our NEO compensation.

Abbott Laboratories

AbbVie Inc.

Accenture plc

Alphabet Inc.

Amazon.com, Inc.

American Express Company

American International Group, Inc.

Apple Inc.

Archer-Daniels-Midland Company

AT&T Inc.

Bank of America Corporation

Berkshire Hathaway Inc.

Best Buy Co., Inc.

Bristol-Myers Squibb Company

Broadcom Inc.

Bunge Global SA

Cardinal Health, Inc.

Caterpillar Inc.

Cencora, Inc.

Centene Corporation

Charter Communications, Inc.

Chevron Corporation

Chubb Limited

Cisco Systems, Inc.

Citigroup Inc.

Comcast Corporation

ConocoPhillips

Costco Wholesale Corporation

CVS Health Corporation

Deere & Company

Dell Technologies Inc.

Delta Air Lines, Inc.

Dollar General Corporation

Dow Inc.

Elevance Health, Inc.

Eli Lily and Company

Exxon Mobil Corporation

FedEx Corporation

Ford Motor Company

General Dynamics Corporation

General Electric Company

General Motors Company

HCA Healthcare, Inc.

Honeywell International Inc.

HP Inc.

Humana Inc.

Intel Corporation

International Business Machines Corporation

Johnson & Johnson

JPMorgan Chase & Co.

Lockheed Martin Corporation

Lowe’s Companies, Inc.

LyondellBasell Industries N.V.

Marathon Petroleum Corporation

McKesson Corporation

Merck & Co., Inc.

Meta Platforms, Inc.

MetLife, Inc.

Microsoft Corporation

Morgan Stanley

Netflix, Inc,

NIKE, Inc.

Northrop Grumman Corporation

NVIDIA Corporation

Oracle Corporation

PepsiCo, Inc.

Pfizer Inc.

Phillips 66

Prudential Financial, Inc.

QUALCOMM Incorporated

RTX Corporation

Sysco Corporation

Target Corporation

Tesla, Inc.

The Allstate Corporation

The Boeing Company

The Cigna Group

The Coca-Cola Company

The Goldman Sachs Group, Inc.

The Home Depot, Inc.

The Kroger Co.

The Procter & Gamble Company

The Progressive Corporation

The TJX Companies, Inc.

The Travelers Companies, Inc.

The Walt Disney Company

Thermo Fisher Scientific Inc.

T-Mobile US, Inc.

Tyson Foods, Inc.

Uber Technologies, Inc.

United Airlines Holdings, Inc.

United Parcel Service, Inc.

UnitedHealth Group Incorporated

Valero Energy Corporation

Verizon Communications Inc.

Walgreens Boots Alliance, Inc.

Walmart Inc.

Warner Bros. Discovery, Inc.

Wells Fargo & Company

58 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Benefits

Benefits

In addition to the direct elements of pay described above, ADM offers benefits to our NEOs to provide for basic health, welfare, and income security needs and to ensure that our compensation packages are competitive. With few exceptions, such as supplemental benefits provided to employees whose benefits under broad-based plans are limited under applicable tax laws, our policy is to offer the same benefits to all U.S. salaried employees as are offered to the NEOs.

Retirement Program	Eligibility	Description

401(k) and ESOP	All salaried employees

Qualified defined contribution plan where employees may defer up to 75% of eligible pay, or up to $23,000 for 2024. The Company provides a 1% non-elective employer contribution and a match of 4% on the first 6% contributed by an employee. The employee contribution can be made pre-tax (401(k)) or after-tax (Roth 401(k)). Employees also may defer traditional after-tax contributions into the plan for a total $69,000 savings opportunity including all contribution types (pre-tax, Roth, and after tax) plus any ADM matching and 1% non-elective contributions. Employees who are 50 years of age or older can elect to make additional contributions of up to $7,500 for 2024.

ADM Retirement Plan	All salaried employees

All eligible employees participate in a qualified cash balance pension formula where the benefit is based on an accrual of benefit at a stated percentage of the participant’s base compensation each year. Prior to January 1, 2022, employees who had 5 or more years of service as of January 1, 2009 accrued benefits under a traditional defined benefit formula (and not the cash balance pension formula) where the benefit was based on number of years of service and final average earnings. (Final average earnings is the average of monthly compensation over a 60 consecutive month period within the employee’s last 180-month period of employment prior to January 1, 2022, that produced the highest average.)

Deferred Compensation Plan	Employees with salaries above $175,000

Eligible participants may defer up to 75% of their annual base salary and up to 100% of their annual cash incentive until designated future dates. Earning credits are added to the deferred compensation account balances based upon hypothetical investment elections available under these plans and chosen by the participant. These hypothetical investment options correspond with the investment options (other than Company common stock) available under the 401(k) and ESOP.

Supplemental Retirement Plan	Employees whose retirement benefit is limited by applicable IRS limits

Non-qualified deferred compensation plan that ensures participants in the Retirement Plan receive the same retirement benefit they would have received if not for certain limitations under applicable tax law.

Healthcare and Other Benefits. NEOs receive the same healthcare benefits as other employees, except that we provide executive physicals and related services to our senior executives who serve on the Executive Council. We provide a benefits package for employees (including NEOs) and their eligible dependents, portions of which may be paid for by the employee. Benefits include life, accidental death and dismemberment, health (including prescription drug), dental, vision, and disability insurance; dependent and healthcare reimbursement accounts; tuition reimbursement; paid time off; holidays; and a matching gifts program for charitable contributions.

Perquisites. Consistent with our pay-for-performance philosophy, we limit executive perquisites. Any NEO who receives a perquisite is individually responsible for any associated taxes.

The Compensation and Succession Committee allows our Board Chair and CEO to have access to Company-chartered aircraft for personal use for security and efficiency reasons. In addition, in 2023, after a review of market practice, the Compensation and Succession Committee approved financial planning services through Fidelity to be provided to each NEO.

See the footnotes to the Summary Compensation Table for a description of other perquisites provided to the NEOs.

ADM Proxy Statement 2025 | 59

COMPENSATION DISCUSSION AND ANALYSIS — Compensation Policies and Governance

Compensation Policies and Governance
EXECUTIVE STOCK OWNERSHIP
The Board of Directors believes it is important for each member of senior management to maintain a significant ownership position in shares of ADM’s common stock to further align their interests with the interests of our stockholders. Accordingly, we require each member of senior management to own shares of common stock with a value at least equal to a specified multiple of his or her annual base salary. Shares that count toward the ownership levels include shares owned outright, shares owned by immediate family members or a related trust if previously owned by the executive, shares held through the 401(k) plan, and unvested time-based RSUs. Stock options, whether exercisable or not, and unvested PSUs do not count toward determining whether the ownership level is met. Executives may not sell any Company securities until the applicable guideline is met. As shown below, each of our NEOs who is a current employee exceeds the applicable ownership guideline, some by a significant margin.

Executive	Ownership Guideline as a Multiple of Salary	Actual Ownership as of March 14, 2025

J. R. Luciano	10.0x	55.5x

M. Patolawala	4.0x	6.9x

I. Roig	4.0x	6.9x

G. A. Morris	4.0x	19.3x

C. M. Cuddy	4.0x	20.5x

I. Pinner	4.0X	5.2x
POLICIES AND PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
No stock options were granted in 2024. With respect to the grant of RSUs and PSUs, the Compensation and Succession Committee approves all annual equity awards to NEOs at a meeting during the first quarter of each fiscal year, and awards are granted promptly thereafter. In addition to annual awards, NEOs may receive awards when they join the Company or change their job status, including promotions. The Compensation and Succession Committee does not take material nonpublic information into account when determining the timing and terms of equity awards, and the Company does not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.
CLAWBACK POLICY AND PROVISIONS
In 2023, our Board of Directors adopted a new Compensation Recovery Policy (the “Clawback Policy”) in accordance with the listing standards of the New York Stock Exchange. The Clawback Policy applies to all incentive-based compensation, which is any compensation that is granted, earned, or vested based wholly or in part upon the attainment of a financial reporting measure, received by our covered current and former executive officers, including our NEOs, during the applicable lookback period beginning
October 2, 2023
.
The Clawback Policy applies in the case of an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The Clawback Policy provides that promptly following such an accounting restatement, the Compensation and Succession Committee will determine the amount of the erroneously awarded compensation, which is the excess of the amount of incentive-based compensation received by current and former executive officers during the three completed fiscal years immediately preceding the required restatement date over the amount of incentive-based compensation that otherwise would have been received had it been determined based on the restated amounts. The Company will provide each such executive officer with a written notice of such amount and a demand for repayment or return. If such repayment or return is not made within a reasonable time, the Clawback Policy provides that the Company will recover the erroneously awarded compensation in a reasonable and prompt manner using any lawful method, subject to limited exceptions as permitted by New York Stock Exchange listing standards.
As previously disclosed, during 2024, the Company amended its Annual Report on Form
10-K
for the fiscal year ended December 31, 2023, and its Quarterly Reports on Form
10-Qs
for the first and second quarters of 2024, to restate the segment information disclosure for each of the periods included in those filings. In accordance with the Clawback Policy, the Compensation and Succession Committee evaluated whether there was any erroneously awarded compensation subject to recovery under the Clawback Policy. The Compensation and Succession

60 | ADM Proxy Statement 2025

COMPENSATION DISCUSSION AND ANALYSIS — Compensation Policies and Governance

Committee concluded that there was no erroneously awarded compensation requiring recovery under the Clawback Policy, because the restated amounts did not impact the achievement of any financial reporting measure used in determining incentive-based compensation of the covered executives for awards received by covered executive officers during the applicable lookback period.
We also include forfeiture and clawback provisions in the Company’s long-term incentive award agreements that provide us with the ability to recover this compensation for a broad range of reasons. Specifically, the agreements provide for the recoupment or forfeiture of equity incentive awards made to NEOs and certain other members of senior management if the individual is terminated for cause (which includes engaging in a broad range of prohibited conduct), and, beginning with awards granted in 2024, if the individual engages in any such prohibited conduct, even if his or her employment is not terminated. In addition, our equity award agreements incorporate non-competition,
non-solicitation
and confidentiality restrictions. Any violation of these provisions could be cause for the awards to be forfeited or the Company to initiate a clawback proceeding post-vesting. Our approach to recoupment of long-term incentive compensation reflects the Company’s commitment to protecting stockholder value.
PROHIBITION ON HEDGING AND PLEDGING
Pursuant to our Insider Trading Policy, employees and directors may not engage in short selling, speculative trading, or hedging transactions involving the Company’s stock (including writing or trading in options, warrants, puts and calls, prepaid variable forward contracts, or equity swaps or collars), or enter into other transactions that are designed to hedge or offset decreases in the price of the Company’s securities. In addition, directors and those officers and employees who have been notified by the Company’s Legal Department that they are subject to the requirements of Section 16 of the Exchange Act are prohibited from pledging Company securities as collateral, and any other employee wishing to enter into such an arrangement must first consult with, and comply with the directions of, the Legal Department.
SECTION 162(M) OF THE INTERNAL REVENUE CODE EFFECTS ON THE COMPANY
Section 162(m) of the Internal Revenue Code generally disallows a company from taking a federal income tax deduction for compensation paid in excess of $1 million to “covered employees” as defined under Section 162(m). As a general matter, while the Compensation and Succession Committee is mindful of the benefit to the Company of the full deductibility of compensation, it believes that it should maintain flexibility in compensating the Company’s executive officers in a manner appropriate to attract, motivate and retain executive talent and to promote our corporate objectives.
EVALUATION OF RISK IN OUR COMPENSATION PROGRAMS
On an ongoing basis, the Compensation and Succession Committee, with input from management, assesses potential risks associated with compensation decisions and discusses them with our Board of Directors if warranted. To date, we have not identified any incentive compensation features that encourage inappropriate risk-taking. To ensure we are considering all possibilities objectively, we engage an outside consultant every other year to review the Company’s programs and independently assess the risk in them.
In 2023, the Company engaged Meridian to assist the Compensation and Succession Committee in evaluating the risk in our compensation programs. As part of its independent assessment, Meridian reviewed all of the Company’s incentive compensation programs and determined that none encourage inappropriate risk-taking or the manipulation of earnings. The detailed findings of this review were discussed with management and presented to the Compensation and Succession Committee in November 2023.

ADM Proxy Statement 2025 | 61

COMPENSATION DISCUSSION AND ANALYSIS — Employment Agreements, Severance, and Change in Control Benefits

Employment Agreements, Severance, and Change in Control Benefits

NO EMPLOYMENT CONTRACTS

None of our NEOs has an employment contract or separation agreement. Consistent with our approach of rewarding performance, employment is not guaranteed, and either ADM or any NEO may terminate the employment relationship at any time.

ADM maintains a severance program that serves as a guideline for severance benefits that may be provided to various levels of employees, including the NEOs, upon termination of their employment without cause, but the program does not give anyone a contractual right to receive any severance benefits. The Compensation and Succession Committee generally requires a terminated employee to enter into a non-competition and/or non-solicitation agreement in exchange for receiving severance.

From time to time, the Company may enter into individual arrangements when an executive officer is hired, such as the offer letter with Mr. Patolawala that provides for a different treatment than other equity awards upon certain terminations of employment, but only with respect to the one-time make-whole RSUs award that he received. Such RSUs provide that in the event Mr. Patolawala is terminated without cause or terminates his employment for good reason prior to the 18-month anniversary of the grant, the unvested portion of the grant will accelerate and become fully vested.

The Company may also enter into individual arrangements upon the departure of an executive officer, such as the Transition Agreement entered into with Mr. Luthar as described above.

CHANGE IN CONTROL PROVISIONS

Upon a change in control of the Company, NEOs may receive certain protections related to their LTI awards (as described below), and other compensation detailed in the sections titled “Pension Benefits,” “Nonqualified Deferred Compensation,” and “Termination of Employment and Change in Control Arrangements.” NEOs are not eligible to receive any other cash severance, continued health and welfare benefits, tax gross ups, or other change in control benefits.

Our incentive compensation plans provide non-employee directors and all employees, including executive officers, certain change in control protections for their LTI awards. If a change in control occurs with respect to the Company and equity awards are not assumed or replaced, the RSUs held by executive officers generally will vest immediately, and the number of PSUs that will vest immediately will be equal to the greater of the target number of PSUs and the number of PSUs earned based on actual performance during the truncated performance period. The same accelerated vesting provisions will apply if an award is assumed or replaced, but the executive officer’s employment is terminated for reasons other than for cause or good reason within 24 months of the change in control (referred to as “double-trigger” vesting). We adopted double-trigger accelerated vesting to provide our executives with some assurance that they will not be disadvantaged with respect to their equity awards in the event of a change in control of the Company. This assurance increases the value of these awards to the executives (which in turn enhances retention) and makes it easier for our executives to focus on the potential benefits of a change in control for our stockholders without conflicting concerns about their own financial situations.

Compensation and Succession Committee Report

The Compensation and Succession Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation and Succession Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

K. R. Westbrook, Chair

T. Colbert

J. C. Collins

D.R. McAtee II

L. Z. Schlitz

Compensation and Succession Committee Interlocks and Insider Participation

None of the members of the Compensation and Succession Committee is or has been an employee of the Company or any of the Company’s subsidiaries. There are no interlocking relationships between the Company and other entities that might affect the determination of the compensation of the Company’s executive officers.

62 | ADM Proxy Statement 2025

Executive Compensation

Summary Compensation Table

The following table summarizes the compensation for the fiscal years noted of our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)

J. R. LUCIANO Board Chair, CEO and President	2024	1,492,500	—	17,700,074	1,199,970	37,857	1,139,493	21,569,894
	2023	1,482,918	—	17,919,686	3,609,611	117,551	1,284,902	24,414,668
	2022	1,429,174	—	17,727,259	4,712,540	—	880,205	24,749,178

M. PATOLAWALA(6) Executive Vice President and Chief Financial Officer	2024	593,750	1,400,000	16,950,064	524,222	14,835	474,172	19,957,043

I. ROIG(7) Former Interim Chief Financial Officer; President of EMEA and President of Animal Nutrition	2024	772,427	—	2,200,072	193,600	—	720,640	3,886,739

G. A. MORRIS Senior Vice President and President, Agricultural Services and Oilseeds	2024	731,920	—	3,300,077	258,896	—	250,553	4,541,446
	2023	714,000	—	3,239,765	863,405	214,426	241,841	5,273,437
	2022	711,668	—	3,223,194	1,172,388	—	204,083	5,311,334

C. M. CUDDY Senior Vice President and President, Carbohydrate Solutions	2024	693,840	—	3,100,060	351,400	—	242,295	4,387,595
	2023	660,834	—	3,138,499	801,733	171,259	237,598	5,009,923
	2022	650,004	—	3,223,194	1,067,300	—	177,288	5,117,787

I. PINNER(8) Senior Vice President and President, Nutrition, and Chief Sales and Marketing Officer	2024	701,803	—	3,000,081	352,800	—	197,714	4,252,398

V. LUTHAR(9) Former Senior Vice President and Chief Financial Officer	2024	581,256	—	—	—	—	147,487	728,743
	2023	770,840	—	3,492,888	743,419	93,909	158,604	5,259,660
	2022	704,798	—	2,411,505	1,231,500	—	90,624	4,438,428

(1)

The amount reported in this column for Mr. Patolawala represents a one-time make-whole bonus, intended to replace the prorated 2024 annual cash incentive that he forfeited from his prior employer to join the Company, which amount was paid in early 2025.

ADM Proxy Statement 2025 | 63

EXECUTIVE COMPENSATION — Summary Compensation Table

(2)

Stock awards in 2024 consisted of RSU awards and PSU awards. The amounts reported in this column represent the aggregate grant date fair value of the RSU awards for fiscal years 2024, 2023, and 2022 and of the target level of the PSU awards for fiscal years 2024, 2023 and 2022. We calculated these amounts in accordance with the provisions of FASB ASC Topic 718 utilizing the assumptions discussed in Note 11 to our financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The grant date fair value of the 2024 RSUs and the grant date fair value of the 2024 PSUs if target performance and maximum performance is achieved are as follows:

		PSUs
Name	RSUs	Target	Maximum

J. R. Luciano	$7,080,017	$10,620,057	$21,240,114

M. Patolawala	$12,780,029	$4,170,036	$8,340,072

I. Roig	$1,480,045	$720,027	$1,440,054

G. A. Morris	$1,320,019	$1,980,059	$3,960,117

C. M. Cuddy	$1,240,036	$1,860,024	$3,720,048

I. Pinner	$1,200,045	$1,800,037	$3,600,074

V. Luthar	$—	$—	$—

(3)

The amounts reported in this column represent amounts earned under our annual incentive plan during each of the respective fiscal periods shown. In each case, the amounts were paid after the close of the applicable fiscal period.

(4)

The amounts reported in this column for 2024 represent the aggregate change in actuarial present value of each named executive officer’s accumulated benefit under all defined benefit and actuarial pension plans from December 31, 2023 to December 31, 2024, using the same assumptions used for financial reporting purposes except that retirement age is assumed to be the normal retirement age (65) specified in the plans. No NEO received above market or preferential earnings on deferred compensation. To derive the change in pension value for financial reporting purposes, the assumptions used to value pension liabilities on December 31, 2024 were an interest rate of 5.69% for the ADM Retirement Plan, an interest rate of 5.51% for the ADM Supplemental Retirement Plan, and mortality was determined using the PRI-2012 mortality table, with a white collar adjustment, projected generationally using Scale MP-2021. The assumptions used to value pension liabilities on December 31, 2023 were an interest rate of 4.96% for the ADM Retirement Plan, an interest rate of 4.84% for the ADM Supplemental Retirement Plan, and mortality was determined using the PRI-2012 mortality table, with a white collar adjustment, projected generationally using Scale MP-2021.

(5)

The amounts reported in this column for 2024 include costs for use of company-leased aircraft and spousal travel, relocation expenses, value of company-provided life insurance, imputed value of company-provided life insurance, the value of health insurance company-paid premiums, costs for executive healthcare services, dividend equivalents paid on unvested RSUs, accrued dividends for unvested PSUs, company contributions under the 401(k) and ESOP, and charitable gifts pursuant to the Company’s matching charitable gift program and, for Mr. Roig, expenses related to certain expatriate tax services and tax gross ups related thereto. Personal financial planning services were available to our executive officers in 2024, but because such services are provided by the provider of other services to the Company, and such provider does not charge any additional amounts for the individual financial planning services to our executive officers, there is no incremental cost to the Company for such services. Specific perquisites and other items applicable to each NEO listed are identified below by an “X”. Where a perquisite was equal to or exceeded $10,000 for an individual, the dollar amount is given.

Name	Personal Aircraft Use and Spousal Travel ($)	Relocation Expenses ($)	Expatriate Tax & Gross-Up Expenses ($)	Imputed Income	Health Insurance Company Paid Premiums & Company- Provided Life Insurance ($)	Executive Healthcare Services	Dividend Equivalents Paid on Unvested RSUs and Accrued on Unvested PSUs ($)	Matching Charitable Gifts	401(k) Company Contributions ($)

J. R. Luciano	X	—	—	X	19,046	X	1,084,138	—	17,250

M. Patolawala	—	184,122	—	X	X	—	280,259	—	—

I. Roig	19,335	65,799	517,155	X	X	X	94,570	—	17,250

G. A. Morris	—	—	—	X	22,572	X	201,249	X	17,250

C. M. Cuddy	—	—	—	X	16,650	X	194,054	10,000	17,250

I. Pinner	—	—	—	X	26,566	X	149,589	—	17,250

V. Luthar	—	—	—	X	22,414	X	102,364	—	17,250

Aggregate incremental cost to our Company of perquisites and personal benefits is determined as follows. In the case of payment of expenses related to items such as executive healthcare services, incremental cost is determined by the amounts paid to third-party providers. In the case of personal use of company-leased aircraft, incremental cost is based solely on variable costs under the agreements with the lessor of the aircraft, and does not include fixed or other costs.

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EXECUTIVE COMPENSATION — Summary Compensation Table

(6)	Mr. Patolawala joined the Company as Executive Vice President and Chief Financial Officer on August 1, 2024.

(7)

Mr. Roig was appointed to serve as Interim Chief Financial Officer on January 21, 2024 and served in that role until Mr. Patolawala joined the Company on August 1, 2024. During the time that he served as Interim Chief Financial Officer, Mr. Roig received a cash stipend, in addition to his base salary, which cash stipend amount aggregated to $222,419 and is included in the Salary column. Prior to and following his time as Interim Chief Financial Officer, Mr. Roig served as President of EMEA and President of Animal Nutrition. Mr. Roig was not an NEO in 2023 or 2022.

(8)	Mr. Pinner was not an NEO in 2023 or 2022.

(9)	Mr. Luthar was placed on administrative leave effective January 19, 2024, transitioned to a non-executive employee role in April 2024, and resigned from the Company effective September 30, 2024.

ADM Proxy Statement 2025 | 65

EXECUTIVE COMPENSATION — Grants of Plan-Based Awards During Fiscal Year 2024

Grants of Plan-based Awards During Fiscal Year 2024

The following table summarizes the grants of plan-based awards made to our named executive officers during the fiscal year ended December 31, 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards ($)(1)
Name	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

J. R. LUCIANO

Annual Cash Incentive Plan Award			746,250	2,985,000	5,970,000

Performance Share Unit Award	3/20/24	3/20/24				—	173,219	346,438		10,620,057

Restricted Stock Unit Award	3/20/24	3/20/24							115,479	7,080,017

M. PATOLAWALA(2)

Annual Cash Incentive Plan Award			200,391	801,563	1,603,125

Performance Share Unit Award	8/1/24	6/21/24				—	68,949	137,898		4,170,036

Restricted Stock Unit Award	8/1/24	6/21/24							211,310	12,780,029

I. ROIG

Annual Cash Incentive Plan Award			137,500	550,000	1,100,000

Performance Share Unit Award	3/18/24	3/18/24				—	11,919	23,838		720,027

Restricted Stock Unit Award	3/18/24	3/18/24							24,500	1,480,045

G. A. MORRIS

Annual Cash Incentive Plan Award			183,875	735,500	1,471,000

Performance Share Unit Award	3/18/24	3/18/24				—	32,777	65,554		1,980,059

Restricted Stock Unit Award	3/18/24	3/18/24							21,851	1,320,019

C. M. CUDDY

Annual Cash Incentive Plan Award			175,000	700,000	1,400,000

Performance Share Unit Award	3/18/24	3/18/24				—	30,790	61,580		1,860,024

Restricted Stock Unit Award	3/18/24	3/18/24							20,527	1,240,036

I. PINNER

Annual Cash Incentive Plan Award			175,000	700,000	1,400,000

Performance Share Unit Award	3/18/24	3/18/24				—	29,797	59,594		1,800,037

Restricted Stock Unit Award	3/18/24	3/18/24							19,865	1,200,045

V. LUTHAR(3)

Annual Cash Incentive Plan Award			108,984	435,938	871,875

Performance Share Unit Award	—	—				—	—	—	—	—

Restricted Stock Unit Award	—	—							—	—

(1)

The grant date fair value is generally the amount the Company would expense in its financial statements over the award’s service period under FASB ASC Topic 718. With respect to the PSUs, the value represents the probable outcome of the performance condition using target payout levels. See footnote (2) to the Summary Compensation Table for additional detail.

(2)	The amounts under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns for Mr. Patolawala are prorated based on his hire date.

(3)

The amounts under the “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” columns for Mr. Luthar reflect the prorated amounts under the company performance component of the 2024 annual cash incentive program, the component for which he was eligible to receive an award pursuant to the Transition Agreement.

66 | ADM Proxy Statement 2025

EXECUTIVE COMPENSATION — Grants of Plan-Based Awards During Fiscal Year 2024

All of the equity awards in the table above were granted under our 2020 Incentive Compensation Plan. The awards shown in the columns designated “Estimated Possible Payouts Under Non-Equity Incentive Plan Awards” were made pursuant to our annual cash incentive plan. The amounts actually paid with respect to these awards are reflected in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis—2024 Executive Compensation Decisions—2024 Annual Cash Incentives” for more information about our annual cash incentive plan.

The PSU awards shown in the columns designated “Estimated Future Payouts Under Equity Incentive Plan Awards” in the table above vest in three years if the Company achieves certain performance goals over a three-year performance period (2024—2026). The 2024 PSU metrics are: (i) the degree to which the Company achieves specified average adjusted ROIC goals over the 2024—2026 performance period (50% weighting), and (ii) the degree to which the Company achieves cumulative adjusted EPS over the 2024—2026 performance period (50% weighting). The number of 2024 PSUs that may be earned following the application of such performance goals against actual performance will be subject to a two-goal Strive 35 modifier of up to +/-10%. During the performance period, dividend equivalents will be accrued and settled in cash at the end of the three-year performance period on the basis of number of PSUs actually earned. Dividend equivalents on PSUs are paid at the same rate as dividends to our stockholders generally.

All of the awards shown in the “All Other Stock Awards” column in the table above are RSU awards and vest in thirds on each of the first three anniversaries of the date of grant, other than 165,344 of the RSUs for Mr. Patolawala, which vest 25% six months from the date of grant, 25% 12 months from the date of grant and 50% 18 months from the date of grant. Under the terms of the RSU award agreements, the recipient of the award may receive cash dividend equivalents on RSUs prior to their vesting date, but may not transfer or pledge the units in any manner prior to vesting. Dividend equivalents on RSUs are paid at the same rate as dividends to our stockholders generally.

The 2024 RSU and PSU awards are subject to double-trigger accelerated vesting and payout upon a change in control only if the award recipient’s employment is terminated without cause or if the award recipient resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In such instance the 2024 RSU awards will vest in full immediately, and the number of 2024 PSU awards that vest will be equal to the greater of the target number of PSUs and the number of PSUs earned based on actual performance during the truncated performance period. Upon the death of an award recipient, vesting of the RSU awards will accelerate in full, and the PSU awards will vest at target. If an award recipient’s employment ends as a result of disability or retirement, the RSU and PSU awards will continue to vest in accordance with the original vesting schedule. If an award recipient’s employment ends for any other reason, unvested RSU and PSU awards will be forfeited, other than the 165,344 one-time make-whole RSUs granted to Mr. Patolawala, which provide that if he is terminated without cause or terminates his employment for good reason prior to the 18-month anniversary of the grant, the unvested portion of the RSUs will accelerate and become fully vested. With respect to the 2024 RSU and PSU awards, if the Company determines that an award recipient has engaged in any act that constitutes cause, even if his or her employment is not terminated, or if the recipient breaches a non-competition, non-solicitation or confidentiality restriction, the recipient’s unvested units will be forfeited, and any shares issued in settlement of units that have already vested must be returned to us or the recipient must pay us the amount of the shares’ fair market value as of the date they were issued.

The impact of a termination of employment or change in control of our Company on RSU and PSU awards held by our named executive officers is quantified in the “Termination of Employment and Change in Control Arrangements” section below.

ADM Proxy Statement 2025 | 67

EXECUTIVE COMPENSATION — Outstanding Equity Awards at Fiscal Year 2024 Year-End

Outstanding Equity Awards at Fiscal Year 2024 Year-End

The following table summarizes information regarding unexercised stock options, unvested RSUs, and unearned PSUs for the named executive officers as of December 31, 2024.

		OPTION AWARDS				STOCK AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock that Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)

J. R. LUCIANO	2-11-2016	581,099	—	33.18	2-11-2026
						265,210	13,398,409	304,981	15,407,640

M. PATOLAWALA	—	—	—	—	—

						211,310	10,675,381	68,949	3,483,303

I. ROIG	—	—	—	—	—	33,018	1,668,069	20,853	1,053,494

G.A. MORRIS	—	—	—	—	—	49,015	2,476,238	56,599	2,859,381

C. M. CUDDY	—	—	—	—	—	47,364	2,392,829	53,867	2,721,361

I. PINNER	—	—	—	—	—	36,692	1,853,680	46,175	2,332,761

V. LUTHAR	2-11-2016	13,366	—	33.18	2-11-2026

						22,214	1,122,251	25,683	1,297,505

(1)	Stock option awards vest at a rate of 20% of the subject shares per year on each of the first five anniversaries of the grant date.

(2)	The RSUs reported in this column vest on the dates and in the amounts set forth below.

	Restricted Stock Units Vesting On:
Name	2/1/25	2/9/25	2/10/25	3/18/25	3/20/25	8/1/25	4/11/25	2/1/26	2/9/26	3/18/26	3/20/26	8/1/26	3/18/27	3/20/27	8/1/27

J. R. Luciano	—	28,988	91,756	—	39,263	—	—	—	28,987	—	38,108	—	—	38,108	—

M. Patolawala	41,336	—	—	—	—	56,965	—	82,672	—	—	—	15,169	—	—	15,168

I. Roig	—	1,965	4,588	19,256	—	—	—	—	1,965	2,622	—	—	2,622	—	—

G. A. Morris	—	5,241	16,683	7,430	—	—	—	—	5,240	7,211	—	—	7,210	—	—

C. M. Cuddy	—	5,077	16,683	6,980	—	—	—	—	5,077	6,774	—	—	6,773	—	—

I. Pinner	—	3,603	9,621	6,755	—	—	—	—	3,603	6,555	—	—	6,555	—	—

V. Luthar	—	5,650	4,171	—	—	—	6,743	—	5,650	—	—	—	—	—	—

68 | ADM Proxy Statement 2025

EXECUTIVE COMPENSATION — Option Exercises and Stock Vested During Fiscal Year 2024

(3)	Based on the closing market price of a share of our common stock on the New York Stock Exchange on December 31, 2024, the last trading day of 2024, which was $50.52.

(4)

The awards reported in this column represent 2023 PSU and 2024 PSU awards that each will vest following the end of the three-year performance period. The number of PSUs that the executive officer will receive is dependent upon the achievement of certain financial metrics approved by the Compensation and Succession Committee measuring Adjusted ROIC, Adjusted EPS and a two-goal modifier. The amount of PSUs shown is the target number of units that could be earned and paid out in shares.

This table does not include the 2022 PSU awards that were earned for the 2022-2024 performance period, because those earned PSUs were not subject to an additional service-based vesting period and instead vested upon the Compensation and Succession Committee’s determination of the number of PSUs earned. The earned 2022 PSUs are reported in the “Option Exercises and Stock Vested During Fiscal Year 2024” table. The PSUs reported in this column have the following performance periods in the following amounts.

	Performance Share Units:
Name	Performance Period 1/1/23 to 12/31/25	Performance Period 1/1/24 to 12/31/26

J. R. Luciano	131,762	173,219

M. Patolawala	—	68,949

I. Roig	8,934	11,919

G. A. Morris	23,822	32,777

C. M. Cuddy	23,077	30,790

I. Pinner	16,378	29,797

V. Luthar	25,683	—

Option Exercises and Stock Vested During Fiscal Year 2024

The following table summarizes information regarding stock options exercised by the named executive officers during the fiscal year ended December 31, 2024 and RSU and PSU awards to the named executive officers that vested during that same period.

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired On Vesting (#)(2)	Value Realized on Vesting ($)(3)

J. R. LUCIANO	324,821	4,556,031	253,285	12,864,432

M. PATOLAWALA	—	—	—	—

I. ROIG	—	—	13,929	710,129

G. A. MORRIS	—	—	48,683	2,478,581

C. M. CUDDY	—	—	48,514	2,469,675

I. PINNER	—	—	33,535	1,659,904

V. LUTHAR	15,000	405,150	13,140	695,039

(1)

Represents the difference between the market value of the shares acquired upon exercise (calculated using the closing sale price of the shares on the NYSE on the date preceding the exercise date) and the aggregate exercise price of the shares acquired.

(2)

Reflects vesting during 2024 of the 2021 RSUs, one-third of the 2023 RSUs and the number of 2022 PSUs that were earned for the 2022-2024 performance period and vested upon the Compensation and Succession Committee’s determination of the number of PSUs earned.

(3)

Represents the market value of the shares issued in settlement of the vested 2021 RSUs, 2023 RSUs and 2022 PSUs on the date the awards vested, calculated using the closing sale price reported on the NYSE on the trading date immediately prior to the vesting date, before shares were withheld for taxes.

ADM Proxy Statement 2025 | 69

EXECUTIVE COMPENSATION — Pension Benefits

Pension Benefits

The following table summarizes information regarding the participation of each of the named executive officers in our defined benefit retirement plans as of the pension plan measurement date for the fiscal year ended December 31, 2024.

Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)

J. R. LUCIANO	ADM Retirement Plan	14	153,579	—
	ADM Supplemental Retirement Plan	14	532,218	—

M. PATOLAWALA	ADM Retirement Plan	0	8,503	—
	ADM Supplemental Retirement Plan	0	6,332	—

I. ROIG	ADM Retirement Plan	20	234,737	—
	ADM Supplemental Retirement Plan	20	178,724	—

G. A. MORRIS	ADM Retirement Plan	30	735,635	—
	ADM Supplemental Retirement Plan	30	1,223,085	—

C. M. CUDDY	ADM Retirement Plan	27	581,073	—
	ADM Supplemental Retirement Plan	27	868,160	—

I. PINNER	ADM Retirement Plan	25	222,918	—
	ADM Supplemental Retirement Plan	25	344,792	—

V. LUTHAR	ADM Retirement Plan	20	300,534	—
	ADM Supplemental Retirement Plan	20	185,993	—

(1)

The number of years of credited service was calculated as of the pension plan measurement date used for financial statement reporting purposes, which was December 31, 2024, except for Mr. Luthar whose resignation was effective September 30, 2024. For each of the named executive officers, the number of years of credited service is equal to the number of actual years of service with our Company.

(2)

The assumptions used to value pension liabilities as of December 31, 2024 were an interest rate of 5.69% for the ADM Retirement Plan and 5.51% for the ADM Supplemental Retirement Plan and mortality was determined under the PRI-2012 mortality table, with a white collar adjustment, projected generationally using scale MP-2021. Messrs. Luthar, Morris Cuddy and Pinner had previously participated in the final average pay formula under the ADM Retirement Plan and the ADM Supplemental Retirement Plan, while Messrs. Luciano, Roig and Patolawala had always participated in the cash balance formula under those plans. Effective 1/1/2022, all participants now earn benefits under the cash balance formula in those plans, including Mr. Patolawala who joined the Company in 2024. The amounts reported for each of the named executive officers are the present value of their respective projected normal retirement benefit under the Retirement and Supplemental Plans at December 31, 2024. The amounts reported are calculated by projecting the balance in the accounts forward to age 65 by applying a 4.37% interest rate, converting to a single-life annuity as of age 65, and then discounting back to December 31, 2024 using the assumptions specified above. The total account balance for Mr. Luciano at December 31, 2024 under the Retirement and Supplemental Plans was $685,797, and the total account balance for Mr. Roig at December 31, 2024 under the Retirement and Supplemental Plans was $413,461. This is the amount that would have been distributable if such individual had terminated employment on that date. Mr. Luthar terminated employment in 2024 and is entitled to a lump sum payout under the Retirement and Supplemental Plans as of his termination date.

Qualified Retirement Plan

We sponsor the ADM Retirement Plan (the “Retirement Plan”), which is a qualified defined benefit plan under Section 401(a) of the Internal Revenue Code. The Retirement Plan covers eligible salaried employees of our Company and its participating affiliates.

Effective January 1, 2009, the Retirement Plan was amended to provide benefits determined under a cash balance formula. The cash balance formula initially applied to any participant entering or re-entering the plan on or after January 1, 2009 and to any participant who had less than five years of service prior to January 1, 2009. For a participant with an accrued benefit and less than five years of service prior to January 1, 2009, an account was established on January 1, 2009 with an opening balance equal to the present value of his or her accrued benefit determined under the Retirement Plan’s prior final average pay formula. From January 1, 2009 through December 31, 2021, the accrued benefits of all other participants to whom the cash balance formula did not apply continued to be determined under the traditional final average pay formula.

70 | ADM Proxy Statement 2025

EXECUTIVE COMPENSATION — Qualified Retirement Plan

In December 2017, the Retirement Plan was amended to freeze the traditional final average pay formula benefit accruals as of December 31, 2021 for all active final average pay formula participants in the Retirement Plan on that date. Final average pay accrued benefits are calculated as if the participant terminated employment on the earlier of their actual termination date or December 31, 2021. The final average pay benefit was not converted to a cash balance benefit but remains subject to the final average pay benefit rules. As of January 1, 2022, all Retirement Plan participants accrue future benefits under the cash balance formula, based on their age and total years of service.

Messrs. Luciano, Patolawala and Roig participate only in the cash balance formula, while Messrs. Luthar, Morris, Cuddy and Pinner participate in the cash balance formula and have a frozen final average pay formula benefit as well.

Cash Balance Formula: Under the cash balance formula, a participant has an individual hypothetical account established under the Retirement Plan. Pay and interest credits are credited on an annual basis to the participant’s account. Pay credits are equal to a percentage of the participant’s earnings for the year based on the sum of the participant’s age and years of service at the end of the year under the schedule below.

AGE + SERVICE	PAY

Less than 40	2.00%

at least 40 but less than 50	2.25%

at least 50 but less than 60	2.50%

at least 60 but less than 70	3.00%

at least 70 but less than 80	3.50%

80 or more	4.00%

Interest credits are made at the end of the year and are calculated on the balance of the participant’s account as of the first day of the plan year, using an interest rate based upon the yield on 30-year Treasury bonds, subject to a minimum annual interest rate of 1.95%. The participant’s pension benefit will be the amount of the balance in the participant’s account at the time that the pension becomes payable under the Retirement Plan. The pension payable to a participant whose accrued benefit under the final average pay formula was converted to the cash balance formula at January 1, 2009, if paid in annuity form, will be increased to reflect any additional benefit which the participant would have received in that form under the traditional formula, but only with respect to the benefit accrued by the participant prior to January 1, 2009. A participant under the cash balance formula becomes vested in a benefit under the Retirement Plan after three years of service. There are no special early retirement benefits under the cash balance formula.

Final Average Pay Formula: For any participant who accrued a benefit under the final average pay formula prior to January 1, 2022, the formula calculated a life annuity payable at a normal retirement age of 65 based upon a participant’s highest average earnings over 60 consecutive months during the last 15 years of employment (or the last 15 years prior to December 31, 2021, for those employed on that date). The final average pay formula provides a benefit of 36.0% of a participant’s final average earnings, plus 16.5% of the participant’s final average earnings in excess of Social Security “covered compensation.” This benefit accrues ratably over 30 years of service. A participant accrues an additional benefit of 0.5% of final average earnings for years of service in excess of 30. Early retirement is available at age 55 with 10 years of service. Final average pay formula normal retirement age benefits were frozen as of the earlier of a participant’s termination of employment or December 31, 2021, and will not increase in the future. The life annuity payable at early retirement is subsidized relative to the normal retirement benefit. The payment amount in life annuity form is 97% of the full benefit amount at age 64, and 50% at age 55, with adjustments between those two ages. All participants with the final average pay formula benefit are vested in their final average pay formula benefits under the Retirement Plan, based on five years of service.

Earnings for purposes of the cash balance and the final average pay formulas generally include amounts reflected as pay on Form W-2, increased by 401(k) Plan pre-tax deferrals and elective “cafeteria plan” contributions, and decreased by bonuses, expense allowances/ reimbursements, severance pay, income from stock option and restricted stock awards or cash payments in lieu thereof, merchandise or service discounts, amounts paid in a form other than cash, and other fringe benefits. Annual earnings are limited as required under Section 401(a)(17) of the Internal Revenue Code.

When a participant is eligible for a pension, the participant has a choice of a life annuity, a joint and 50% survivor annuity, a joint and 75% survivor annuity, or a joint and 100% survivor annuity. Each joint and survivor annuity form is the actuarial equivalent (as defined under the Retirement Plan) of the life annuity payable at the same age. Individuals with a cash balance formula benefit may also elect their cash balance formula benefit be paid in a lump-sum payment.

ADM Proxy Statement 2025 | 71

EXECUTIVE COMPENSATION — Supplemental Retirement Plan

Supplemental Retirement Plan

We also sponsor the ADM Supplemental Retirement Plan (the “Supplemental Plan”), which is a nonqualified deferred compensation plan under Section 409A of the Internal Revenue Code. The Supplemental Plan covers participants in the Retirement Plan whose benefit under such plan is limited by the benefit limits of Section 415 or the compensation limit of Section 401(a)(17) of the Internal Revenue Code. The Supplemental Plan also covers any employee whose Retirement Plan benefit is reduced by participation in the ADM Deferred Compensation Plan. Participation by those employees who otherwise qualify for coverage is at the discretion of the Board, the Compensation and Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer. The Supplemental Plan provides the additional benefit that would have been provided under the Retirement Plan but for the limits of Section 415 or 401(a)(17) of the Internal Revenue Code, and but for the fact that elective contributions made by the participant under the ADM Deferred Compensation Plan are not included in the compensation base for the Retirement Plan. A participant is not vested in a benefit under the Supplemental Plan unless and until the participant is vested in a benefit under the Retirement Plan, which requires three years of service for a cash balance formula participant and five years of service for a final average pay formula participant for vesting. A separate payment form election is required with respect to the Supplemental Plan benefit from among the same options available under the Retirement Plan, subject to the limitations of Section 409A of the Internal Revenue Code.

Nonqualified Deferred Compensation

The following table summarizes information with respect to the participation of the named executive officers in the ADM Deferred Compensation Plan for Selected Management Employees II, which is a non-qualified deferred compensation plan, for the fiscal year ended December 31, 2024.

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions in Last Fiscal Year ($)	Aggregate Balance at 12/31/24 ($)

J. R. LUCIANO	—	—	—	—

M. PATOLAWALA	—	—	—	—

I. ROIG	—	—	—	—

G. A. MORRIS	—	—	—	—

C. M. CUDDY	—	—	—	—

I. PINNER	—	808,505	—	5,426,233

V. LUTHAR	—	97,119	—	865,712

We sponsor two nonqualified deferred compensation plans—the ADM Deferred Compensation Plan for Selected Management Employees I and II (referred to as “Deferred Comp Plan I” and “Deferred Comp Plan II”, respectively). Deferred Comp Plan I was frozen as to new participants and new deferrals effective January 1, 2005, and is maintained as a separate “grandfathered” plan under Section 409A of the Internal Revenue Code. Deferred Comp Plan II is structured to comply with Section 409A. Deferred Comp Plan II covers salaried employees of our Company and its affiliates whose annualized base salary is $175,000 or more. Participation by those employees who otherwise qualify for coverage is at the discretion of the Board, the Compensation and Succession Committee or, in the case of employees other than executive officers, the Chief Executive Officer.

A participant in Deferred Comp Plan II can defer up to 75% of his or her base salary and up to 100% of his or her bonus. Earnings credits are added based upon hypothetical investment elections made by participants. A participant can elect each year when to be paid the base salary or bonus amounts deferred for that year, by electing to be paid upon a specified future date prior to separation from service or following retirement, in the form of a lump sum or in installments over a period of two to twenty years. If a participant separates from service prior to the elected payment date (or prior to qualifying for retirement), the payment will be made in a lump sum after separation from service, subject to the six month “specified employee” payment delay required by Section 409A. Withdrawals are allowed upon a showing of “hardship” by the participant in accordance with Section 409A. Small account balances of $10,000 or less are paid in a lump sum only.

Deferred Comp Plan II provides for “make-whole” company credits to the extent that a participant’s election to defer under the Deferred Comp Plan II causes a loss of company contributions under the 401(k) and ESOP. No “make-whole” company credits were made on behalf of the named executive officers for fiscal year 2023.

A participant with an account balance remaining under Deferred Comp Plan I continues to receive earnings credits on such account based upon hypothetical investment elections made by the participant. A participant can establish up to two “scheduled distribution accounts” that

72 | ADM Proxy Statement 2025

EXECUTIVE COMPENSATION — Nonqualified Deferred Compensation

are payable upon dates specified by the participant in either a lump sum or installments over a period of two to four years. A participant also can take unscheduled withdrawals of up to 25% of the balance of his or her accounts, subject to a withdrawal penalty of 10% of the withdrawn amount. Only one such unscheduled withdrawal is allowed in any year. Withdrawals also are allowed upon a showing of “hardship” by the participant. A participant’s account under Deferred Comp Plan I is paid following termination of employment. Payment following termination of employment is in a lump sum, except that a participant can elect to have installments paid over a period of two to 20 years if termination of employment occurs after retirement eligibility or due to disability.

Deferred Comp Plan I balances are fully vested. A participant becomes vested in his or her company credits to Deferred Comp Plan II after two years of service. Unpaid amounts at death are paid to designated beneficiaries.

The hypothetical investment options available under Deferred Comp Plans I and II are determined by the Company and correspond with the investment options (other than our Company’s common stock) that are made available to participants in the qualified 401(k) and ESOP. These investment options are listed below, and the plan earnings credited to each participant’s account in these plans correspond to the earnings performance of the investment selected. Participants in the Deferred Comp Plans I and II may reallocate the amount of new deferrals and existing account balances among these investment options at any time. We do not set assets aside for the benefit of plan participants, but the Deferred Comp Plans I and II provide for full funding of all benefits upon a change in control or potential change in control, as defined in the plans.

In fiscal year 2024, the investment options available under Deferred Comp Plans I and II and their respective notional rates of return were as follows:

Deemed Investment Option	Fiscal Year 2024 Cumulative Return (1/1/24 to 12/31/24)

Loomis Sayles Core Plus Fixed Income Class F	1.20%

Vanguard Institutional 500 Index Trust	24.99%

T. Rowe Price Large-Cap Growth Trust C	31.20%

Dodge & Cox Stock Fund Class X	14.62%

T. Rowe Price Institutional Mid-Cap Equity Growth Fund	9.67%

Aristotle Small Cap Equity CIT Class B	9.46%

Vanguard International Growth Fund Admiral Shares	9.48%

ADM 401(K) Plans Stable Value Fund	2.62%

Vanguard Target Retirement 2020 Trust Plus	7.81%

Vanguard Target Retirement 2025 Trust Plus	9.50%

Vanguard Target Retirement 2030 Trust Plus	10.67%

Vanguard Target Retirement 2035 Trust Plus	11.76%

Vanguard Target Retirement 2040 Trust Plus	12.84%

Vanguard Target Retirement 2045 Trust Plus	13.86%

Vanguard Target Retirement 2050 Trust Plus	14.68%

Vanguard Target Retirement 2055 Trust Plus	14.67%

Vanguard Target Retirement 2060 Trust Plus	14.66%

Vanguard Target Retirement 2065 Trust Plus	14.65%

Vanguard Target Retirement 2070 Trust Plus	14.61%

Vanguard Target Retirement Income & Growth Trust Plus	9.19%

Vanguard Target Retirement Income Trust Plus	6.64%

ADM Proxy Statement 2025 | 73

EXECUTIVE COMPENSATION — Termination of Employment and Change in Control Arrangements

Termination of Employment and Change in Control Arrangements

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to our named executive officers in the event of a termination of employment or a change in control of our Company. See the tabular disclosure and narrative description under the “Pension Benefits” and “Nonqualified Deferred Compensation” sections above for detail regarding payments that would result from a termination of employment or change in control of our Company under our pension and nonqualified deferred compensation plans.

Under the terms of our stock option agreements, vesting and exercisability accelerate upon the death of the recipient or change in control of our Company, and continue in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for reasons other than death, disability, retirement, or cause, a recipient forfeits any interest in the unvested portion of any option but retains the right to exercise the previously vested portion of any option for a period of three months. In addition, if an award recipient’s employment is terminated for cause, or if the recipient breaches a non-competition or confidentiality restriction or participates in an activity deemed by us to be detrimental to our Company, the recipient’s right to exercise any unexercised options will terminate, the recipient’s right to receive option shares will terminate, and any shares already issued upon exercise of the option must be returned to us in exchange for the lesser of the shares’ then-current fair market value or the price paid for the shares, or the recipient must pay us cash in the amount of the gain realized by the recipient from the exercise of the option.

Under the terms of the outstanding RSU award agreements, vesting accelerates in connection with a change in control of the Company only if the executive’s employment is terminated without cause or if the executive resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In addition, under the RSU award agreements, vesting accelerates upon death and continues in accordance with the original vesting schedule if employment ends as a result of disability or retirement. If employment ends for other reasons, the unvested portion of each award is forfeited, other that the one-time make-whole RSUs granted to Mr. Patolawala as described above. In addition, if an executive’s employment is terminated for cause in the case of the 2022 and 2023 RSUs, or the Company determines the executive has engaged in any act that would constitute cause in the case of the 2024 RSUs, or if the executive breaches a non-competition, non-solicitation or confidentiality restriction in the case of any of the RSUs, the executive’s unvested awards will be forfeited, and any award shares that have already been issued in settlement must be returned to us or the executive must pay us the amount of the shares’ fair market value as of the date the award vested.

Under the terms of the award agreements for the 2022 PSUs, the 2023 PSUs and the 2024 PSUs, vesting accelerates upon the death of the executive, and the target number of units would vest. Further, vesting of PSU awards accelerates in connection with a change in control of our Company only if the executive’s employment is terminated without cause or if the executive resigns for good reason, in each case, within 24 months after the change in control, or if the surviving entity in the change in control transaction refuses to continue, assume, or replace the awards. In such cases, the number of PSUs that vest will be equal to the greater of the target number of units or the number of PSUs earned based on actual performance during the truncated performance period. If employment ends as a result of disability or retirement, vesting will continue in accordance with the original vesting schedule. If employment ends for other reasons, the unvested portion of each award is forfeited. In addition, if an executive’s employment is terminated for cause in the case of the 2022 and 2023 PSUs, or the Company determines the executive has engaged in any act that would constitute cause in the case of the 2024 PSUs, or if the executive breaches a non-competition, non-solicitation or confidentiality restriction in the case of any of the PSUs, the executive’s unvested awards will be forfeited, and any award shares that have already been issued in settlement must be returned to us or the executive must pay us the amount of the shares’ fair market value as of the date the award vested.

Other than for Mr. Luthar, the amount of compensation payable to each named executive officer in various termination and change in control scenarios is listed in the table below. These payments and benefits are provided under the terms of agreements involving equity compensation awards. Unless otherwise indicated, the amounts listed are calculated based on the assumption that the named executive officer’s employment was terminated or that a change in control occurred on December 31, 2024. None of the named executive officers held any nonvested stock options as of such date.

74 | ADM Proxy Statement 2025

EXECUTIVE COMPENSATION — Termination of Employment and Change in Control Arrangements

As described above, Mr. Luthar resigned from ADM effective September 30, 2024. As provided by SEC rules, the table below sets forth information for Mr. Luthar for only the scenario that actually occurred for him.

Name		Voluntary Termination ($)	Involuntary Termination without Cause ($)	Termination for Cause ($)	Death ($)(1)	Disability ($)	Change in Control ($)(3)	Change in Control (Non- Assumption of Awards or Involuntary Termination Without Cause or Termination for Good Reason) ($)(4)	Retirement ($)

J. R. Luciano	Vesting of nonvested RSU awards	(6)	(6)	—	13,398,409	(2)	—	13,398,409	(6)

	Vesting of nonvested PSU awards	(6)	(6)	—	19,301,520	(2)	—	19,301,520	(6)

M. Patolawala	Vesting of nonvested RSU awards	8,353,179	8,353,179	—	10,675,381	(2)	—	10,675,381	(5)

	Vesting of nonvested PSU awards	—	—	—	3,483,303	(2)	—	3,483,303	(5)

I. Roig	Vesting of nonvested RSU awards	(6)	(6)	—	1,668,069	(2)	—	1,668,069	(6)

	Vesting of nonvested PSU awards	(6)	(6)	—	1,248,198	(2)	—	1,248,198	(6)

G. A. Morris	Vesting of nonvested RSU awards	—	—	—	2,476,238	(2)	—	2,476,238	(5)

	Vesting of nonvested PSU awards	—	—	—	3,567,369	(2)	—	3,567,369	(5)

C. M. Cuddy	Vesting of nonvested RSU awards	—	—	—	2,392,829	(2)	—	2,392,829	(5)

	Vesting of nonvested PSU awards	—	—	—	3,429,348	(2)	—	3,429,348	(5)

I. Pinner	Vesting of nonvested RSU awards	—	—	—	1,853,680	(2)	—	1,853,680	(5)

	Vesting of nonvested PSU awards	—	—	—	3,149,316	(2)	—	3,149,316	(5)

V. Luthar	Vesting of nonvested RSU awards	(7)	—	—	—	—	—	—	—

	Vesting of nonvested PSU awards	(7)	—	—	—	—	—	—	—

(1)

Pursuant to the terms of the RSU awards issued under the 2020 Incentive Compensation Plan, vesting and exercisability of these equity awards are accelerated in full upon death. The amount shown with respect to RSU awards was calculated by multiplying the number of units as to which accelerated vesting and settlement occurs by $50.52, the closing sale price of a share of our common stock on the NYSE on December 31, 2024, the last trading day of 2024.

Due to the fact that the performance period for the 2022 PSUs ended on December 31, 2024, the amounts in this column related to the 2022 PSUs consist of the number of 2022 PSUs that actually were earned and vested for the applicable named executive officer, multiplied by $50.52, the closing sale price of a share of our common stock on the NYSE on December 31, 2024. The PSUs granted in 2023 and 2024 provide that vesting of those awards will accelerate upon death in an amount equal to the target number of PSUs. Therefore, the amount shown in this column with respect to the 2023 and 2024 PSU awards is the target number of such awards, in each case multiplied by $50.52, the closing sale price of a share of our common stock on the NYSE on December 31, 2024.

(2)

Pursuant to the terms of the award agreements issued under the 2020 Incentive Compensation Plan, vesting of these equity awards generally continues on the same schedule after termination of employment due to disability.

(3)

All outstanding RSUs and PSUs are subject to a double-trigger vesting and payout mechanism upon a change in control, meaning that only if (i) within 24 months after the change in control, one of our executive officer’s employment is terminated without cause or he or she resigns for good reason or (ii) the surviving entity in the change of control does not continue, assume, or replace the awards, the RSU awards will accelerate in full and the PSU awards will accelerate as described in footnote (4) below. Therefore, this column excludes all outstanding RSUs and PSUs.

ADM Proxy Statement 2025 | 75

EXECUTIVE COMPENSATION — CEO Pay Ratio

(4)

All outstanding RSUs and PSUs are subject to a double-trigger vesting and payout mechanism upon a change in control, meaning that only if (i) within 24 months after the change in control, the named executive officer’s employment is terminated without cause or he or she resigns for good reason or (ii) the surviving entity in the change of control does not continue, assume, or replace the awards, the RSU awards will accelerate in full and the number of 2022, 2023 and 2024 PSU awards that vest will be equal to the greater of the target number of units or the number of PSUs earned based on actual performance during the truncated performance period. This column includes (i) all unvested RSU awards, and (ii) a portion of the unvested PSU awards (calculated in the manner set forth in footnote (1)). The amounts shown with respect to the awards was calculated by multiplying the number of units as to which accelerated vesting and settlement occurs by $50.52, the closing sale price of a share of our common stock on the NYSE on December 31, 2024.

(5)

Because this named executive officer is not yet eligible for retirement under the terms of the ADM Retirement Plan, no current termination of employment would be considered “retirement” under any of the applicable equity-based compensation plans.

(6)

Because this named executive officer is eligible for retirement, pursuant to the terms of the RSU award and PSU award agreements issued under the 2020 Incentive Compensation Plan, vesting of these equity awards generally continues on the same schedule after retirement, voluntary termination or involuntary termination without cause.

(7)

Pursuant to the terms of Mr. Luthar’s Transition Agreement, upon his resignation, because he had met the age and service requirements of a retirement, he retained the RSUs and PSUs held by him at the time of his resignation and they continue to vest on the same schedule as their original terms.

CEO Pay Ratio

For our fiscal year 2024 pay ratio analysis, we determined that there has been no change in either our employee population or our employee compensation arrangements that we believe would significantly impact our fiscal year 2024 pay ratio disclosure. Similarly, there has been no change in the circumstances of the median employee who we identified for our fiscal year 2022 pay ratio analysis that we reasonably believe would result in a significant change to our fiscal year 2024 pay ratio disclosure. Because there were no such changes, we are using the same median employee identified for our fiscal year 2022 pay ratio analysis.

Our median employee’s annual total compensation for fiscal year 2024 was $80,513. The annual total compensation of our Board Chair and CEO for fiscal year 2024 was $21,569,894. The ratio between the Board Chair and CEO’s annual total compensation to the annual total compensation of our median employee is 268:1.

With respect to our median employee, we identified and calculated the elements of the employee’s annual total compensation for 2024 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K and also included $25,138 as the estimated value of the median employee’s 2024 employer-paid health care and basic life insurance premiums. With respect to the annual total compensation of our Board Chair and CEO, we used the amount reported in the Summary Compensation Table and also included $19,046 as the estimated value of our Board Chair and CEO’s 2024 employer-paid health care and basic life insurance premiums.

SUPPLEMENTAL PAY RATIO

Our global footprint drives the median pay level at ADM. Approximately 59% of our workforce is employed outside the United States. We aim to provide competitive pay and benefits for each employee’s role in every business segment and geography. To be consistent with our compensation philosophy, all global colleagues are paid based upon their local market as reviewed on an annual basis to ensure they are paid competitively. We believe this information is useful to put the SEC-required pay ratio provided above into context.

In addition, as in prior years, we are also providing a supplemental pay ratio that includes our domestic employees only. We identified the median employee for purposes of the 2022 supplemental pay ratio analysis using the same methodology as the 2022 required pay ratio analysis. However, because the median employee who we identified for our 2022 supplemental pay ratio analysis is no longer employed by the Company, we used another employee in 2023 whose compensation is substantially similar to that median employee based on the compensation measure used to select the median employee for our 2022 supplemental pay ratio analysis. We have used the same colleague from 2023 for purposes of the 2024 supplemental pay ratio. Applying this methodology to our employees located in the United States only (other than our Board Chair and CEO), we determined that our median employee in fiscal year 2024 had annual total compensation in the amount of $121,456.

As a result, the fiscal year 2024 ratio of the total annual compensation of our Board Chair and CEO to the total annual compensation of our median employee in the United States, each as calculated above to include 2024 employer-paid health care and basic life insurance premiums, is 178:1. This supplemental pay ratio is not a substitute for the required CEO pay ratio, but we believe it is helpful in fully evaluating the ratio of our Board Chair and CEO’s annual total compensation to that of our median employee.

76 | ADM Proxy Statement 2025

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Pay Versus Performance
PAY VERSUS PERFORMANCE TABLE
The following table sets forth compensation information of our CEO (the “PEO”) and other NEOs (the
“Non-PEO
NEOs”), on an average basis, along with total shareholder return, net income, and ROIC performance results for our fiscal years 2024, 2023, 2022, 2021 and 2020. For additional information regarding the Company’s pay-for-performance
philosophy and compensation objectives, including emphasizing multiple performance factors tied to
stockholder value creation over short- and long-term time horizons, refer to the Compensation Discussion and Analysis (“CD&A”).

Fiscal Year	Summary Compensation Table (SCT) Total For PEO 1 ($)	Compensation Actually Paid (CAP) to PEO 2 ($)	Average Summary Compensation Table Total for Non-PEO NEOs 1 ($)	Average Compensation Actually Paid to Non-PEO NEOs 2 ($)	Value of Initial Fixed $100 Investment Based On:		Net Income ($)	Company Selected Measure: Adjusted ROIC 4
					Total Shareholder Return (TSR) 3 ($)	Peer Group TSR 3 ($)

2024	21,569,894	(13,224,711)	6,292,328	2,346,088	124.60	216.60	1,800,000,000	8.3%

2023	24,414,668	(271,382)	5,497,139	2,081,427	172.00	165.40	3,483,000,000	12.2%

2022	24,749,178	65,662,660	5,891,112	14,567,967	216.10	124.40	4,340,000,000	13.6%

2021	23,508,841	60,063,855	6,078,204	15,161,710	154.40	157.20	2,709,000,000	10.0%

2020	22,749,628	33,167,553	7,169,286	9,758,997	112.50	121.50	1,772,000,000	7.7%

(1)
For each of 2024, 2023, 2022, 2021 and 2020, our PEO was Juan Luciano. For each of 2021 and 2020, the
Non-PEO
NEOs were Ray Young, Vincent Macciocchi, Gregory Morris, and Joseph Taets. For 2022, the
Non-PEO
NEOs included the same NEOs as in 2021 and 2020, as well as Vikram Luthar and Christopher Cuddy. For 2023, the
Non-PEO
NEOs were Vikram Luthar, Regina Jones, Gregory Morris, Christopher Cuddy and Vincent Macciocchi. For 2024, the
Non-PEO
NEOs were Monish Patolawala, Ismael Roig, Greg Morris, Christopher Cuddy, Ian Pinner and Vikram Luthar.

(2)
The dollar amounts reported represent the Compensation Actually Paid (“CAP”) to Mr. Luciano and the
Non-PEO
NEOs in accordance with, and using the adjustments set forth in, Item 402(v) of Regulation
S-K.
The following adjustments related to pension plans and equity awards were made to their total compensation each year as reported in the SCT to determine the CAP:

Reconciliation of PEO Summary Compensation Table Total to Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Dividends Paid or Accrued on Unvested Shares and Stock Options ($)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid ($)

2024	21,569,894	(17,700,074)	(18,189,770)	1,084,138	(37,857)	48,958	(13,224,711)

2023	24,414,668	(17,919,686)	(7,597,412)	902,498	(117,551)	46,100	(271,382)

2022	24,749,178	(17,727,259)	57,902,844	689,008	—	48,889	65,662,660

2021	23,508,841	(15,939,571)	51,787,958	718,567	(59,843)	47,903	60,063,855

2020	22,749,628	(15,940,148)	25,738,557	692,287	(112,853)	40,082	33,167,553

ADM Proxy Statement 2025 | 77

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Reconciliation of Non-PEO NEOs Summary Compensation Table Total to Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Reported Value of Equity Awards ($)	Equity Award Adjustments ($)	Dividends Paid or Accrued on Unvested Shares and Stock Options ($)	Reported Change in the Actuarial Present Value of Pension Benefits ($)	Pension Benefit Adjustments ($)	Compensation Actually Paid ($)

2024	6,292,328	(4,758,392)	625,835	170,347	(2,473)	18,443	2,346,088

2023	5,497,139	(3,746,208)	288,332	132,976	(107,675)	16,864	2,081,427

2022	5,891,112	(3,657,711)	12,165,647	143,963	—	24,956	14,567,967

2021	6,078,204	(3,533,337)	12,401,366	184,138	(14,810)	46,149	15,161,710

2020	7,169,286	(4,556,257)	7,322,254	179,588	(398,558)	42,685	9,758,997

(3)
Our peer group for the calculation of TSR is the S&P 100, which is the industry index used to show our performance in our CD&A. TSR, in the case of both the Company and our peer group, reflects the cumulative return on $100 as if invested on December 31, 2019, including reinvestment of any dividends, and is rounded to the nearest tenth. The TSR amounts for prior years were updated from the prior years’ disclosures to reflect the $100 initial investments in the dollar amount. This change does not affect the relationship of Company TSR and peer group TSR to CAP, which remains the same on a relative basis.

(4)
Our Company selected measure, which we believe represents the most important financial performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link CAP to the NEOs for 2024 to company performance, is Adjusted ROIC. Adjusted ROIC is one of the metrics under both the 2024 annual cash incentive program and the 2024 PSUs. Adjusted ROIC (return on invested capital, adjusted to exclude the impact of certain items) is a non-GAAP
financial measure. Annex A to this proxy statement provides a more detailed definition of this term, a reconciliation to the most directly comparable GAAP financial measure, and related disclosures about the use of this non-GAAP
financial measure.

In order to calculate CAP, the following amounts were excluded from or added to the SCT total compensation :

Reconciliation of the Pension and Equity Award Adjustments for the PEO’s Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Pension & Equity amounts reported in SCT ($)	Pension value attributable to covered years’ service and any change in pension value attributable to plan amendments made in covered year ($)	Dividends paid or accrued on unvested shares and stock options ($)	Change in fair value related to equity awards a,b ($)	CAP ($)

2024	21,569,894	(17,737,931)	48,958	1,084,138	(18,189,770)	(13,224,711)

2023	24,414,668	(18,037,237)	46,100	902,498	(7,597,412)	(271,382)

2022	24,749,178	(17,727,259)	48,889	689,008	57,902,844	65,662,660

2021	23,508,841	(15,999,414)	47,903	718,567	51,787,958	60,063,855

2020	22,749,628	(16,053,001)	40,082	692,287	25,738,557	33,167,553

78 | ADM Proxy Statement 2025

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Reconciliation of the Pension and Equity Award Adjustments for the Average of Non-PEO NEOs’ Compensation Actually Paid

Fiscal Year	Reported SCT Total ($)	Pension & Equity amounts reported in SCT ($)	Pension value attributable to covered years’ service and any change in pension value attributable to plan amendments made in covered year ($)	Dividends paid or accrued on unvested shares and stock options ($)	Change in fair value related to equity awards a,b ($)	CAP ($)

2024	6,292,328	(4,760,865)	18,443	170,347	625,835	2,346,088

2023	5,497,139	(3,853,883)	16,864	132,976	288,332	2,081,427

2022	5,891,112	(3,657,711)	24,956	143,963	12,165,647	14,567,967

2021	6,078,204	(3,548,148)	46,149	184,138	12,401,366	15,161,710

2020	7,169,286	(4,954,815)	42,685	179,588	7,322,254	9,758,997

(a)	With respect to performance-based equity awards, change in fair value is based on the probable outcome of the related performance metrics .

(b)	The amounts deducted or added are as follows to determine the equity award adjustments for year-over-year change in fair value:
PEO

Fiscal Year	Fair Value at Covered Year- End of Equity Awards Granted in Covered Year	Change in Fair Value at End of Covered Year from End of Prior Year of Awards Granted in Prior Years that are Unvested at End of Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value at End of the Prior Year of Prior Year Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid or Accrued on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2024	9,133,097	(22,628,216)	—	(4,694,651)	—	—	(18,189,770)

2023	23,167,914	(25,124,590)	—	(5,640,736)	—	—	(7,597,412)

2022	29,050,156	24,982,970	—	3,869,718	—	—	57,902,844

2021	29,297,900	19,489,626	—	3,000,433	—	—	51,787,958

2020	25,686,592	408,760	—	(356,795)	—	—	25,738,557

ADM Proxy Statement 2025 | 79

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Average
Non-PEO
NEOs

Fiscal Year	Fair Value at Covered Year- End of Equity Awards Granted in Covered Year	Change in Fair Value at End of Covered Year from End of Prior Year of Awards Granted in Prior Years that are Unvested at End of Covered Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Covered Year	Change in Fair Value at Vesting Date from End of Prior Year of Equity Awards Granted in Prior Years that Vested in the Covered Year	Fair Value at End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Covered Year	Value of Dividends or other Earnings Paid or Accrued on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments

2024	3,060,568	(2,161,287)	—	(273,446)	—	—	625,835

2023	4,605,203	(3,418,100)	—	(898,772)	—	—	288,332

2022	6,009,503	5,340,024	—	816,121	—	—	12,165,647

2021	6,494,489	5,193,596	—	713,281	—	—	12,401,366

2020	7,342,134	57,093	—	(76,973)	—	—	7,322,254
FINANCIAL PERFORMANCE MEASURES
The three financial performance measures listed below represent the most important measures used to link co mp
ensation actually paid to the NEOs for 2024 to Company performance, as further described in the CD&A.

•	Adjusted ROIC

•	Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA)

•	Adjusted earnings per share (EPS)

80 | ADM Proxy Statement 2025

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

RELATIONSHIP BETWEEN COMPENSATION PAID AND PERFORMANCE
The below charts show the relationship between Compensation Actually Paid to our PEO and the average of the other NEOs (as shown in the above Pay versus Performance Table), and the following: net income, Company TSR, peer group TSR, and Adjusted ROIC.
Compensation Actually Paid versus Net Income

Net Income
CAP
Net Income
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
($10,000,000)
($20,000,000)
$5,000,000,000
$4,500,000,000
$4,000,000,000
$3,500,000,000
$3,000,000,000
$2,500,000,000
$2,000,000,000
$1,500,000,000
$1,000,000,000
$500,000,000
$0
2020
2021
2022
2023
2024
PEO CAP
NON-PEO NEO CAP
Net Income

Compensation Actually Paid versus Company TSR and Peer Group
TSR
*

TSR and Peer Group TSR
CAP
TSR
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
($10,000,000)
($20,000,000)
$240
$220
$200
$180
$160
$140
$120
$100
2020
2021
2022
2023
2024
PEO CAP
NON-PEO NEO CAP
Peer Group TSR
Company TSR

*	TSR valuations are based upon a fixed value initial investment of $100 as of December 31, 2019 for determination of both peer group and Company TSR from 2020 through 2024.

ADM Proxy Statement 2025 | 81

PAY VERSUS PERFORMANCE — Pay Versus Performance Table

Compensation Actually Paid versus Adjusted ROIC*

Adjusted ROIC
CAP
ROIC
$70,000,000
$60,000,000
$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
($10,000,000)
($20,000,000)
16.0%
14.0%
12.0%
10.0%
8.0%
6.0%
4.0%
2.0%
0.0%
2020
2021
2022
2023
2024
PEO CAP
NON-PEO NEO CAP
Adjusted ROIC

*	Adjusted ROIC is a non-GAAP financial measure. See Annex A to this proxy statement for a reconciliation to the most directly comparable GAAP financial measure.

82 | ADM Proxy Statement 2025

Executive Stock Ownership

Executive Officer Stock Ownership

The following table shows the number of shares of our common stock beneficially owned as of March 21, 2025, directly or indirectly, by each of the named executive officers.

Executive	Common Stock Beneficially Owned(1)		Options Exercisable Within 60 Days	Percent of Class

J. R. LUCIANO	2,206,125	(2)	581,099	*

M. PATOLAWALA	23,024		—	*

I. ROIG	53,161		—	*

G. A. MORRIS	279,563	(3)	—	*

C. M. CUDDY	294,596	(4)	—	*

I. PINNER	61,708		—	*

V. LUTHAR	137,312	(5)	13,366	*

*	Less than 1% of outstanding shares

(1)	Includes for each named executive officer stock options exercisable within 60 days. Does not include the following number of unvested RSUs since none of these RSUs vest within 60 days:

Unvested RSUs

J. R. Luciano	260,093

M. Patolawala	230,793

I. Roig	17,710

G. A. Morris	48,539

C. M. Cuddy	47,283

I. Pinner	42,966

V. Luthar	12,393

(2)	Includes 1,492,789 shares held in trust and 238 shares held by a family-owned limited liability company.

(3)	Includes 705 shares held in the 401(k) and ESOP.

(4)	Includes 2,431 shares held in the 401(k) and ESOP.

(5)	Includes 121,904 shares held in trust and 2,042 shares held in an IRA account.

Common stock beneficially owned as of March 21, 2025, by all directors, director nominees, and current executive officers (as of March 21, 2025) as a group, numbering 19 persons, is 3,276,744 shares representing 0.7% of the outstanding shares, of which 292,120 shares represent stock units allocated under our Stock Unit Plan for Nonemployee Directors, 3,136 shares are held in the 401(k) and ESOP, 581,099 shares are unissued but are subject to stock options exercisable within 60 days, and no shares are subject to pledge.

ADM Proxy Statement 2025 | 83

Equity Compensation Plan Information; Related Transactions

Equity Compensation Plan Information at December 31, 2024

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights*	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column

Equity Compensation Plans Approved by Security Holders	6,337,877(1)	$62.89(2)	11,176,921(3)

Equity Compensation Plans Not Approved by Security Holders	—	—	—

Total	6,337,877(1)	$62.89(2)	11,176,921(3)

(1)

Consists of 3,523,165 shares to be issued upon vest of outstanding RSUs, 1,767,811 shares to be issued upon vest of outstanding PSUs, and 1,046,904 shares to be issued upon exercise of outstanding options pursuant to the Company’s 2020 Incentive Compensation Plan and the Company’s 2009 Incentive Compensation Plan all as of December 31, 2024.

(2)	Weighted-average exercise price for outstanding stock options.

(3)

Consists of shares available for issuance pursuant to the Company’s 2020 Incentive Compensation Plan, as of December 31, 2024. Benefits which may be granted under the 2020 Incentive Compensation Plan are options, stock appreciation rights, restricted stock and restricted stock units, performance shares, performance units and cash-based awards.

*	Based on target share amounts for PSUs. Number of PSUs issued would be 3,994,756 under the maximum payout conditions.

As of March 14, 2025, our Company does not have any equity compensation plans that have not been approved by our stockholders.

84 | ADM Proxy Statement 2025

EQUITY COMPENSATION PLAN INFORMATION; RELATED TRANSACTIONS — Review and Approval of Certain Relationships and Related Transactions

Review and Approval of Certain Relationships and Related Transactions

Various policies and procedures of our Company, including our Related Party Transaction Approval Policy, our Code of Conduct, our bylaws, the charter of the Nominating and Corporate Governance Committee, and annual questionnaires completed by all of our directors and executive officers, require the directors and executive officers to disclose and otherwise identify to the Company the transactions, arrangements, or relationships that could be viewed as constituting potential or actual conflicts of interest or otherwise require disclosure under applicable SEC rules as “related person transactions” between our Company or its subsidiaries and related persons. For these purposes, a related person is a director, executive officer, nominee for director, or 5% stockholder of the Company since the beginning of the last fiscal year and their immediate family members.

Although the Company’s processes vary with the particular transaction or relationship, in accordance with our Related Party Transaction Approval Policy and our Code of Conduct, directors, executive officers, and other Company employees are directed to inform appropriate personnel regarding any such potential transaction or relationship. To the extent a related person is involved in the relationship or has a material interest in the transaction, the Audit Committee will review the transaction or relationship, considering various factors as set forth in our Related Party Transaction Approval Policy. The Audit Committee will approve or ratify the transaction or relationship only if it determines that it is not inconsistent with the best interests of the Company and its stockholders, that it is beneficial to the Company, and that the terms are fair to the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the fiscal year ended December 31, 2024, the brother of Christopher Cuddy, one of our named executive officers, was employed by our Company as a vice president and earned total compensation of approximately $385,000 in fiscal 2024. The compensation for Mr. Cuddy’s brother is appropriate for his role and aligned to that of his peers’ compensation in accordance with the Company’s compensation philosophy and practices for those of equivalent experience and responsibilities. Such relationship was considered by the Audit Committee and found to be fair and in the best interests of our Company.

Additionally, during the fiscal year ended December 31, 2024, ADM purchased approximately $280,000 of grain from Flatland Farms and sold certain products to Flatland Farms in the approximate amount of $4,100, of which Christopher Cuddy is the sole proprietor. Such related transaction was considered by the Audit Committee and found to be fair and in the best interests of our Company.

ADM Proxy Statement 2025 | 85

Proposal No. 3

Proposal No. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Ernst & Young LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.

The Audit Committee no less than annually reviews Ernst & Young LLP’s independence and performance in connection with the Audit Committee’s determination of whether to retain Ernst & Young or engage another firm as our independent registered public accounting firm to assure continuing auditor independence. In the course of these reviews, the Audit Committee considers, among other things:

•

Ernst & Young’s historical and recent audit performance, including input from our Audit Committee and employees with substantial contact with Ernst & Young throughout the year about Ernst & Young’s quality of service provided, and the independence, objectivity, and professional skepticism demonstrated throughout the engagement by Ernst & Young and its audit team;

•	An analysis of Ernst & Young’s known legal risks and significant proceedings;

•	External data relating to audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on Ernst & Young and its peer firms;

•	The appropriateness of Ernst & Young’s fees, on both an absolute basis and as compared to its peer firms; and

•	Ernst & Young’s tenure as our independent auditor and its familiarity with our global operations and businesses, accounting policies and practices, and internal control over financial reporting.

Ernst & Young LLP, or its predecessor firms, has served as our independent registered public accounting firm for more than 90 years. The Audit Committee believes that Ernst & Young’s deep institutional knowledge of our global operations and businesses, accounting policies and practices, and internal controls results in higher quality audit work and greater operational efficiencies. In conjunction with the required rotation of Ernst & Young’s lead engagement partner, the Audit Committee and its Chair are directly involved in the selection of Ernst & Young’s new lead engagement partner.

We are asking our stockholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. Although ratification is not required by our bylaws or otherwise, the Board is submitting the selection of Ernst & Young to our stockholders as a matter of good corporate practice. The members of the Audit Committee, and the Board of Directors, believe that the continued retention of Ernst & Young to serve as the Company’s independent registered public accounting firm is in the best interests of our Company and its stockholders. Representatives of Ernst & Young will be present at the meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as our Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

86 | ADM Proxy Statement 2025

PROPOSAL NO. 3 — Ratification of Appointment of Independent Registered Public Accounting Firm

FEES PAID TO INDEPENDENT AUDITORS

The following table shows the aggregate fees paid to Ernst & Young LLP by us for the services it rendered during the fiscal years ended December 31, 2024, and December 31, 2023.

Description of Fees	2024	2023

Audit Fees(1)	$19,854,000	$18,893,000

Audit-Related Fees(2)	$3,729,000	$5,170,000

Tax Fees(3)	$1,986,000	$2,216,000

All Other Fees(4)	$43,000	$625,000

Total	$25,612,000	$26,904,000

(1)

Includes fees for audit of annual financial statements, reviews of the related quarterly financial statements, audit of the effectiveness of our Company’s internal control over financial reporting, and certain statutory audits.

(2)	Includes fees for accounting and reporting assistance, due diligence for mergers and acquisitions, and audit-related work in connection with employee benefit plans of our Company.

(3)	Includes fees related to tax planning advice and tax compliance.

(4)	Includes fees for advisory services related to strategic transactions or divestitures.

AUDIT COMMITTEE PRE-APPROVAL POLICIES

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy. This policy provides that audit services engagement terms and fees, and any changes in such terms or fees, are subject to the specific pre-approval of the Audit Committee. The policy further provides that all other audit services, audit-related services, tax services, and permitted non-audit services are subject to pre-approval by the Audit Committee. All of the services Ernst & Young LLP performed for us during fiscal years 2024 and 2023 were pre-approved by the Audit Committee.

ADM Proxy Statement 2025 | 87

Report of the Audit Committee

Report of the Audit Committee

The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders relating to the Company’s (i) financial statements and the financial reporting process, (ii) preparation of the financial reports and other financial information provided by the Company to any governmental or regulatory body, (iii) systems of internal accounting and financial controls, (iv) internal audit function, (v) tax function, (vi) annual independent audit of the Company’s financial statements, (vii) major risk exposures, (viii) legal compliance and ethics programs as established by management and the Board, (ix) related-party transactions, and (x) performance of the compliance function.

The Audit Committee assures that the corporate information gathering, analysis, and reporting systems developed by management represent a good faith attempt to provide senior management and the Board of Directors with information regarding material acts, events, and conditions within the Company. In addition, the Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the independent auditor. The Audit Committee ensures that the Company establishes, resources, and maintains a professional internal auditing function and that there are no unjustified restrictions or limitations imposed on such function. The Audit Committee reviews the effectiveness of the internal audit function and reviews and approves the actions relating to the General Auditor, including performance appraisals and related base and incentive compensation. The Audit Committee is comprised of six independent directors, all of whom are financially literate and one of whom (M.S. Burke, the Chair) has been determined by the Board of Directors to be an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”).

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements with management, including a discussion of the quality—not just the acceptability—of the accounting principles, the reasonableness of significant judgments, the development and selection of the critical accounting estimates, and the clarity of disclosures in the financial statements. Also, the Audit Committee discussed with management education regarding compliance with the policies and procedures of the Company as well as federal and state laws.

The Audit Committee reviewed and discussed with the independent auditor, who is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the effectiveness of the Company’s internal control over financial reporting, and the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, including their judgment as to the quality—not just the acceptability—of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addition, the Audit Committee received the written disclosures and the letter from the independent auditor required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence and has discussed with the independent auditor the auditor’s independence from management and the Company. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy and considered the compatibility of non-audit services with the independent auditor’s independence. The Audit Committee recommended to the Board of Directors (and the Board of Directors approved) a hiring policy related to current and former employees of the independent auditor.

The Audit Committee discussed the Company’s major risk exposures, the steps management has taken to monitor and control such exposures, and guidelines and policies to govern the Company’s risk assessment and risk management processes.

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function, and the Company’s independent auditor. The Audit Committee discussed with the internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the accounting and financial controls, and the overall quality of the Company’s financial reporting. The Audit Committee met individually with members of management in executive session. The Audit Committee held 17 meetings during fiscal year 2024.

The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Each year, the Audit Committee evaluates the qualifications, performance, tenure, and independence of the Company’s independent auditor and determines whether to re-engage the current independent auditor. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the auditors, the auditors’ global capabilities, and the auditors’ technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has appointed Ernst & Young LLP as independent auditor for the fiscal year ending December 31, 2025. The members of the Audit Committee and the Board believe that, due to Ernst & Young LLP’s knowledge of the Company and of the industries in which the Company operates, it is in the best interests of the

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REPORT OF THE AUDIT COMMITTEE — Report of the Audit Committee

Company and its stockholders to continue retention of Ernst & Young LLP to serve as the Company’s independent auditor. Although the Audit Committee has the sole authority to appoint the independent auditors, the Board is submitting the selection of Ernst & Young LLP to our stockholders for ratification as a matter of good corporate practice.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2024, for filing with the SEC.

M. S. Burke, Chair

J. C. Collins, Jr.

E. M. M. de Brabander

S. F. Harrison

P. J. Moore

D. A. Sandler

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PROPOSAL NO. 4

Proposal No. 4 — Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting

We expect the following proposal to be presented by a stockholder at the Annual Meeting. In accordance with SEC rules, the stockholder proposal is presented below as submitted by the stockholder. The Company disclaims all responsibility for the content of the proposal. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, owner of 100 shares, is the proponent of the following stockholder proposal.

STOCKHOLDER PROPOSAL

Proposal 4—Support for Special Shareholder Meeting Improvement

Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain Archer-Daniels-Midland (ADM) shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non-shareholders if they seek to call for a special shareholder meeting on an important matter.

The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of ADM.

The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire ADM shares to equal the challenging 10% share ownership requirement, based on all shares outstanding, to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of ADM.

This is becoming more important given that the ADM stock price is in a long-term slump. ADM stock was at $97 in 2022 and at only $53 in late 2024 during a robust stock market.

The best strategies for turning around a company do not necessarily come from a company’s existing shareholders.

If ADM continues in its slump, ADM shareholders and potential ADM shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have to wait one-year to call for a special shareholder meeting. A one-year holding period makes no sense. An emergency or a continued slumping stock price demands an immediate response.

The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for ADM Directors to avoid such an emergency situation in the first place since the continued service of the least qualified ADM Directors could be terminated by a special shareholder meeting. This is a good incentive for the ADM Directors to have for the benefit of all ADM shareholders.

At minimum this proposal alerts shareholders to the severe limitation, to the point of uselessness, baked into the current ADM rules for shareholders to call for a special shareholder meeting.

Please vote yes:

Support for Special Shareholder Meeting Improvement—Proposal 4

90 | ADM Proxy Statement 2025

PROPOSAL NO. 4 — Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting

RECOMMENDATION OF THE BOARD OF DIRECTORS AGAINST THE STOCKHOLDER PROPOSAL

The Board has carefully considered the above proposal, believes the proposal is not in the best interests of ADM and its stockholders for the reasons set forth below, and recommends that stockholders vote against the proposal.

ADM’s Special Meeting Right Reflects Extensive Board Consideration and is Aligned with Current Best Practices

The Company has consistently demonstrated a commitment to strong corporate governance and responsiveness to stockholders. In February 2013, the Board adopted an amendment to our bylaws that reduced the ownership threshold for stockholders to call special stockholder meetings from a majority of the outstanding shares to not less than 10% of such shares. That amendment also included a customary provision that stockholders requesting a special meeting must have held such shares for at least one year. This 10% threshold is among the lowest, and thus most stockholder-friendly, among ADM and similar public companies.

The Board adopted the amendment after thorough consideration. The Board carefully evaluated various terms including ownership thresholds and potential length of holding periods. In addition, the Board considered existing stockholder rights, investors’ views, other companies’ stockholder rights to call special meetings, and ADM’s institutional investor profile. The Board believes that the current special meeting right, including the low ownership threshold and nominal one-year holding period, reflects the perspectives of our stockholders, is consistent with (indeed, is more stockholder-friendly than) market practice, and strikes the proper balance between ensuring that stockholders have the ability to call a special meeting and protecting against the risk that some stockholders, who may have narrow short-term interests, could trigger the expense and distraction of a special meeting to pursue matters that are not widely viewed as requiring immediate attention or that are being pursued for reasons that may not be in the best interests of the Company and our stockholders generally.

Special Meetings Involve Substantial Time and Resources, and Eliminating the Holding Period Requirement Would Increase the Potential for Misuse

The Board recognizes the importance of providing our stockholders with the right to call special meetings in appropriate circumstances. Given the size of the Company and our large number of stockholders, a special stockholder meeting is a significant undertaking that requires substantial time, effort, expense, and management resources. The Company must prepare, print, and distribute legal disclosure documents to stockholders; host websites to provide notice and access online; and solicit proxies and tabulate votes, all of which require substantial time and effort as well as the use of Company funds to pay for the costs of the special meeting. Such time, effort, and expense are required regardless of whether the special stockholder meeting is held in person or virtually. In addition, the Board and management must divert time and focus from their responsibility of managing the Company on behalf of all stockholders to prepare for and conduct the special meeting, consequently detracting from their primary focus of operating our businesses and maximizing long-term stockholder value. Accordingly, special meetings of stockholders should be extraordinary events that occur only when there are urgent and critical matters or significant fiduciary concerns.

Our bylaws provide stockholders holding 10% or more of the Company’s outstanding common stock for at least one year with the right to call special meetings, thus allowing for stockholders to call a special meeting when extraordinary matters arise, without enabling a minority of stockholders that have not held a financial stake in the Company for a meaningful period of time to call unnecessary or duplicative meetings for less significant matters. If the nominal one-year holding requirement is eliminated as suggested by the proponent’s proposal, the Company could be subject to regular disruptions by short-term, special-interest stockholders with agendas that are not in the best interests of the long-term stockholders or the Company, and would increase the potential for misuse of the special meeting right. It would also divert our Board’s and management’s attention from their primary focus of leading and operating our business, which could potentially operate against the best interests of our stockholders overall, in order to serve the narrow interests of the stockholders requesting a special meeting.

ADM’s Governance Practices and Policies Provide Stockholders the Ability to Communicate Views and Ensure Responsiveness to Stockholders; A Similar Proposal Was Overwhelmingly Rejected by Stockholders in 2022

The change requested by this stockholder proposal is unnecessary, could be potentially destructive to stockholder value, and should be rejected in light of our strong corporate governance policies and practices, our demonstrated willingness to discuss Company business and issues with stockholders, and our regular responsiveness to stockholders. We maintain strong corporate governance practices and provide multiple channels of communication between the Company and our stockholders. Our current corporate governance practices reflect our commitment to being responsive to our stockholders.

We encourage and appreciate our dialogue with stockholders and their invaluable input on corporate governance matters. Our Board and management team regularly assess and continually enhance our corporate governance policies and procedures, taking into account the stockholder feedback received through our engagement process, the governance practices of similar public companies, and current trends in governance. The Board also considers stockholder feedback received through votes on stockholder proposals—including the similar proposal

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PROPOSAL NO. 4 — Stockholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Stockholder Meeting

to eliminate the required holding period for calling special stockholder meetings that was presented to stockholder vote at the 2022 annual stockholder meeting. Stockholders at the 2022 meeting overwhelmingly rejected the similar proposal, with only approximately 5% of the votes cast being voted in favor of such proposal.

In addition to providing our stockholders with the right to call a special meeting at a relatively low threshold of 10%, we have implemented numerous other corporate governance measures that align with best practices and that give stockholders the ability to directly communicate their views to the Board. Some of these measures are:

•	Our stockholders have the opportunity to cast a vote with respect to all of our directors at least once per year. Our Board is not classified, and directors serve one-year terms.

•

We have a majority voting standard for the election of directors in an uncontested election. Under our Corporate Governance Guidelines, each director annually submits an advance, contingent, irrevocable resignation that the Board may accept if the director fails to be elected through a majority vote in an uncontested election.

•

All of the Company’s directors, with the exception of the CEO, are independent. Each of the Audit, Nominating and Corporate Governance, Compensation and Succession, and Sustainability and Technology Committees are entirely composed of independent directors.

•	We align our directors’ interests with those of our stockholders through robust stock ownership requirements.

•	We have vigorous evaluation processes for each of the Board, the Committees, and individual directors.

•	We provide for “proxy access” in our bylaws pursuant to which stockholders can nominate a director candidate to stand for election and have that nominee included in our proxy materials.

•

Our Board emphasizes stockholder involvement and input and incorporates the important feedback we receive from our stockholders through our robust outreach and engagement program, which enhances both our governance practices and the transparency of these practices to our stockholders.

We have a long record of listening and responding to the input of our stockholders, as demonstrated by our recent engagement with many of our largest institutional stockholders. We hold formal discussions with our institutional stockholders to help us better understand the views of our investors on key topics. Our recent conversations with our institutional investors covered topics of corporate governance, enterprise risk management, executive compensation, ESG, and other related issues important to our stockholders.

Summary

The Board believes that our existing special meeting right for stockholders is aligned with current best practices and strikes the appropriate balance between providing stockholders with meaningful rights and opportunities for involvement and considering the interests of all our stockholders. The proposed amendment would unnecessarily disrupt that balance by increasing the potential for misuse by a relatively small number of stockholders with narrow short-term interests to call a special meeting, which would require the Company to expend considerable time, effort, expense, and management resources. The Board’s proven commitment to strong corporate governance and engagement with stockholders provide stockholders the ability to communicate their views and ensure Board responsiveness. The Board believes that the adoption of this stockholder proposal is unnecessary, potentially harmful, and not in the best long-term interests of ADM and its stockholders. Accordingly, the Board of Directors recommends that stockholders vote AGAINST this stockholder proposal. Proxies solicited by the Board will be so voted unless stockholders specify a different choice.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THE STOCKHOLDER PROPOSAL TO ELIMINATE THE REQUIRED HOLDING PERIOD FOR CALLING SPECIAL STOCKHOLDER MEETINGS. PROXIES SOLICITED BY THE BOARD WILL BE VOTED AGAINST THE STOCKHOLDER PROPOSAL UNLESS STOCKHOLDERS SPECIFY OTHERWISE.

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General Information About the Annual Meeting and Voting

Commonly Asked Questions and Answers about the Annual Meeting

Why did I receive this proxy statement?

The Board of Directors asks that you vote by proxy in advance of the annual stockholders’ meeting. This proxy statement describes the proposals on which you, as a stockholder of the Company, are being asked to vote. It gives you information on the proposals, as well as other information, so that you can make an informed decision. You are invited to attend the annual meeting to vote on the proposals, but you do not need to attend in order to vote. The meeting will be completely virtual and will be held at the time and web address mentioned in the Notice of Annual Meeting included in these materials.

Why did I receive a Notice of Internet Availability?

We are using the “notice and access” method of providing proxy materials to stockholders via the internet. We will mail to our stockholders (other than those described below) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and the 2024 Annual Report on Form 10-K and how to vote electronically via the internet. This notice will also contain instructions on how to request a paper copy of the proxy materials. Stockholders holding shares through the ADM 401(k) and Employee Stock Ownership Plan for Salaried Employees (the “401(k) and ESOP”) and those stockholders who previously have opted out of participation in notice and access procedures will receive a paper copy of the proxy materials by mail or an electronic copy of the proxy materials by email. We are first providing our stockholders with notice and access to, or first mailing or emailing, this proxy statement and a proxy form around March 25, 2025.

Who is entitled to vote at the Annual Meeting?

Our common stockholders of record at the close of business on March 14, 2025, are the only holders entitled to notice of the annual meeting and to vote at the meeting. At the close of business on March 14, 2025, we had 480,155,676 outstanding shares of common stock, each share being entitled to one vote on each of the director nominees and on each of the other matters to be voted on at the meeting.

How do I vote my shares and what can I do if I change my mind after I vote my shares?

If you are a stockholder of record, you may vote your shares electronically during the annual meeting via the internet by visiting www.virtualshareholdermeeting.com/ADM2025, or you may vote by proxy prior to the annual meeting (1) via the internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card, (2) if you received printed proxy materials, by calling the toll free number found on the proxy card, or (3) if you received printed proxy materials, by filling out the proxy card and returning it in the envelope provided. If you are a beneficial owner of shares held in street name, you must obtain a “legal proxy” from the organization that is the record holder of your shares in order to vote your shares electronically during the annual meeting. You may vote by proxy prior to the annual meeting by following the instructions you receive from the organization that is the record holder of your shares.

If you properly submit a proxy, your shares will be voted at the meeting. You may revoke your proxy at any time prior to voting by:

(1)	delivering written notice of revocation to our Corporate Secretary;

(2)	delivering to our Corporate Secretary a new proxy form bearing a date later than your previous proxy; or

(3)	attending the annual meeting online and voting again (attendance at the meeting will not, by itself, revoke a proxy).

Is my vote confidential?

We have a policy of keeping confidential all proxies, ballots, and voting tabulations that identify individual stockholders. Such documents are available for examination only by the inspectors of election; Hickory Point Bank and Trust, fsb our transfer agent; and certain employees associated with processing proxy cards and tabulating the vote. We will not disclose any stockholder’s vote except in a contested proxy solicitation or as may be necessary to meet legal requirements.

What is the quorum required for the annual meeting?

The presence in person or by proxy of the holders of a majority in voting power of the outstanding shares of our common stock entitled to vote at the annual meeting will constitute a quorum to conduct business at the annual meeting.

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GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — Commonly Asked Questions and Answers about the Annual Meeting

What are the voting requirements for the various proposals?

Under our bylaws, stockholders elect our directors by a majority vote in an uncontested election (one in which the number of nominees is the same as the number of directors to be elected at the meeting) and by a plurality vote in a contested election (one in which the number of nominees exceeds the number of directors to be elected at the meeting). Because this year’s election is an uncontested election, each director nominee receiving a majority of votes cast (where the number of shares voted “for” a director nominee exceeds the number of shares voted “against” that nominee) will be elected. Approval of each other proposal presented in the proxy statement requires the affirmative vote of the holders of a majority in voting power of the shares of common stock which are present, in person or by proxy, at the meeting and entitled to vote on that matter.

What are the effects of abstentions and broker non-votes on voting?

A vote to “abstain” on the election of directors will have no effect on the outcome of that proposal. A vote to “abstain” on each other proposal presented in this proxy statement will have the effect of a vote against those proposals.

If you hold shares in street name, your broker, bank, or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank, or other nominee, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to “non-discretionary” items. Proposals 1, 2, and 4 are “non-discretionary” items. If you do not instruct your broker, bank, or other nominee how to vote with respect to those proposals, it may not vote for those proposals, and your shares will be counted as broker “non-votes.” Proposal 3 is considered to be a discretionary item, and your broker, bank, or other nominee will be able to vote on this proposal even if it does not receive instructions from you. Broker non-votes will not have any effect on the result of the vote on any of the proposals.

What are the Company’s costs associated with this proxy solicitation?

We pay the costs of soliciting proxies from our stockholders. We have retained Georgeson LLC to help us solicit proxies. We will pay Georgeson LLC a base shareholder meeting services fee of approximately $15,000 plus reasonable project management fees and expenses for its services. Our employees or employees of Georgeson LLC may also solicit proxies in person or by telephone, mail, or the internet at a cost which we expect will be nominal. We will reimburse brokerage firms and other securities custodians for their reasonable fees and expenses in forwarding proxy materials to their principals.

Who can attend the Annual Meeting?

Our stockholders and advisors to our Company are the only people entitled to attend the annual meeting.

Why is the Annual Meeting being held virtually?

The annual meeting this year will be a completely virtual meeting of stockholders, held at www.virtualshareholdermeeting.com/ADM2025. Hosting a virtual meeting provides expanded access, improved communication, and cost savings for our stockholders and us and enables participation from any location around the world.

How can stockholders submit questions to management during the Annual Meeting?

Stockholders may submit questions during the annual meeting at www.virtualshareholdermeeting.com/ADM2025, and subject to the meeting rules of conduct, management will respond to questions following adjournment of the formal business of the annual meeting and after any management remarks. If you have questions during the meeting, you may type them in the dialog box at any point during the meeting until the floor is closed to questions.

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Submission of Stockholder Proposals and Other Matters

Deadline for Submission of Stockholder Proposals

Proposals of stockholders, including nominations for director, intended to be presented at the next annual meeting and desired to be included in our proxy statement for that meeting must be received by the Company’s Corporate Secretary, addressed to ADM, Attn: Secretary, 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, no later than November 25, 2025, and, in the case of nominations for director, no earlier than October 26, 2025, in order to be included in such proxy statement. These proposals and nominations must also meet all the relevant requirements of our bylaws in order to be included in our proxy statement.

Notice of a stockholder proposal intended to be presented at the next annual meeting, but not included in our proxy statement for that meeting, must be delivered to the Secretary at the above address between January 8, 2026 and February 7, 2026 (or, if the next annual meeting is called for a date that is not within 30 days before or after the anniversary date of our 2025 annual meeting, such notice must be delivered by the close of business on the tenth day following the earlier of the date on which notice of the date of such annual meeting is given or public disclosure of the date of such annual meeting is made). The notice must set forth the information required by our bylaws.

In addition to satisfying the foregoing requirements, in order to comply with the universal proxy rules, a stockholder who intends to solicit proxies in support of director nominees for election at the next annual meeting, other than the Company’s nominees, must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than March 9, 2026.

Stockholders with the Same Address

Individual stockholders sharing an address with one or more other stockholders may elect to “household” the mailing of the proxy statement and our annual report. This means that only one annual report and proxy statement will be sent to that address unless one or more stockholders at that address specifically elect to receive separate mailings. Stockholders who participate in householding will continue to receive separate proxy cards. Also, householding will not affect dividend check mailings. We will promptly send a separate annual report and proxy statement to a stockholder at a shared address on request. Stockholders with a shared address may also request us to send separate annual reports and proxy statements in the future, or to send a single copy in the future if we are currently sending multiple copies to the same address.

Requests related to householding should be made in writing and addressed to Investor Relations, ADM, 4666 Faries Parkway, Decatur, Illinois 62526-5666, or by calling our Investor Relations at 217-424-5656. If you are a stockholder whose shares are held by a bank, broker, or other nominee, you can request information about householding from your bank, broker, or other nominee.

Receiving Future Proxy Materials Electronically

Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving copies in the mail. Taking this step will save the Company the cost of producing and mailing these documents. You can:

•	follow the instructions provided on your proxy card, voting instruction card or Notice of Internet Availability of Proxy Materials; or

•	go to www.proxyvote.com and follow the instructions provided

If you choose to receive future proxy statements and annual reports over the Internet, you will receive an email message next year containing the Internet address to access future proxy statements and annual reports. This email will include instructions for voting over the Internet. If you have not elected electronic delivery, you will receive either printed materials in the mail or a notice indicating that the proxy solicitation materials are available at www.proxyvote.com.

ADM Proxy Statement 2025 | 95

SUBMISSION OF STOCKHOLDER PROPOSALS AND OTHER MATTERS — Principal Holders of Voting Securities

Principal Holders of Voting Securities

Based upon filings with the SEC, we believe that the following stockholders are beneficial owners of more than 5% of our outstanding common stock shares. The percentage of beneficial ownership is based on 480,155,676 shares of common stock outstanding as of March 14, 2025.

Name and Address of Beneficial Owner	Amount		Percent of Class

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	61,652,597	(1)	12.84%

State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza, Bloomington, IL 61710	50,286,278	(2)	10.47%

BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	45,312,186	(3)	9.44%

State Street Corporation One Congress Street, Suite 1, Boston, MA 02114	33,506,142	(4)	8.21%

(1)

Based on a Schedule 13G/A filed with the SEC on November 12, 2024, The Vanguard Group has sole dispositive power with respect to 59,323,497 shares, shared voting power with respect to 653,980 shares, and shared dispositive power with respect to 2,329,100 shares.

(2)

Based on a Schedule 13G/A filed with the SEC on May 9, 2024, State Farm Mutual Automobile Insurance Company and related entities have sole voting and dispositive power with respect to 46,796,552 shares and shared voting and dispositive power with respect to 3,489,726 shares.

(3)	Based on a Schedule 13G/A filed with the SEC on January 25, 2024, BlackRock, Inc. has sole voting power with respect to 40,654,339 shares and sole dispositive power with respect to 45,312,186 shares.

(4)

Based on a Schedule 13G filed with the SEC on February 4, 2025, State Street Corporation has shared voting power with respect to 24,979,088 shares and shared dispositive power with respect to 33,502,281 shares.

Other Matters

It is not contemplated or expected that any business other than that pertaining to the subjects referred to in this proxy statement will be brought up for action at the meeting, but in the event that other business does properly come before the meeting calling for a stockholders’ vote, the named proxies will vote thereon according to their best judgment in the interest of our Company.

By Order of the Board of Directors

ARCHER-DANIELS-MIDLAND COMPANY

Regina B. Jones, Corporate Secretary

March 25, 2025

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Annex A

Definition and Reconciliation of Non-GAAP Measures

The Company uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States (GAAP), and should be considered in addition to, not in lieu of, GAAP reported measures. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the reconciliation tables below.

Adjusted earnings per share (EPS). Adjusted EPS reflects ADM’s fully diluted EPS after removal of the effect on EPS as reported of specified items as more fully described in the reconciliation tables below. Management believes that Adjusted EPS is a useful measure of ADM’s performance because it provides investors additional information about ADM’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. This non-GAAP financial measure is not intended to replace or be an alternative to EPS as reported, the most directly comparable GAAP financial measure, or any other measure of operating results under GAAP.

Total segment operating profit. Total segment operating profit is ADM’s consolidated earnings before income taxes adjusted for Other Business, Corporate, and specified items as more fully described in the reconciliation tables below. Management believes that total segment operating profit is a useful measure of ADM’s performance because it provides investors information about ADM’s reportable segment performance excluding other business, corporate overhead costs as well as specified items. Total segment operating profit is not a measure of consolidated operating results under GAAP and should not be considered an alternative to earnings before income taxes, the most directly comparable GAAP financial measure, or any other measure of consolidated operating results under GAAP.

Adjusted Return on Invested Capital (ROIC). Adjusted ROIC is Adjusted ROIC earnings divided by adjusted invested capital. Adjusted ROIC earnings is ADM’s net earnings adjusted for the after-tax effects of interest expense on borrowings and specified items. Adjusted invested capital is the sum of ADM’s equity (excluding redeemable and non-redeemable noncontrolling interests) and interest-bearing liabilities (which totals invested capital), adjusted for specified items. Management believes Adjusted ROIC is a useful financial measure because it provides investors information about ADM’s returns excluding the impacts of specified items and increases period-to-period comparability of underlying business performance. Management uses Adjusted ROIC to measure ADM’s performance by comparing Adjusted ROIC to its weighted average cost of capital. Adjusted ROIC, Adjusted ROIC earnings and Adjusted invested capital are non-GAAP financial measures and are not intended to replace or be alternatives to GAAP financial measures.

EBITDA and Adjusted EBITDA. EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as earnings before interest on borrowings, taxes, depreciation, and amortization, adjusted for specified items as more fully described in the reconciliation tables below. The Company calculates adjusted EBITDA by removing the impact of specified items and adding back the amounts of income tax expense, interest expense on borrowings, and depreciation and amortization to net earnings. Management believes that EBITDA and adjusted EBITDA are useful measures of the Company’s performance because they provide investors additional information about the Company’s operations allowing better evaluation of underlying business performance and better period-to-period comparability. EBITDA and adjusted EBITDA are non-GAAP financial measures and are not intended to replace or be an alternative to net earnings, the most directly comparable GAAP financial measure.

ADM Proxy Statement 2025 | A-1

ANNEX A — Definition and Reconciliation of Non-GAAP Measures

	Twelve Months Ended Dec 31

ADJUSTED EPS(1)	2024	2023

EPS (fully diluted) as reported	$3.65	$6.43

Adjustments:

Gains on sales of assets and businesses	(0.02)	(0.03)

Asset impairment, restructuring, and net settlement contingencies	1.04	0.57

Gain on debt conversion option	0.00	(0.01)

Acquisition-related expenses	0.01	0.01

Tax adjustments	0.06	0.01

Adjusted EPS	$4.74	$6.98

	Twelve Months Ended Dec 31

TOTAL SEGMENT OPERATING PROFIT(1) (IN MILLIONS)	2024	2023

Earnings Before Income Taxes	$2,255	$4,294

Other Business (earnings) loss	(247)	(375)

Corporate	1,721	1,606

Specified items:

Gain on sale of assets	(10)	(17)

Impairment, restructuring, and net settlement contingencies	490	361

Total Segment Operating Profit	$4,209	$5,869

	Twelve Months Ended Dec 31

SEGMENT OPERATING PROFIT (IN MILLIONS)	2024	2023

Ag Services and Oilseeds	$2,447	$4,067

Ag Services	715	1,168

Crushing	844	1,290

Refined Products and Other	552	1,306

Wilmar	336	303

Carbohydrate Solutions	$1,376	$1,375

Starches and Sweeteners	1,343	1,329

Vantage Corn Processors	33	46

Nutrition	$386	$427

Human Nutrition	327	417

Animal Nutrition	59	10

A-2 | ADM Proxy Statement 2025

ANNEX A — Definition and Reconciliation of Non-GAAP Measures

ADJUSTED ROIC (1) CALCULATION (YEARS ENDED DECEMBER 31)

2024—Adjusted ROIC Earnings $2,714* ÷ Adjusted Invested Capital $32,711* = 8.3%

2023—Adjusted ROIC Earnings $4,118* ÷ Adjusted Invested Capital $33,843* = 12.2%

2022—Adjusted ROIC Earnings $4,732* ÷ Adjusted Invested Capital $34,756* = 13.6%

2021—Adjusted ROIC Earnings $3,158* ÷ Adjusted Invested Capital $31,634* = 10.0%

2020—Adjusted ROIC Earnings $2,260* ÷ Adjusted Invested Capital $29,410* = 7.7%

*	in millions

Average Adjusted ROIC over Three-Year Performance Period (2022-2024) for 2022 PSUs

13.6% (2022 Adjusted ROIC) + 12.2% (2023 Adjusted ROIC) + 8.3% (2024 Adjusted ROIC) = 34.1% ÷ 3 = 11.37%

ADJUSTED ROIC EARNINGS(1) (IN MILLIONS)	Quarter Ended				Four Quarters Ended
	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Dec 31, 2024

Net earnings attributable to ADM	$729	$486	$18	$567	$1,800

Adjustments:

Interest expense	115	135	124	132	506

Specified items	21	22	512	(22)	533

Total adjustments	136	157	636	110	1,039

Tax on adjustments	(27)	(32)	(30)	(36)	(125)

Net adjustments	109	125	606	74	914

Total Adjusted ROIC Earnings	$838	$611	$624	$641	$2,714

ADJUSTED ROIC EARNINGS(1) (IN MILLIONS)	Years Ended December 31
	2023	2022	2021	2020

Net earnings attributable to ADM	$3,483	$4,340	$2,709	$1,772

Adjustments:

Interest expense	430	396	265	339

LIFO	0	0	0	(91)

Specified items	361	113	299	412

Total adjustments	791	509	564	660

Tax on adjustments	(156)	(117)	(115)	(172)

Net adjustments	635	392	449	488

Total Adjusted ROIC Earnings	$4,118	$4,732	$3,158	$2,260

ADJUSTED INVESTED CAPITAL(1) (IN MILLIONS)	Quarter Ended				Trailing Four Quarter Average
	Mar 31, 2024	Jun 30, 2024	Sep 30, 2024	Dec 31, 2024	Dec 31, 2024

Shareholders’ Equity(2)	$23,219	$22,148	$21,974	$22,168	$22,377

+ Interest-bearing liabilities(3)	9,995	10,576	10,051	10,180	10,201

+ Specified items	21	22	512	(22)	133

Total Adjusted Invested Capital	$33,235	$32,746	$32,537	$32,326	$32,711

ADM Proxy Statement 2025 | A-3

ANNEX A — Definition and Reconciliation of Non-GAAP Measures

ADJUSTED INVESTED CAPITAL(1) (IN MILLIONS)	Years Ended December 31
	2023	2022	2021	2020

Shareholders’ Equity(2)	$24,790	$24,099	$21,717	19,392

+ Interest-bearing liabilities(3)	8,976	10,634	9,856	9,943

+ Specified items	77	23	61	75

Total Adjusted Invested Capital	$33,843	$34,756	$31,634	$29,410

	Twelve Months Ended Dec 31

ADJUSTED EBITDA(1) (IN MILLIONS)	2024	2023	2022

Net earnings attributable to ADM	$1,800	$3,483	$4,340

Net earnings attributable to noncontrolling interests	(21)	(17)	25

Income taxes	476	828	868

Interest expense	506	430	396

Depreciation and amortization	1,141	1,059	1,028

EBITDA	3,902	5,783	6,657

Adjustments:

(Gains) losses on sales of assets and businesses	(11)	(17)	(44)

Asset impairment, restructuring, and net settlement contingencies	513	367	148

Railroad maintenance expense	64	67	67

Acquisition-related expenses	7	7	2

Adjusted EBITDA	$4,476	$6,207	$6,830

(1)

Non-GAAP measure: ADM uses certain “Non-GAAP” financial measures as defined by the Securities and Exchange Commission. These are measures of performance not defined by accounting principles generally accepted in the United States, and should be considered in addition to, not in lieu of, GAAP reported measures.

(2)	Excludes noncontrolling interests.

(3)	Includes short-term debt, current maturities of long-term debt, finance lease obligations, and long-term debt.

A-4 | ADM Proxy Statement 2025

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY V64883-P26612 1a. M.S. Burke 1b. T. Colbert 1c. J.C. Collins, Jr. 1d. T.K. Crews 1e. E. de Brabander 1f. S.F. Harrison 1g. J.R. Luciano 1h. D.R. McAtee II 1i. P.J. Moore 1j. D.A. Sandler 1k. L.Z. Schlitz
1l. K.R. Westbrook For Against Abstain ARCHER-DANIELS-MIDLAND COMPANY ATTN: LORI GRAHAM 4666 FARIES PARKWAY DECATUR, IL 62526 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 7, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ADM2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 7, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 5, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. 2. Advisory Vote on Executive Compensation. In their discretion, upon any other business that may properly come before the meeting. 4. Stockholder Proposal to Remove the One-Year Holding
Period Requirement to Call a Special Stockholder Meeting.1. Election of Directors: Nominees: ARCHER-DANIELS-MIDLAND COMPANY THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE “FOR”
PROPOSALS 1, 2 AND 3, AND “AGAINST” PROPOSAL 4. Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder should sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature. 3. Ratification of Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2025. For Against Abstain SCAN TO VIEW MATERIALS & VOTE

Important Notice Regarding the Availability of Proxy Materials for the ARCHER-DANIELS-MIDLAND COMPANY Annual Meeting of Stockholders to Be Held on May 8, 2025. The 2025 Proxy Statement and 2024 Form 10-K for this meeting are available at: www.proxyvote.com V64884-P26612 ARCHER-DANIELS-MIDLAND COMPANY PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ARCHER-DANIELS-MIDLAND COMPANY. The undersigned holder of Common Stock of Archer-Daniels-Midland Company, revoking all proxies heretofore given, hereby appoints J.R. Luciano, T.K. Crews, and P.J. Moore as Proxies, with the full power of substitution, to represent and to vote, as designated on the reverse side, all the shares of the undersigned held of record on March 14, 2025, at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/ADM2025 on Thursday, May 8, 2025 at 8:00 a.m., Central Time, and at any adjournments or postponements thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and Proxy Statement. This card also provides your instructions for voting any shares that you may hold in the Archer-Daniels-Midland Company 401(k) and Employee Stock Ownership Plan. This card provides instructions to the savings plan trustee for voting those shares. To allow sufficient time for the savings plan trustee to tabulate the vote of the savings plan shares, you must vote by telephone, internet or return this card in the enclosed envelope so that your vote is received by May 5, 2025. This proxy when properly executed will be voted in the manner directed on the reverse side. If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3, and “AGAINST” Proposal 4. The votes entitled to be cast by the Proxy holder will be cast in the discretion of the Proxy holder on any other matter that may properly come before the Annual Meeting or any postponement or adjournment thereof. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.